Exhibit 10.12

MEZZANINE LOAN AND SECURITY AGREEMENT (SECOND MEZZANINE)

Dated as of March 27, 2012

Between

NEW PRP MEZZ 2, LLC

as Borrower

and

GERMAN AMERICAN CAPITAL CORPORATION

and

BANK OF AMERICA, N.A.

collectively, as Lender

Mezzanine Loan Agreement

(Second Mezzanine)

i

3.1.5	Cash Management Arrangement	54
3.1.6	Monthly Funding	54
3.1.7	Cash Management Agreement Upon Repayment of Senior Loans	56
3.1.8	Cash Management Bank	56
3.1.9	Borrower’s Representations, Warranties and Covenants Regarding Collateral Account	57
3.1.10	Account Collateral and Remedies	57
3.1.11	Transfers and Other Liens	58
3.1.12	Reasonable Care	58
3.1.13	Lender’s Liability	58
3.1.14	Continuing Security Interest	59
3.1.15	Distributions	59

IV. REPRESENTATIONS AND WARRANTIES		59
4.1	Borrower Representations	59
4.1.1	Organization	59
4.1.2	Proceedings	60
4.1.3	No Conflicts	60
4.1.4	Litigation	61
4.1.5	Agreements	61
4.1.6	Title	61
4.1.7	No Bankruptcy Filing	63
4.1.8	Full and Accurate Disclosure	63
4.1.9	Ownership Interests	63
4.1.10	No Plan Assets	63
4.1.11	Compliance	64
4.1.12	Financial and Property Information	64
4.1.13	Absence of UCC Financing Statements, Etc.	64
4.1.14	Federal Reserve Regulations	65
4.1.15	Setoff, Etc.	65
4.1.16	Not a Foreign Person	65
4.1.17	Perfection of Collateral Account	65
4.1.18	Reserved	65
4.1.19	Reserved	65
4.1.20	Reserved	65
4.1.21	Reserved	65
4.1.22	Insurance	65
4.1.23	Reserved	66
4.1.24	Reserved	66
4.1.25	Reserved	66
4.1.26	Physical Condition	66
4.1.27	Reserved	66
4.1.28	Subleases	66
4.1.29	Subsidiaries	66
4.1.30	Opinion Assumptions	66
4.1.31	Non-imputation	67
4.1.32	Reserved	67

Mezzanine Loan Agreement

(Second Mezzanine)

4.1.33	Reserved	67
4.1.34	Reserved	67
4.1.35	Tax Filings	67
4.1.36	Solvency/Fraudulent Conveyance	67
4.1.37	Investment Company Act	68
4.1.38	Reserved	68
4.1.39	Reserved	68
4.1.40	Brokers	68
4.1.41	No Other Debt	68
4.1.42	Taxpayer Identification Number	68
4.1.43	Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws	68
4.1.44	Representations and Warranties in the Senior Loan Documents	69
4.2	Survival of Representations	69
4.3	Borrower’s Knowledge	69

V. BORROWER COVENANTS		69
5.1	Affirmative Covenants	69
5.1.1	Performance by Borrower	69
5.1.2	Existence; Compliance with Legal Requirements; Insurance	69
5.1.3	Litigation	70
5.1.4	Reserved	70
5.1.5	Reserved	70
5.1.6	Access to Property	70
5.1.7	Notice of Default	70
5.1.8	Cooperate in Legal Proceedings	70
5.1.9	Reserved	70
5.1.10	Reserved	71
5.1.11	Further Assurances	71
5.1.12	Taxes	71
5.1.13	Reserved	71
5.1.14	Business and Operations	71
5.1.15	Title to the Collateral	71
5.1.16	Costs of Enforcement	71
5.1.17	Estoppel Statements	72
5.1.18	Loan Proceeds	72
5.1.19	No Joint Assessment	72
5.1.20	No Further Encumbrances	72
5.1.21	Article 8 “Opt In” Language	72
5.1.22	Mortgage Loan Covenants	73
5.1.23	Impositions	75
5.1.24	First Mezzanine Loan Covenants.	75
5.2	Negative Covenants	76
5.2.1	Debt	77
5.2.2	Encumbrances	77
5.2.3	Partition	77
5.2.4	Transfer of Property	77

Mezzanine Loan Agreement

(Second Mezzanine)

5.2.5	Bankruptcy	77
5.2.6	ERISA	78
5.2.7	Distributions	78
5.2.8	Modify REAs	78
5.2.9	[Reserved]	78
5.2.10	Zoning Reclassification	78
5.2.11	Change of Principal Place of Business	78
5.2.12	Debt Cancellation	78
5.2.13	Misapplication of Funds	78
5.2.14	Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws	79
5.2.15	Affiliate Transactions	79
5.2.16	Limitation on Securities Issuances	79
5.2.17	Acquisition of a Senior Loan	79
5.2.18	Material Agreements	80
5.3	Single Purpose Entity/Separateness	80
5.4	Independent Manager	84

VI. INSURANCE; CASUALTY; CONDEMNATION; RESTORATION		85
6.1	Insurance Coverage Requirements	85
6.2	Condemnation	86
6.3	Certificates	87
6.4	Restoration	88

VII. RESERVED		88

VIII. TRANSFERS, INDEBTEDNESS AND OTHER FUNDAMENTAL MATTERS		88
8.1	General Restriction on Transfers, Indebtedness and Other Fundamental Matters	88
8.2	Sale of Building Equipment	90
8.3	Immaterial Transfers and Easements, etc.	90
8.4	Permitted Equity Transfers	91
8.5	Guarantor Net Worth; Qualifying Replacement Guarantor	92
8.6	Deliveries to Lender	93
8.7	Loan Assumption	94
8.8	Subleases	95
8.8.1	New Subleases and Sublease Modifications	95
8.8.2	Leasing Conditions	95
8.8.3	Delivery of New Sublease or Sublease Modification	95
8.8.4	Reserved	95
8.8.5	Security Deposits	95
8.8.6	No Default Under Subleases	96
8.8.7	Reserved	96
8.8.8	Reserved	96
8.8.9	Reserved	96
8.8.10	Reserved	96
8.8.11	Leaseable Building Pads	96

Mezzanine Loan Agreement

(Second Mezzanine)

IX. RESERVED		97

X. RESERVED		97

XI. BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION		97
11.1	Books and Records	97
11.2	Financial Statements	98
11.2.1	Monthly Reports	98
11.2.2	Quarterly Reports	99
11.2.3	Annual Reports	100
11.2.4	Disclosure Restrictions	101
11.2.5	Capital Expenditures Summaries	101
11.2.6	Master Lease	101
11.2.7	Annual Budget; Operating Agreement Annual Budgets	102
11.2.8	Other Information	102
11.2.9	Confidentiality	102

XII. ENVIRONMENTAL MATTERS		105
12.1	Representations	105
12.2	Compliance with Environmental Laws	105
12.3	Environmental Reports	106
12.4	Environmental Indemnification	106
12.5	Recourse Nature of Certain Indemnifications	107

XIII. RESERVED		107

XIV. COOPERATION.		107
14.1	Secondary Market Transactions	107

XV. ASSIGNMENTS AND PARTICIPATIONS		108
15.1	Assignments and Participations	108
15.2	Register	108

XVI. ADDITIONAL RIGHTS; COSTS		109
16.1	Certain Additional Rights of Lender	109
16.2	Costs	109
16.3	Retention of Servicer	109
16.4	Reserve Accounts	110

XVII. DEFAULTS		110
17.1	Event of Default	110
17.2	Remedies	115
17.3	Remedies Cumulative; Waivers	116
17.4	Costs of Collection	116
17.5	Distribution of Collateral Proceeds	116

Mezzanine Loan Agreement

(Second Mezzanine)

v

XVIII. SPECIAL PROVISIONS		117
18.1	Exculpation	117
18.1.1	Exculpated Parties	117
18.1.2	Loss Carveouts From Non-Recourse Limitations	118
18.1.3	Full Recourse Carveouts From Non-Recourse Limitations	119
18.1.4	Limitation of Liability of Borrower	120

XIX. MISCELLANEOUS		122
19.1	Survival	122
19.2	Lender’s Discretion	122
19.3	Governing Law	122
19.4	Modification, Waiver in Writing	123
19.5	Delay Not a Waiver	123
19.6	Notices	124
19.7	TRIAL BY JURY	125
19.8	Headings	126
19.9	Severability	126
19.10	Preferences	126
19.11	Waiver of Notice	126
19.12	Expenses; Indemnity	126
19.13	Exhibits and Schedules Incorporated	128
19.14	Offsets, Counterclaims and Defenses	129
19.15	Liability of Assignees of Lender	129
19.16	No Joint Venture or Partnership; No Third Party Beneficiaries	129
19.17	Publicity	129
19.18	Waiver of Marshalling of Assets	129
19.19	Waiver of Counterclaim and other Actions	130
19.20	Conflict; Construction of Documents; Reliance	130
19.21	Prior Agreements	130
19.22	Certain Additional Rights of Lender (VCOC)	130
19.23	Counterparts	131
19.24	Direction of Senior Borrower with Respect to the Property or the First Mezzanine Collateral	131
19.25	Senior Loan Estoppels	131
19.26	Intercreditor Agreement	132
19.27	Discussions with Senior Lenders	132
19.28	Independent Approval Rights	132

Mezzanine Loan Agreement

(Second Mezzanine)

EXHIBITS AND SCHEDULES

EXHIBIT A	BORROWER ORGANIZATIONAL STRUCTURE
EXHIBIT B	ARTICLE 8 “OPT IN” LANGUAGE

SCHEDULE I	AMORTIZATION SCHEDULE
SCHEDULE II	LITIGATION; CONDEMNATION; WORK STOPPAGES
SCHEDULE III	ALLOCATED LOAN AMOUNTS AND COMBINED ALLOCATED LOAN AMOUNTS
SCHEDULE IV	SPECIFIED TENANT COMPETITORS

Mezzanine Loan Agreement

(Second Mezzanine)

MEZZANINE LOAN AND SECURITY AGREEMENT (SECOND MEZZANINE)

THIS MEZZANINE LOAN AND SECURITY AGREEMENT (SECOND MEZZANINE) dated as of March 27, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between NEW PRP MEZZ 2, LLC, a Delaware limited liability company (“Borrower”), having an office at 2202 North West Shore Blvd., Suite 470C, Tampa, Florida 33607, GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, New York, New York 10005, and BANK OF AMERICA, N.A., a national banking association, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 (each, together with their respective successors and assigns, a “Co-Lender”, and, collectively, “Lender”).

RECITALS:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender;

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1 Definitions. For all purposes of this Agreement:

“Account Collateral” shall have the meaning set forth in Section 3.1.2.

“Act” shall have the meaning set forth in Section 5.3(c).

“Additional Non-Consolidation Opinion” shall mean a non-consolidation opinion, from the counsel that delivered the Non-Consolidation Opinion or other outside counsel to Borrower reasonably acceptable to Lender, that is in form and substance reasonably satisfactory to Lender, and is required to be delivered subsequent to the Closing Date pursuant to, and in connection with, the Loan Documents.

“Affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with, or any general partner or managing member in, such specified Person. An Affiliate of a Person includes, without limitation, (i) any officer or director of such Person, and (ii) any Affiliate of the foregoing; provided, however, that no Sponsor Portfolio Company shall be deemed to be an Affiliate of Sponsors. Notwithstanding the above, for purposes of this definition, references to an Affiliate of Borrower, Mortgage Borrower or First Mezzanine Borrower shall not include Master Lease Guarantor or its subsidiaries, and references to an Affiliate of Master Lease Guarantor or its subsidiaries shall not include PropCo or its subsidiaries.

Mezzanine Loan Agreement

(Second Mezzanine)

“Affiliate Agreements” shall have the meaning set forth in Section 5.2.15.

“Agreement” shall mean this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Allocated Loan Amount” shall mean, with respect to each Individual Property, the designated “Allocated Loan Amount” applicable to the Restaurant Location that is located on such Individual Property, as set forth on Schedule III attached hereto; provided, however, that with respect to any Individual Property on which two or more Restaurant Locations are located, the Allocated Loan Amount for such Individual Property shall equal the sum of the Allocated Loan Amounts for all Restaurant Locations located thereon, as set forth on Schedule III attached hereto.

“Applicable Interest” shall mean (a) if such prepayment or repayment is made on a Payment Date, then interest on the Principal Amount through the end of the Interest Period ending immediately prior to such Payment Date, or (b) if such prepayment or repayment is made on any day other than a Payment Date, then interest on the Principal Amount through the end of the Interest Period ending immediately prior to the immediately succeeding Payment Date, notwithstanding that such Interest Period extends beyond such prepayment date or repayment date and calculated as if the Principal Amount has not been prepaid or repaid on such prepayment date or repayment date.

“Applicable Interest (Mortgage)” shall have the meaning ascribed to the term “Applicable Interest” in the Mortgage Loan Agreement.

“Asset Manager” shall mean OS Management, Inc., a Florida corporation.

“Assumption Fee” shall mean a fee in the amount of $43,800.

“Bankruptcy Code” shall mean Title 11, U.S.C.A., as amended from time to time and any successor statute thereto.

“Base PropCo Ownership Requirements” shall have the meaning set forth in Section 8.1(b).

“Base Transfer Conditions” shall mean, with respect to any Transfer for which the Base Transfer Conditions are required to be satisfied pursuant to the terms of this Agreement, the following conditions to such Transfer: (a) Lender shall receive no less than thirty (30) days prior written notice of such Transfer (provided that such notice may be given within thirty (30) days after such Transfer in the event of transfers among Permitted Holders that do not require delivery of an Additional Non-consolidation Opinion under clause (c) below); (b) immediately prior to such Transfer, no Event of Default shall have occurred and be continuing; (c) in the case of a Transfer to an Intermediate Entity, or if such Transfer shall otherwise cause any transferee, together with its Affiliates, to acquire indirect Equity Interests in Borrower aggregating more than forty-nine percent (49%), or to increase its indirect Equity Interests in Borrower from an amount that is less than forty-nine percent (49%) to an amount that is greater than forty-nine percent (49%), then Borrower shall deliver to Lender an Additional Non-Consolidation Opinion, (d) the Base PropCo Ownership Requirements shall continue to be satisfied subsequent to such

Mezzanine Loan Agreement

(Second Mezzanine)

Transfer, (e) Borrower shall continue at all times to be a Special Purpose Entity; and (f) if such Transfer, together with all prior Transfers occurring after the Closing Date, results in a Transfer of more than forty-nine percent (49%) of the indirect Equity Interests in Borrower, then Borrower shall pay to Lender the Assumption Fee; provided, however, that no Assumption Fee shall be owed in the case of a Qualifying IPO or if immediately following such Transfer, Permitted Holders (or any combination of one or more of them, subject to the limitations in the definition of Permitted Holders) continue to own no less than fifty-one percent (51%) of the indirect Equity Interests in Borrower.

“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.

“Borrower Group” means Borrower and all other Single Purpose Entities which are taxable as domestic corporations for federal income tax purposes (or which would be taxable as domestic corporations in the case of Borrower and each other Single Purpose Entity created or organized in or under the laws of the United States of America or any state that is a disregarded entity for federal income tax purposes if each such entity had timely made an election to be treated as an association for federal income tax purposes effective on the date of such entity’s formation).

“Borrower’s Account” shall mean an account or accounts maintained by Borrower for its own account at such bank and with such account number as may be designated in writing by Borrower to Lender and Cash Management Bank from time to time.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York or Pittsburgh, Pennsylvania or in the state in which Servicer or the special servicer is located, are not open for business. When used with respect to a Floating Rate Determination Date, Business Day shall mean any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

“Cash” shall mean the legal tender of the United States of America.

“Cash and Cash Equivalents” shall mean any one or a combination of the following: (i) Cash, and (ii) U.S. Government Obligations.

“Cash Management Bank” shall mean any Eligible Institution acting as Cash Management Bank, or other financial institution selected by Lender.

“Cause” shall have the meaning set forth in Section 5.4.

“Close Affiliate” shall mean with respect to any Person (the “First Person”) any other Person (each, a “Second Person”) which is an Affiliate of the First Person and in respect of which any of the following are true: (a) the Second Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in such First Person, (b) the First Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in such Second Person, or (c) a third Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in both the First Person and the Second Person.

Mezzanine Loan Agreement

(Second Mezzanine)

“Close Subsidiary” of a Person shall mean a Subsidiary of such Person, no less than 75% of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by Legal Requirements) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Closing Date” shall mean the date of this Agreement set forth in the first paragraph hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall mean collectively (i) all of the Pledged Collateral and all proceeds thereof, (ii) all Distributions, (iii) any stock certificates or other certificates, membership interest certificates or instruments evidencing any of the foregoing property described in clauses (i) and (ii) above, (iv) the Account Collateral and (v) all other rights appurtenant to the property described in clauses (i) through (iv) above.

“Collateral Account” shall have the meaning set forth in Section 3.1.1.

“Combined Allocated Loan Amount” shall mean, with respect to each Individual Property, the designated “Combined Allocated Loan Amount” applicable to the Restaurant Location that is located on such Individual Property, as set forth on Schedule III attached hereto; provided, however, that with respect to any Individual Property on which two or more Restaurant Locations are located, the Combined Allocated Loan Amount for such Individual Property shall equal the sum of the Combined Allocated Loan Amounts for all Restaurant Locations located thereon, as set forth on Schedule III attached hereto.

“Combined Release Price” shall mean with respect to each Individual Property, the product of the designated Combined Allocated Loan Amount applicable to such Individual Property and the Release Price Percentage; provided, however, that with respect to any Individual Property transferred to any Affiliate of Mortgage Borrower, Guarantor, Master Lessee or Master Lease Guarantor, the Combined Release Price for such Individual Property shall be the greater of (a) the product of the designated Combined Allocated Loan Amount applicable to such Individual Property and the Release Price Percentage, and (b) the Fair Market Value of such Individual Property at the time of such transfer.

“Contemplated Transactions” shall mean, collectively, (i) the transfers of the Individual Properties to Mortgage Borrower, (ii) the leasing of the Individual Properties from Mortgage Borrower to Master Lessee pursuant to the Master Lease, and (iii) the execution and delivery of the Mortgage Loan Documents, the Loan Documents, or the First Mezzanine Loan Documents, Mortgage Borrower’s, Borrower’s or First Mezzanine Borrower’s performance thereunder, and the recordation of the Security Instrument.

“Continuing Directors” shall mean the directors of HoldCo on the Closing Date, and each other director of HoldCo if such other director’s nomination for election to the board of directors of HoldCo (or Master Lease Guarantor after a Qualifying IPO of Master Lease Guarantor) is

Mezzanine Loan Agreement

(Second Mezzanine)

recommended by a majority of the then Continuing Directors or such other director receives (i) the vote of one or more of the Permitted Holders or, (ii) following a Transfer to one or more Permitted Transferees permitted under this Agreement, the vote of one or more of such Permitted Transferees in such director’s election by the stockholders of HoldCo (or Master Lease Guarantor after a Qualifying IPO of Master Lease Guarantor).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and Control shall not be deemed absent solely because another member, partner or other Person shall have a veto with respect to major decisions and shall not be deemed absent solely because such other member, partner or other Person has been granted such veto right, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

“Controlling Mezzanine Lender” shall have the meaning set forth in Section 18.1.4(b).

“Creditors Rights Laws” shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, assignment for the benefit of creditors, composition or other relief with respect to its debts or debtors.

“DBRS” shall mean DBRS, Inc.

“Debt” shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services; (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person (to the extent such obligations or liabilities otherwise constitute “Debt” under another subclause of the definition of “Debt”); (e) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien (excluding Liens for Real Estate Impositions or Other Charges not yet due and payable) on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

“Debt Service” shall mean, with respect to any particular period of time, scheduled interest and principal payments due and payable under the Loan Agreement and the Note.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

Mezzanine Loan Agreement

(Second Mezzanine)

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) three percent (3%) above the Interest Rate.

“Defeasance Collateral” shall mean the Total Defeasance Collateral or the Partial Defeasance Collateral, as the context may require.

“Defeasance Collateral Account” shall have the meaning set forth in Section 2.4.3.

“Defeasance Date” shall mean the Total Defeasance Date or the Partial Defeasance Date, as the context may require.

“Defeasance Event” shall mean the Total Defeasance Event or the Partial Defeasance Event, as the context may require.

“Defeasance Security Agreement” shall mean a security agreement in form and substance that would be reasonably satisfactory to a prudent lender pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.

“Defeased Note” shall have the meaning set forth in Section 2.4.2(d).

“Disqualified Transferee” shall mean any Person that (i) has been convicted in a criminal proceeding for a felony or a crime involving moral turpitude or that is an organized crime figure or is reputed (as determined by Lender in its sole discretion) to have substantial business or other affiliations with an organized crime figure; (ii) has at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (iii) as to which an involuntary petition has at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law and which was not dismissed prior to the entry of an order for relief; (iv) has at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (v) has at any time consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; or (vi) has at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due; provided, however, that any Person that would otherwise be a “Disqualified Transferee” by reason of any one or more of clauses (ii) through (vi) above, such Person shall not be a Disqualified Transferee if, at the time of determination, (A) such Person is solvent, such Person and such Person’s property is not subject to a custodian, receiver, trustee or examiner, and neither such Person nor its debts or assets are subject to any federal or state bankruptcy or insolvency proceeding, and (B) such Person has been reasonably approved by Lender.

“Distributions” shall have the meaning set forth in the Pledge.

“Direct Control Remedies” shall have the meaning set forth in Section 18.1.4(b).

“Divested Borrower” shall have the meaning set forth in Section 18.1.4(a).

“Divested Property” shall have the meaning set forth in Section 18.1.4(a).

Mezzanine Loan Agreement

(Second Mezzanine)

“Eligible Account” shall mean (i) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit such as or similar to Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity or (ii) a segregated account maintained at an Eligible Institution. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations and commercial paper of which are rated at least “P1” by Moody’s and R-1 (middle) by DBRS in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A2” by Moody’s and A (low) by DBRS), or (b) an insured depository institution that is the subject of a Rating Agency Confirmation (i) from the Rating Agency for which the minimum rating is not met with respect to any account listed in the clauses above or which is not expressly enumerated above, or (ii) from each Rating Agency, with respect to a depository institution other than one listed in the clauses above .

“Enforcement Costs” shall have the meaning set forth in Section 17.4.

“Environmental Certificate” shall have the meaning set forth in Section 12.2.1.

“Environmental Claim” shall mean any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based upon or resulting from (a) the presence, threatened presence, release or threatened release into the environment of any Hazardous Materials from or at the Property, or (b) the violation, or alleged violation, of any Environmental Law relating to the Property.

“Environmental Event” shall have the meaning set forth in Section 12.2.1.

“Environmental Indemnity” shall mean (a) those certain Environmental Indemnities, each dated the date hereof, one executed by PropCo, one executed by Guarantor and one executed by Master Lease Guarantor and Master Lessee, and each in favor of Lender, and (b) any Replacement Indemnity, in each case, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Environmental Law” shall have the meaning provided in the Environmental Indemnity.

“Environmental Reports” shall have the meaning set forth in Section 12.1.

“Equity Interests” means (i) any ownership, management or membership interests in any limited liability company, (ii) any general or limited partnership interest in any partnership, (iii) any common, preferred or other stock interest in any corporation, (iv) any share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (v) any ownership or beneficial interest in any trust or, (vi) any option, warrant or other right to convert into or otherwise receive any of the foregoing.

Mezzanine Loan Agreement

(Second Mezzanine)

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“Event of Default” shall have the meaning set forth in Section 17.1(a).

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Excluded Licenses” shall mean the month to month parking licenses and sign leases and other minor licenses and leases in the name of the Master Lessee or its Affiliates, including those set forth on Schedule I of the Mortgage Loan Agreement, as the same may be amended, modified or replaced by Mortgage Borrower, Master Lessee or their respective Affiliates without Lender’s or Mortgage Lender’s consent except to the extent such amendment, modification or replacement would have a Material Adverse Effect.

“Excluded Personal Property” shall mean, collectively, (a) all of the Personal Property and Trade Fixtures of Master Lessee, Master Lease Guarantor, and its Affiliates, (b) any licenses or other intellectual property of Master Lessee, Master Lease Guarantor and its Affiliates, and any Tenants (including without limitation, relating to the Concepts or Third-Party Brands, or directly relating to the business of any Tenant under an Unaffiliated Sublease or Specified Prior Sublease), and (c) any Personal Property or Trade Fixtures owned by Tenants under Unaffiliated Subleases or Specified Prior Subleases; provided, that such Excluded Personal Property shall not include any capital improvements, replacements or alterations to any Individual Property that automatically become the landlord’s property upon the expiration or termination of the Master Lease. Without limiting the generality of the foregoing, with respect to any Restaurant Location, Excluded Personal Property includes all items labeled as “Excluded Personal Property” on Schedule XIV of the Mortgage Loan Agreement, but expressly excludes all items labeled as “Fixtures” on Schedule XIV of the Mortgage Loan Agreement.

“Excluded SPE Breach” shall mean a breach by Borrower or any SPE Component Entity of (a) Section 5.3(a)(xv) or (b) Section 5.3(a)(xviii), provided that, such breach shall constitute an Excluded SPE Breach if and only if such breach arises from Borrower or any SPE Component Entity failing to pay its own liabilities or failing to be solvent (as opposed to a breach arising from Borrower or any SPE Component Entity paying its own liabilities from funds of another Person), and (c) Section 5.3(a)(vii); provided, that such breach shall constitute an Excluded SPE Breach if and only if such breach arises from the fact that there is insufficient cash flow from the operation of the Property to pay trade payables, operational debt, deferred purchase payments for services and indebtedness incurred by Borrower in the financing of equipment, personal property and Fixtures used on the Property incurred in the ordinary course of Borrower’s business, not secured by Liens on the Property or the Collateral.

“Exculpated Parties” shall have the meaning set forth in Section 18.1.1.

Mezzanine Loan Agreement

(Second Mezzanine)

“Excusable Delay” shall mean a delay solely due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower or any Senior Borrower, but Borrower’s or any Senior Borrower’s lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower or such Senior Borrower, as applicable.

“Existing Intercompany Loans” shall have the meaning set forth in the definition of Guarantor Intercompany Loans herein.

“First Mezzanine Borrower” shall mean New PRP Mezz 1, LLC, a Delaware limited liability company.

“First Mezzanine Collateral” shall have the meaning ascribed to the term “Collateral” in the First Mezzanine Loan Agreement.

“First Mezzanine Collateral Account” shall have the meaning ascribed to the term “Collateral Account” in the First Mezzanine Loan Agreement.

“First Mezzanine Default” shall have the meaning ascribed to the term “Default” in the First Mezzanine Loan Agreement.

“First Mezzanine Event of Default” shall have the meaning ascribed to the term “Event of Default” in the First Mezzanine Loan Agreement.

“First Mezzanine Lender” shall mean German American Capital Corporation, a Maryland corporation, Bank of America, N.A., and each of their respective successors and/or assigns, as the holder of the First Mezzanine Loan.

“First Mezzanine Loan” shall mean that certain $87,600,000 mezzanine loan, made as of the date hereof, from First Mezzanine Lender to First Mezzanine Borrower.

“First Mezzanine Loan Agreement” shall mean that certain Mezzanine Loan and Security Agreement (First Mezzanine), dated as of the date hereof, between First Mezzanine Borrower, as borrower, and First Mezzanine Lender, as lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“First Mezzanine Loan Documents” shall have the meaning ascribed to the term “Loan Documents” in the First Mezzanine Loan Agreement.

“First Mezzanine Note” shall have the meaning ascribed to the term “Note” in the First Mezzanine Loan Agreement.

“First Mezzanine Obligations” shall have the meaning ascribed to the term “Obligations” in the First Mezzanine Loan Agreement.

“First Mezzanine Pledge” shall have the meaning ascribed to the term “Pledge” in the First Mezzanine Loan Agreement.

Mezzanine Loan Agreement

(Second Mezzanine)

“Fiscal Quarter” shall mean each three month period ending March 31, June 30, September 30 and December 31.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan or the portion of any such 12-month period falling within the term of the Loan in the event that such a 12-month period occurs partially before or after, or partially during, the term of the Loan.

“Fixed Rate Components (Mortgage)” shall have the meaning ascribed to the term “Fixed Rate Components” in the Mortgage Loan Agreement.

“Floating Rate Component (Mortgage)” shall have the meaning ascribed to the term “Floating Rate Component” in the Mortgage Loan Agreement.

“Foreclosure Divestment” shall have the meaning set forth in Section 18.1.4(a).

“Founders” shall mean (i) Christopher T. Sullivan, Robert D. Basham and J. Timothy Gannon, or in the event of any such Person’s death such Person’s estate; (ii) any trust Controlled by any of the Persons described in clause (i) (or in the event of the death or incompetency of any such Person, such Person’s estate, executor, administrator or committee administering such estate) created for the benefit of any of the Persons described in clause (i) or any of (or any combination of) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in clause (i), or any trust for the benefit of such trust Controlled by any of the Persons described in clause (i) (or in the event of the death or incompetency of any such Person, such Person’s estate, executor, administrator or committee administering such estate); or (iii) any entity that both (a) is Controlled by any of the Persons described in clause (i) (or in the event of the death or incompetency of any such Person, such Person’s estate, executor, administrator or committee administering such estate) and (b) no less than fifty-one percent (51%) of the Equity Interests in which entity are owned by any of the Persons described in any of clauses (i) or (ii) above (any such entity described in this clause (iii), a “Founder Entity”).

“Founder Entity” shall have the meaning in the definition of “Founders” above.

“GAAP” shall mean generally accepted accounting principles from time to time in effect and as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination; provided, however, that if Borrower or Master Lessee (with respect to reports to be generated by Master Lessee) notifies Lender that such Person requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if Lender notifies Borrower and Master Lessee (with respect to reports to be generated by Master Lessee) that Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is

Mezzanine Loan Agreement

(Second Mezzanine)

given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Go Dark” shall mean, with respect to any Restaurant Location (a Restaurant Location that shall Go Dark is sometimes referred to herein as a “Go Dark Restaurant Location”, (a) if the Restaurant Location is not open for business to the public for a period of thirty (30) consecutive days, unless such closure (i) is a result of a Taking of or casualty or other damage or injury to such Individual Property, so long as Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to (A) promptly and diligently pursue and complete repair or restoration of such Restaurant Location, or take other appropriate actions to resolve such closure, and (B) reopen such Restaurant Location to the public no later than two hundred seventy (270) days after the date of the initial closure, subject to an extension not to exceed an additional two hundred seventy (270) days in the event that such closure continues due to Excusable Delay, upon the expiration of which, such Restaurant Location shall be a Go Dark Restaurant Location; or (ii) subject to the proviso below, is temporary and is in connection with an Alteration permitted hereunder, so long as Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to (A) promptly and diligently pursue and complete such Alteration, and (B) reopen such Restaurant Location to the public no later than one hundred eighty (180) days after the date of the initial closure, subject to an extension not to exceed sixty (60) days in the event that such closure continues due to Excusable Delay, upon the expiration of which, such Restaurant Location shall be a Go Dark Restaurant Location; provided, however, that no greater than ten percent (10%) of all Restaurant Locations that remain subject to the Lien of the Security Instrument at the time of determination (rounded up to the nearest whole number, which number as of the Closing Date is 27 based on 261 Restaurant Locations being subject to the Lien of the Security Instrument as of the Closing Date) shall be permitted to be closed pursuant to this clause (a)(ii) at any one time; and (b) if the Restaurant Location is a Go Dark Purchase Option Property, if the Restaurant Location is not open for business to the public for any period of time, and such closure would constitute an event after which a purchase right, termination right, recapture right or option could be triggered (regardless of the applicability of the provisions of the foregoing clause (a) that would otherwise result in such Restaurant Location not being considered a Go Dark Restaurant Location).

“Go Dark Purchase Option Property” means any Restaurant Location having an Operating Agreement or other agreement of record (or off record and evidenced by a recorded memorandum) which contains a purchase right, termination right, recapture right or option that would be exercisable if such Restaurant Location is not open for business to the public for a period designated in such Operating Agreement or other agreement of record, including but not limited to the Restaurant Locations listed on Schedule VI to the Mortgage Loan Agreement which are specifically designated as having such a purchase right, termination right, recapture right or option.

“Go Dark Restaurant Location” has the meaning set forth in the definition of “Go Dark” above.

Mezzanine Loan Agreement

(Second Mezzanine)

“Go Dark/Sublease Limit” shall mean, at any given time, fourteen percent (14%) of the Restaurant Locations that remain subject to the Lien of the Security Instrument at the time of determination (rounded up to the nearest whole number). As of the Closing Date, the Go Dark/Sublease Limit is equal to 37 Restaurant Locations based on 261 Restaurant Locations being subject to the Lien of the Security Instrument as of the Closing Date.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Guarantor” shall mean OSI HoldCo I, Inc., a Delaware corporation.

“Guarantor Asset Covenant” shall mean the covenant that Guarantor shall continue to own, directly or indirectly, 100% of the Equity Interests in Master Lease Guarantor.

“Guarantor Group” means, collectively, Guarantor and all other entities taxable as corporations for federal (or applicable state, local or foreign) Tax purposes which join with Guarantor (or any other entity which is (i) either (x) directly or indirectly Controlled by Guarantor or (y) a domestic corporation for federal tax purposes that owns, directly or indirectly through wholly owned domestic corporations, all of the Equity Interests in Guarantor and (ii) neither a member of the Borrower Group nor any Equity Interests in which are owned directly or indirectly by Borrower) in filing a consolidated federal income tax return (or any consolidated, combined, unitary or similar group tax return pursuant to state, local or foreign Tax law) for any taxable year with Guarantor (or such other entity) as the common parent of such group.

“Guarantor Group Tax” means, for any period, the actual consolidated federal income Tax liability and the actual applicable consolidated, combined, unitary or similar group Tax liability imposed under state, local or foreign Tax law of the Guarantor Group for such period. For avoidance of doubt, in no event shall the term “Tax liability” as used in this definition be construed to refer to a negative amount.

“Guarantor Intercompany Loans” means (i) the current outstanding loans from HoldCo to Guarantor in the original principal amount of $20,539,053 (the “Existing Intercompany Loans”), and (ii) future loans from HoldCo to Guarantor (the “Guarantor Subsequent Intercompany Loans”); provided that (A) the aggregate original principal amount of Existing Intercompany Loans and Guarantor Subsequent Intercompany Loans outstanding at any time shall not exceed $50,000,000 and (B) the Guarantor Subsequent Intercompany Loans shall be distributed to Guarantor’s direct or indirect parent entities (which direct or indirect parent entities shall not include the Sponsors or any Founder Entity) to permit such direct or indirect parent to (1) make loans or other payments in connection with, or satisfy any funding or other contractual obligation with respect to, any employment, compensation or equity participation arrangement to any future, present or former employee, consultant or director of Guarantor or any direct or indirect parent of Guarantor (which direct or indirect parent entities shall not include the Sponsors or any Founder Entity), (2) pay for the repurchase, retirement or other acquisition or retirement for value of, or any tax withholding or other obligation with respect to, Equity Interests of Guarantor or of any parent of Guarantor (which parent shall not include the

Mezzanine Loan Agreement

(Second Mezzanine)

Sponsors or any Founder Entity) held by any future, present or former employee, consultant or director of Guarantor or any direct or indirect parent of Guarantor (which parent shall not include the Sponsors or any Founder Entity) or (3) pay principal or interest on promissory notes that were issued to any future, present or former employee, consultant or director of Guarantor or any direct or indirect parent of Guarantor (which parent shall not include the Sponsors or any Founder Entity) in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests held by such Persons, in each case, pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, consultant or director of Guarantor or any direct or indirect parent of Guarantor (which direct or indirect parent shall not include the Sponsors or any Founder Entity).

“Guarantor Net Worth Requirements” shall have the meaning set forth in Section 8.5.

“Guarantor Subsequent Intercompany Loans” shall have the meaning set forth in the definition of Guarantor Intercompany Loans herein.

“Hazardous Materials” shall have the meaning provided in the Environmental Indemnity.

“HoldCo” shall mean OSI HoldCo, Inc., a Delaware corporation.

“Holdings” shall mean Kangaroo Holdings, Inc., a Delaware corporation.

“Hypothetical Borrower Group Tax” means, for any period, the sum of the hypothetical consolidated federal income tax liability and the applicable Tax liability imposed under state, local or foreign Tax law of the Borrower Group for such period with respect to a Tax that is described in the definition of Guarantor Group Tax (including any Tax liability of any member of the Borrower Group) determined in accordance with the Code and Treasury regulations thereunder and comparable provisions of applicable state, local or foreign Tax law as if the Borrower Group were, as applicable, a separate affiliated group of corporations filing a consolidated federal income tax return (or the applicable comparable group filing consolidated, unitary, combined or similar group Tax returns, or applicable separate entity filing separate Tax returns, under state, local or foreign Tax law) including any elections and accounting methods available which the Master Lessee or Guarantor on behalf of the Master Lessee (or other parent of the applicable Guarantor Group) has made pursuant to the Code and Treasury regulations (or comparable provisions of applicable state, local or foreign Tax law) and other administrative pronouncements. For avoidance of doubt, in no event shall the term “Tax liability” as used in this definition be construed to refer to a negative amount.

“Impositions” shall mean all Taxes, governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Agreement), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or any Rents (including all interest and penalties thereon), which at any time

Mezzanine Loan Agreement

(Second Mezzanine)

prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Guarantor Group, provided such amounts shall in no event exceed the Separate Borrower Group Tax Liability for the applicable period, (b) the Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property or the leasing or use of all or any part thereof. Nothing contained in this Agreement shall be construed to require Borrower to pay any Tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of the Property or (ii) except as provided in Section 2.5, Lender in the nature of a capital levy, estate, inheritance, succession, income or net revenue Tax.

“Income Tax” means federal, state, local and foreign income Taxes and franchise Taxes based on net income, including alternative minimum Tax and any interest, penalties, fines, assessments or additions imposed in respect of the foregoing.

“Increased Costs” shall have the meaning set forth in Section 2.5.1.

“Indebtedness” shall mean, at any given time, the Principal Amount, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with the other Loan Documents and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Note or the other Loan Documents.

“Indemnified Parties” shall have the meaning set forth in Section 19.12(b).

“Independent” shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in any Borrower or in any Affiliate of any Borrower or Master Lessee, (ii) is not connected with any Borrower or any Affiliate of any Borrower or Master Lessee as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, customer or supplier (other than a customer or supplier in the ordinary course of business on terms applicable generally to all customers and suppliers) or person performing similar functions and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

“Independent Accountant” shall mean a firm of nationally recognized, certified public accountants which is Independent and which is selected by Borrower or any Senior Borrower, as applicable, and reasonably acceptable to Lender.

“Independent Manager” of any corporation or limited liability company means an individual with at least three (3) years of employment experience serving as an independent director or independent manager, and who is provided by, and is in good standing with, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or independent managers, another nationally-recognized company reasonably approved by Lender in each case, that is not an Affiliate of such corporation or limited liability company and that provides professional independent directors or independent managers and other corporate services in the ordinary

Mezzanine Loan Agreement

(Second Mezzanine)

course of its business, and which individual is duly appointed as a member of the board of directors or board of managers or as an Independent Manager of such corporation or limited liability company and is not, and has never been, and will not while serving as Independent Manager be:

(i) a member (other than an independent, non-economic “springing member”), partner, equityholder, manager, director, officer or employee of such corporation or limited liability company, or any of its equityholders or Affiliates (other than as an independent director or independent manager of an Affiliate of such corporation or limited liability company that is not in the direct chain of ownership of such corporation or limited liability company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Manager is employed by a company that routinely provides professional independent directors or independent managers);

(ii) a customer, creditor, supplier or service provider (including provider of professional services) to such corporation or limited liability company or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors or independent managers and other corporate services to such corporation or limited liability company or any of its equityholders or Affiliates in the ordinary course of business);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that Controls or is under common Control with (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being the independent director or independent manager of a single purpose bankruptcy remote entity in the direct chain of ownership of such corporation or limited liability company shall not be disqualified from serving as an Independent Manager of such corporation or limited liability company, provided that the fees that such individual earns from serving as independent director or independent manager of such Affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. Notwithstanding anything to the contrary herein, (A) Borrower may not have the same independent directors or independent managers as any Senior Borrower, and (B) Borrower’s independent directors or independent managers shall not be Affiliates of Master Lessee or Master Lease Guarantor.

“Initial Interest Period” shall mean a period from and including the Closing Date and ending on and including April 9, 2012.

“Intercreditor Agreement” shall have the meaning set forth in Section 19.26.

“Interest Period” shall mean a period from and including the tenth (10th) calendar day of each calendar month during the term of the Loan and ending on and including the ninth (9th) calendar day of the immediately succeeding calendar month.

Mezzanine Loan Agreement

(Second Mezzanine)

“Interest Rate” shall mean a rate of eleven and one quarter percent (11.25%) per annum, or where applicable pursuant to this Agreement or any other Loan Document, the Default Rate.

“Intermediate Entity” means any Intermediate HoldCo Entity or Intermediate PropCo Entity.

“Intermediate HoldCo Entity” shall mean any Person satisfying all of the following: (a) 100% of the direct or indirect Equity Interests in such Person are owned by, and such Person is Controlled by, Guarantor, (b) such Person owns, directly or indirectly, 100% of the Equity Interests in, and Controls, HoldCo, and (c) such Person does not own, directly or indirectly, any Equity Interest in any Person other than another Intermediate HoldCo Entity (if any) and, indirectly by virtue of its direct or indirect Equity Interests in HoldCo, the Persons in which HoldCo owns a direct or indirect Equity Interest. As of the Closing Date, there are no Intermediate HoldCo Entities.

“Intermediate PropCo Entity” shall mean any Person satisfying all of the following: (a) 100% of the direct or indirect Equity Interests in such Person are owned by, and such Person is Controlled by, HoldCo, (b) such Person owns, directly or indirectly, 100% of the Equity Interests in, and Controls, PropCo and does not directly or indirectly own any Equity Interest in Master Lease Guarantor, and (c) such Person does not own, directly or indirectly, any Equity Interest in any Person other than another Intermediate PropCo Entity (if any) and, indirectly by virtue of its direct or indirect Equity Interests in PropCo, PRP, Borrower, and each Senior Borrower. As of the Closing Date, there are no Intermediate PropCo Entities.

“Involuntary Lien” shall mean any lien on the Property other than a lien that Mortgage Borrower or any Affiliate of Mortgage Borrower voluntarily causes to be placed, or which Mortgage Borrower or any Affiliate of Mortgage Borrower colludes in the placing, on the Property.

“IPO Entity” shall mean any Lower Tier Entity or Upper Tier Entity.

“Late Payment Charge” shall have the meaning set forth in Section 2.2.3.

“Leaseable Building Pad” shall have the meaning set forth in Section 8.8.11.

“Lease Coverage Ratio” shall mean a ratio, as determined by Lender for the twelve calendar months immediately preceding the date of calculation, in which:

(a) the numerator is the Portfolio Four-Wall EBITDAR, applied consistently, stated on the most recent monthly report or reports delivered to Lender pursuant to Sections 11.2.1 through 11.2.3 for the trailing twelve (12) month period ended on the last day of the period covered by such report; and

(b) the denominator is the aggregate amount of Master Lease Base Rent payable under the Master Lease for the twelve calendar months immediately prior to the applicable calculation date, provided that for the twelve-month period following the Closing Date, Lease Coverage Ratio shall be calculated based on the Master Lease Base Rent payable under the Master Lease from the Closing Date through the full calendar month preceding the calculation date, with such sum annualized to determine the Master Lease Base Rent for a full twelve month period.

Mezzanine Loan Agreement

(Second Mezzanine)

Notwithstanding the foregoing, when determining whether the Lease Coverage Ratio condition is satisfied in connection with a Property Release, the following shall apply: (i) the numerator of Lease Coverage Ratio immediately prior to the Release Date shall only include the trailing twelve (12) month Portfolio Four-Wall EBITDAR contributed by the Individual Properties that are subject to the Lien of the Security Instrument immediately prior to the Property Release, including the subject Release Property, but excluding all previous Release Properties regardless of the applicable Release Dates; (ii) the numerator of Lease Coverage Ratio on the Release Date shall only include the trailing twelve (12) month Four-Wall EBITDAR contributed by the Individual Properties that are subject to the Lien of the Security Instrument immediately following the Property Release, excluding the subject Release Property and all previous Release Properties regardless of the applicable Release Date; (iii) the denominator of Lease Coverage Ratio immediately prior to the Release Date shall equal the monthly Master Lease Base Rent in effect immediately prior to the Property Release, multiplied by twelve (12); and (iv) the denominator of Lease Coverage Ratio on the Release Date shall equal the monthly Master Lease Base Rent to be in effect immediately following the Property Release (taking into account the reduction of the Master Lease Base Rent with respect to the subject Release Property), multiplied by twelve (12).

“Legal Requirements” shall mean all laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements of every Governmental Authority affecting the Loan, any Securitization of the Loan, Borrower or any Individual Property or any part thereof, or the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any Individual Property or any part thereof, or the Improvements or the Building Equipment thereon, whether now or hereafter enacted and in force, including without limitation, the Securities Act, the Exchange Act, Regulation AB, the rules and regulations promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, Environmental Laws, all covenants, restrictions and conditions now or hereafter of record, building and zoning codes and ordinances and laws relating to handicapped accessibility.

“Lender” shall have the meaning set forth in the first paragraph of this Agreement.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting Borrower, any Senior Borrower, the Collateral, the First Mezzanine Collateral, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and the filing of mechanic’s, materialmen’s and other similar liens and encumbrances, in each case, excluding any such items filed against and solely affecting the Excluded Personal Property.

“LLC Agreement” shall have the meaning set forth in Section 5.3(c).

Mezzanine Loan Agreement

(Second Mezzanine)

“Loan” shall mean the loan in the amount of the Loan Amount made by Lender to Borrower pursuant to this Agreement.

“Loan Amount” shall mean the original principal amount of the Loan equal to $87,600,000.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge, the Environmental Indemnity, the Recourse Guaranty, the Subordination of Asset Management Agreement, and all other documents executed and/or delivered by Borrower to Lender in connection with the Loan, including any opinion certificates or other certifications or representations delivered by or on behalf of Borrower or any Affiliate of Borrower to Lender.

“Loan Party” shall mean, individually or collectively as the context requires, Borrower, each SPE Component Entity, each Senior Borrower and Guarantor.

“Lockout Expiration Date” shall have the meaning set forth in Section 2.3.1 hereof.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable legal fees and other costs of defense).

“Lower Tier Entity” shall mean any of Master Lease Guarantor, HoldCo or any Intermediate HoldCo Entity.

“Management Stockholders” means the bona fide members of management of Master Lease Guarantor or its Subsidiaries (excluding the Founders) who are as of the relevant date of determination both (i) actively involved in the management of Master Lease Guarantor or its Subsidiaries and (ii) investors in Guarantor or any direct or indirect parent thereof.

“Master Lease” shall mean that certain Amended and Restated Master Lease Agreement for the Property by and between Mortgage Borrower, as lessor, and Master Lessee, as lessee, dated the date hereof. Lender acknowledges that Mortgage Borrower does not own, and Mortgage Lender does not have a lien on, the Excluded Personal Property and that the term “Master Lease” shall not include the Excluded Personal Property or leases or licenses with respect to the Excluded Personal Property.

“Master Lease Default” shall mean a default by Master Lessee or Mortgage Borrower under the terms of the Master Lease beyond any applicable notice and cure periods contained therein.

“Master Lease Guarantor” shall mean OSI Restaurant Partners, LLC, a Delaware limited liability company.

“Master Lease Guarantor Asset Covenants” shall mean the following covenants pertaining to the Master Lease Guarantor, except to the extent such covenants are no longer complied with as a result of a foreclosure (or transfer in lieu thereof) of the Liens granted by HoldCo, Master Lease Guarantor or any of Master Lease Guarantor’s Subsidiaries resulting from

Mezzanine Loan Agreement

(Second Mezzanine)

the exercise of remedies as set forth in the Master Lease Guarantor Facility: (i) Master Lease Guarantor shall continue to own, directly or through Close Subsidiaries, the restaurant brands and related intellectual property and businesses known as “Outback Steakhouse” and “Carraba’s Italian Grill”; (ii) Master Lease Guarantor shall not dispose of all or substantially all of its assets, exclusive of transfers to and among Master Lease Guarantor’s Close Subsidiaries; and (iii) Master Lessee shall continue to be a wholly owned Subsidiary of Master Lease Guarantor and Master Lease Guarantor shall not permit and shall not consent to any assignment by Master Lessee of its interest in the Master Lease or its rights and interests thereunder.

“Master Lease Guarantor Consolidated EBITDA” shall mean, as of any date of determination, Consolidated EBITDA (as defined in the Master Lease Guarantor Initial Credit Agreement, assuming for this purpose all adjustments thereto made pursuant to the Master Lease Guarantor Initial Credit Agreement for purposes of determining the Total Leverage Ratio, as defined in the Master Lease Guarantor Initial Credit Agreement) for the Test Period (as defined in the Master Lease Guarantor Initial Credit Agreement) then last ended.

“Master Lease Guarantor Facility” shall mean the credit facilities provided under the Credit Agreement, dated as of June 14, 2007, by and among Master Lease Guarantor, as borrower, HoldCo, Deutsche Bank AG, New York Branch, as Administrative Agent, and the other lenders from time to time party thereto (the “Master Lease Guarantor Initial Credit Agreement”), and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders; provided, however, that in no event shall such credit facilities, or any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof, be secured in whole or in part by the direct or indirect Equity Interests in Guarantor or any of its direct or indirect parent entities or in HoldCo, any Intermediate Entity, PropCo, PRP, Mortgage Borrower, First Mezzanine Borrower or Borrower.

“Master Lease Guarantor Initial Credit Agreement” shall have the meaning set forth in the definition of Master Lease Guarantor Facility, without giving effect to any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof.

“Master Lease Guarantor Total Leverage Ratio” shall mean, as of any date of determination, the Total Leverage Ratio (as defined in the Master Lease Initial Credit Agreement) for the Test Period (as defined in the Master Lease Guarantor Initial Credit Agreement) then last ended.

“Master Lease Guaranty” shall mean that certain Master Lease Guaranty, dated as of the date hereof, by Master Lease Guarantor in favor of Mortgage Borrower, as the same may, with Lender’s consent, be amended, supplemented, restated or otherwise modified from time to time.

Mezzanine Loan Agreement

(Second Mezzanine)

“Master Lease Tenant Default” shall mean a default by Master Lessee under the terms of the Master Lease beyond any applicable notice and cure periods contained therein.

“Master Lease Variable Additional Rent” shall mean the “Variable Additional Charges” as defined under the Master Lease.

“Master Lessee” shall mean Private Restaurant Master Lessee, LLC, a Delaware limited liability company.

“Material Action” shall mean, as to any Person, (i) to consolidate or merge such Person with or into any Person, (ii) to sell all or substantially all of the assets of such Person, (iii) to institute proceedings to have such Person be adjudicated bankrupt or insolvent or, to file or consent to the institution of bankruptcy or insolvency proceedings against such Person, (iv) to file, institute, commence or seek relief under, any petition, proceeding, action or case under any Creditors Rights Laws, or to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, (v) to make any assignment for the benefit of creditors of such Person, (vi) to admit in writing such Person’s inability to pay its debts generally as they become due (other than, with respect to Borrower, Mortgage Borrower and First Mezzanine Borrower, communications with Lender, Mortgage Lender or First Mezzanine Lender), or (vii) to the fullest extent permitted by law, to dissolve or liquidate such Person, or (viii) to take action in furtherance of any of the foregoing.

“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (i) the Property taken as a whole, (ii) the use, operation, or value of any Individual Property, (iii) the business, profits, operations or financial condition of Borrower or any Senior Borrower, (iv) the ability of Mortgage Borrower to repay the principal and/or interest of the Mortgage Loan as it becomes due or to satisfy any of Mortgage Borrower’s material obligations under the Mortgage Loan Documents, (v) the ability of Borrower to repay the principal and/or interest of the Loan as it becomes due or to satisfy any of Borrower’s material obligations under the Loan Documents, (vi) the ability of First Mezzanine Borrower to repay the principal and/or interest of the First Mezzanine Loan as it becomes due or to satisfy any of First Mezzanine Borrower’s material obligations under the First Mezzanine Loan Documents, or (vii) the Collateral taken as a whole.

“Material Agreements” shall mean any contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property or any Individual Property that provides for annual payments by Mortgage Borrower or any other Loan Party of $50,000.00 or more unless the same is cancelable without penalty or premium on no more than thirty (30) days notice (other than the Master Lease, the Asset Management Agreement, the Operating Agreements, and excluding any contracts entered into for the restoration of an Individual Property in accordance with the Mortgage Loan Documents and the Master Lease).

“Maturity Date” shall mean the Stated Maturity Date, or such earlier date on which the final payment of principal of the Loan becomes due and payable as provided herein, whether by declaration of acceleration, or otherwise.

Mezzanine Loan Agreement

(Second Mezzanine)

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member” shall have the meaning set forth in Section 5.3(c).

“Mezzanine Borrower” shall mean Borrower and/or First Mezzanine Borrower, individually or collectively, as the context may require.

“Mezzanine Collateral” shall mean the Collateral and/or the First Mezzanine Collateral, or all such collateral collectively, as the context may require.

“Mezzanine Foreclosure Divestment” shall have the meaning set forth in Section 18.1.4(a).

“Mezzanine Lender” shall mean Lender and/or First Mezzanine Lender, or both such lenders collectively, as the context may require.

“Mezzanine Lender Controlled Actions” shall have the meaning set forth in Section 18.1.4(b).

“Mezzanine Lender Monthly Debt Service Notice” shall have the meaning set forth in Section 3.1.6.

“Mezzanine Loan” shall mean the Loan and/or the First Mezzanine Loan, or both such loans collectively, as the context may require.

“Mezzanine Loan Agreement” shall mean this Agreement and/or the First Mezzanine Loan Agreement, or both such loan agreements collectively, as the context may require.

“Mezzanine Loan Debt Service Amount” shall mean, with respect to any Payment Date, interest and principal payments scheduled to be due under the Loan (or the undefeased portion thereof in the event of a defeasance of a portion thereof) pursuant to the Loan Documents (excluding default or accrued interest other than regularly scheduled interest, but including all servicing fees due on such Payment Date under Section 16.3) on such date (as set forth in the Mezzanine Lender Monthly Debt Service Notice delivered to Lender), assuming repayment in full of the principal balance of the Note on the Stated Maturity Date (but excluding any principal payments on account of an acceleration of the Loan or a default under any of the Loan Documents).

“Mezzanine Loan Default Notice” shall have the meaning set forth in Section 3.1.6(e).

“Mezzanine Loan Documents” shall mean the Loan Documents and/or the First Mezzanine Loan Documents, or all such loan documents, collectively, as the context may require.

Mezzanine Loan Agreement

(Second Mezzanine)

“Minimum Net Worth” shall have the meaning set forth in Section 8.5.

“Minimum Ownership/Control Requirements” shall have the meaning set forth in Section 8.4(d).

“Monetary Default” shall mean a Default (i) that can be cured with the payment of money or (ii) arising pursuant to Section 17.1(a)(vi) or (vii).

“Monthly Payment Amount” shall mean, for each Payment Date, an amount equal to the sum of (a) the aggregate amount of interest which has accrued during the relevant Interest Period, plus (b) the amount of principal payable on such Payment Date based on the amortization schedule attached hereto as Schedule I and made a part hereof, as such schedule may be amended from time to time in accordance with the last sentence of the definition of Scheduled Defeasance Payments.

“Mortgage Borrower” shall have the meaning ascribed to the term “Borrower” in the Mortgage Loan Agreement.

“Mortgage Borrower’s Account” shall have the meaning ascribed to the term “Borrower’s Account” in the Mortgage Loan Agreement.

“Mortgage Cash Management Bank” shall have the meaning ascribed to the term “Cash Management Bank” in the Mortgage Loan Agreement.

“Mortgage Collateral Account” shall have the meaning ascribed to the term “Collateral Accounts” in the Mortgage Loan Agreement.

“Mortgage Default” shall have the meaning ascribed to the term “Default” in the Mortgage Loan Agreement.

“Mortgage Event of Default” shall have the meaning ascribed to the term “Event of Default” in the Mortgage Loan Agreement.

“Mortgage Lender” shall have the meaning ascribed to the term “Lender” in the Mortgage Loan Agreement.

“Mortgage Loan” shall have the meaning ascribed to the term “Loan” in the Mortgage Loan Agreement.

“Mortgage Loan Agreement” shall mean the Loan and Security Agreement, dated as of the date hereof, between Mortgage Borrower, as borrower, and Mortgage Lender, as lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Loan Documents” shall have the meaning ascribed to the term “Loan Documents” in the Mortgage Loan Agreement.

Mezzanine Loan Agreement

(Second Mezzanine)

“Mortgage Note” shall have the meaning ascribed to the term “Note” in the Mortgage Loan Agreement.

“Mortgage Obligations” shall have the meaning ascribed to the term “Obligations” in the Mortgage Loan Agreement.

“Mortgage Trust Fund Expenses” shall have the meaning ascribed to the term “Trust Fund Expenses” in the Mortgage Loan Agreement.

“Net Worth” of a Person shall mean, as of a given date, the net worth of such Person as calculated in accordance with GAAP; provided (a) that the Individual Properties and such Person’s direct or indirect equity therein shall be excluded from the calculation of net worth, and (b) all computations of Net Worth shall be made without giving effect to any election under Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any indebtedness or other liabilities at “fair value”, as defined therein.

“Net Worth Covenants” shall have the meaning set forth in Section 8.5.

“New Sublease” shall have the meaning set forth in Section 8.8.1.

“Non-Consolidation Opinion” shall mean that certain bankruptcy non-consolidation opinion letter dated the date hereof delivered by Edwards Wildman Palmer LLP in connection with the Loan.

“Note” shall mean that certain Mezzanine Note (Second Mezzanine) dated the date hereof, made by Borrower, as maker, in favor of Lender, as payee, in the principal amount of $87,600,000, evidencing the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, including any Undefeased Note that may exist from time to time, but excluding any Defeased Note.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Indebtedness and the performance of all other obligations of Borrower contained in this Agreement, the Note or any other Loan Document, or any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.

“OFAC” List means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

“Officer’s Certificate” shall mean a certificate executed by an authorized signatory of Borrower that is familiar with the financial condition of Borrower and the operation of the Property, or, in the case of Officer’s Certificates required under Section 11, the Chief Financial Officer of Borrower.

“Opco Equity Foreclosure” shall have the meaning set forth in Section 8.4(a).

Mezzanine Loan Agreement

(Second Mezzanine)

“Operating Agreements” shall mean, collectively, the REAs, the Condominium Documents and all amendments, modifications and supplements thereto.

“Opinion of Counsel” shall mean an opinion of counsel of a law firm selected by Borrower and reasonably acceptable to Lender.

“Other Taxes” shall have the meaning set forth in Section 2.5.3.

“Ownership Interest” shall mean the 100% membership interest in First Mezzanine Borrower pledged to Lender by Borrower pursuant to the Pledge and a membership certificate and transfer power delivered to Lender in the form attached as Exhibit A to that certain Acknowledgement (First Mezzanine Borrower), dated as of the date hereof, by First Mezzanine Borrower to Lender.

“Partial Defeasance Collateral” shall mean, with respect to a Partial Defeasance Event, U.S. Securities that provide payments (a) on or prior to, but as close as possible to, the Business Day immediately preceding each Payment Date after the Defeasance Date of such Partial Defeasance Event and up to and including the Lockout Expiration Date (or any date thereafter as specified by Borrower on or prior to the Defeasance Date), and (b) in amounts equal to or greater than the Scheduled Defeasance Payments relating to each such Partial Defeasance Event.

“Partial Defeasance Date” shall have the meaning set forth in Section 2.4.2(a).

“Partial Defeasance Event” shall have the meaning set forth in Section 2.4.2.

“Partner Equity Program” shall mean the Outback Steakhouse, Inc. Partner Equity Plan and OSI Restaurant Partners, LLC Partner Ownership Account Plan, each as may be modified, amended, extended, supplemented, restated or replaced from time to time.

“Payment Date” shall mean the tenth (10th) calendar day of each calendar month, and if such day is not a Business Day, then the Business Day immediately preceding such day, commencing on April 10, 2012 and continuing to and including the Maturity Date.

“Permitted Debt” shall mean, as applicable:

(a) with respect to Borrower only, (i) the Loan and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document to which Borrower is a party, and secured by this Agreement, the Pledge and the other Loan Documents, and (ii) trade payables, operational debt, deferred purchase payments for services incurred in the ordinary course of Borrower’s business, not secured by Liens on the Collateral (other than liens being properly contested in accordance with the provisions of the Loan Documents or any of the Senior Loan Documents), not to exceed $100,000 in the aggregate at any one time outstanding, payable by or on behalf of Borrower in the ordinary course of operating Borrower’s business, provided that (but subject to the remaining terms of this definition) each such amount shall be paid within sixty (60) days following the date on which each such amount is incurred

(b) with respect to Mortgage Borrower only, the Mortgage Loan and the other obligations, indebtedness and liabilities specifically provided for in the Mortgage Loan

Mezzanine Loan Agreement

(Second Mezzanine)

Documents evidencing and/or securing the Mortgage Loan to which Mortgage Borrower is a party and any other Debt permitted to be incurred by Mortgage Borrower pursuant to the Mortgage Loan Documents;

(c) with respect to First Mezzanine Borrower only, the First Mezzanine Loan and the other obligations, indebtedness and liabilities specifically provided for in the First Mezzanine Loan Documents evidencing and/or securing the First Mezzanine Loan to which First Mezzanine Borrower is a party and any other Debt permitted to be incurred by First Mezzanine Borrower pursuant to the First Mezzanine Loan Documents;

(d) with respect to Guarantor, the Guarantor Intercompany Loans and the obligations, indebtedness and liabilities of Guarantor specifically provided for in the Loan Documents, and any Senior Loan Documents to which Guarantor is a party;

(e) with respect to PropCo, the obligations, indebtedness and liabilities of PropCo specifically provided for in the Loan Documents, Mortgage Loan Documents and First Mezzanine Loan Documents to which PropCo is a party; and

(f) with respect to HoldCo, the Master Lease Guarantor Facility and any Debt permitted to be incurred by HoldCo pursuant thereto; provided that HoldCo shall not grant Liens upon, nor shall the Master Lease Guarantor Facility be secured in whole or in part by, the direct or indirect Equity Interests in Guarantor, or any of its direct or indirect parent entities, or in HoldCo, any Intermediate Entity, PropCo, PRP, any Senior Borrower or Borrower.

Nothing contained herein shall be deemed to require Borrower to pay any amount, so long as Borrower is in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP, and (iii) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount and such contest is maintained and prosecuted continuously and with diligence. Notwithstanding anything set forth herein, in no event shall Borrower be permitted under this provision to enter into a note (other than the Note and the other Loan Documents) or other instrument for borrowed money.

“Permitted First Mezzanine Loan Amendment” shall have the meaning set forth in Section 5.1.24(a).

“Permitted Holders” shall mean the Sponsors, the Founders and the Management Stockholders; provided that, for purposes of determining under the provisions of this Agreement the percentage of stock or ownership interests directly or indirectly owned by the Permitted Holders at any time, (i) if the Management Stockholders own beneficially or of record more than ten percent (10%) of the outstanding Equity Interests of any Person in the aggregate, they shall be treated as Permitted Holders of only ten percent (10%) of the outstanding Equity Interests of such Person at such time; and (ii) if the Founders own beneficially or of record more than fifteen percent (15%) of the outstanding Equity Interests of any Person in the aggregate, they shall be treated as Permitted Holders of only fifteen percent (15%) of the outstanding Equity Interests of such Person at such time.

Mezzanine Loan Agreement

(Second Mezzanine)

“Permitted Mortgage Loan Amendment” shall have the meaning set forth in Section 5.1.22(b).

“Permitted Transferee” shall mean any Person that, immediately prior to the applicable Transfer, satisfies the following: (a) such Person, together with its Close Affiliates, has (or at least fifty-one percent (51%) of the Equity Interests in such Person are owned, directly or indirectly, by and such Person is Controlled, directly or indirectly, by one or more Persons that each, together with its Close Affiliates, has) a net worth of at least $1 Billion, and (b) if immediately following the applicable Transfer, such Person will own direct or indirect Equity Interests in PropCo, PRP, any Senior Borrower, Borrower or any Transferee Borrower, then such Person, together with its Close Affiliates, controls (or at least fifty-one percent (51%) of the Equity Interests in such Person are owned, directly or indirectly, by and such Person is Controlled, directly or indirectly by one or more Persons that each, together with its Close Affiliates, controls) real estate assets of at least $1 Billion, and (c) neither such Person, nor any Person directly or indirectly Controlling such Person is, a Disqualified Transferee.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan” shall have the meaning set forth in Section 4.1.10(a).

“Pledge” shall mean that certain Pledge and Security Agreement (Second Mezzanine), dated as of the date hereof, by Borrower in favor of Lender.

“Pledged Collateral” shall have the meaning set forth in the Pledge.

“Pledged Entity’s Organizational Document” shall have the meaning set forth in the Pledge.

“Pledged Entity’s Organizational Document (First Mezzanine)” shall have the meaning set forth in the First Mezzanine Pledge.

“Portfolio Four-Wall EBITDAR” shall mean, with respect to any Individual Property or the Property, as the case may be, earnings from restaurant and related operations conducted thereon (after deducting compensation payable directly or indirectly to restaurant employees in the nature of regular salaries, wages and bonuses, but prior to deductions, without duplication, for payment of management services fees to any management partnerships owned by employees or other partners which are based upon earnings or cash flow, elimination of minority partner interest or distributions payable to partners and joint venturers) plus, to the extent deducted in determining such earnings:

(a) interest expense,

Mezzanine Loan Agreement

(Second Mezzanine)

(b) income taxes,

(c) depreciation and amortization,

(d) any rental expense on real property,

(e) regional office allocation and corporate-level overhead expense (including marketing, insurance, accounting and supervision expense allocable to the restaurant-level for internal accounting purposes),

(f) royalty charges from affiliates,

(g) pre-opening expenses and restructuring expenses,

(h) provisions for impairments, closings and disposals, and

(i) any non-cash charges (whether positive or negative including but not limited to gains/losses on sales of assets, provisions for restatement of prior periods and non-cash compensation expense, including Partner Equity Program expense).

Portfolio Four-Wall EBITDAR shall be calculated consistently with past practice, as reflected in the Portfolio Four Wall EBITDAR calculations for purposes of determining the Closing Date Lease Coverage Ratio and past periods pursuant to the past period calculations and associated financial statements attached as Schedule VIII of the Mortgage Loan Agreement.

“Post-IPO Change of Control” shall mean, in the event of a Qualifying IPO of any IPO Entity, that the Post-IPO Control Requirements are no longer satisfied.

“Post-IPO Control Requirements” shall mean, in the event of a Qualifying IPO of an IPO Entity, that either (i) Permitted Holders or, following a Transfer to a Permitted Transferee permitted under this Agreement, such Permitted Transferee (or any combination of one or more of them, subject to the limitations in the definition of Permitted Holders), shall own, directly or indirectly, of record and beneficially, no less than fifty-one percent (51%) of the voting stock of such IPO Entity, and have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of such IPO Entity, or (ii) both of the following criteria are satisfied: (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders or, following a Transfer to a Permitted Transferee permitted under this Agreement, such Permitted Transferee, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the shares outstanding of such IPO Entity, and (y) the percentage of the then outstanding voting stock of such IPO Entity owned, directly or indirectly, beneficially by the Permitted Holders or, following a Transfer to a Permitted Transferee permitted under this Agreement, such Permitted Transferee (or any combination of one or more of them, subject to the limitations in the definition of Permitted Holders), and (B) the majority of the board of directors of such IPO Entity consist of Continuing Directors.

Mezzanine Loan Agreement

(Second Mezzanine)

“Principal Amount” shall mean the aggregate outstanding principal balance from time to time of the Loan.

“Principal Amount (Mortgage)” shall mean the “Principal Amount” as such term is defined in the Mortgage Loan Agreement.

“Principal Amount (First Mezzanine)” shall mean the “Principal Amount” as such term is defined in the First Mezzanine Loan Agreement.

“Prohibited First Mezzanine Loan Amendment” shall have the meaning set forth in Section 5.1.24(a).

“Prohibited Person” shall mean any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States of America.

“PropCo” shall mean PRP Holdings, LLC, a Delaware limited liability company.

“Property” shall mean, collectively, all Individual Properties.

“Property Release Notice” shall have the meaning set forth in Section 2.3.6(a).

“Proprietary Information” shall have the meaning set forth in Section 11.2.9.

“PRP” shall mean Private Restaurant Properties, LLC, a Delaware limited liability company.

“Qualifying IPO” shall mean, with respect to any IPO Entity, the issuance by such IPO Entity of its common equity interests in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8), satisfying the following conditions: (a) such public offering is made pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, (b) the publicly-offered common equity interests of such IPO Entity are listed and traded on the New York Stock Exchange, the NASDAQ Global Market or other nationally or internationally recognized stock exchange or automated quotation system, and (c) after giving effect to such public offering, the Post-IPO Change of Control Requirements are satisfied.

“Qualifying Replacement Guarantor” shall mean a Person that: (a) Controls each of PropCo, PRP, each Senior Borrower and Borrower; and (b) satisfies the Guarantor Net Worth Requirements.

“REAs” shall mean, collectively, any recorded “construction, operation and reciprocal easement agreement” or similar agreement (including any “separate agreement” or other agreement between Mortgage Borrower and one or more other parties to an REA with respect to such REA) affecting any Individual Property or portion thereof.

“Receivership Event” shall have the meaning set forth in Section 18.1.4(a).

Mezzanine Loan Agreement

(Second Mezzanine)

“Receivership Period” shall have the meaning set forth in Section 18.1.4(a).

“Receivership Property” shall have the meaning set forth in Section 18.1.4(a).

“Recourse Guaranty” shall mean (a) that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, by Guarantor in favor of Lender, and (b) any Replacement Guaranty, in each case, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Recourse Obligations” shall have the meaning set forth in Section 18.1.4(a).

“Register” shall have the meaning set forth in Section 15.2.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Regulatory Change” shall mean any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to Lender, or any Person Controlling Lender or to a class of banks or companies Controlling banks of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof.

“Related Holding Entity shall have the meaning set forth in Section 8.4(d).

“Release” shall have the meaning provided in the Environmental Indemnity.

“Release Date” shall have the meaning provided in Section 2.3.6(a).

“Release Instruments” shall have the meaning provided in Section 2.3.6(a).

“Release Price” shall mean, with respect to each Individual Property, the product of the designated Allocated Loan Amount applicable to such Individual Property and the Release Price Percentage; provided, however, that with respect to any Individual Property transferred to any Affiliate of Mortgage Borrower, Borrower, Guarantor, Master Lessee or Master Lease Guarantor, the Release Price for such Individual Property shall be the greater of (a) the product of the designated Allocated Loan Amount applicable to such Individual Property and the Release Price Percentage, and (b) the product of (i) the Fair Market Value of such Individual Property at the time of such transfer, multiplied by (ii) a fraction, the numerator of which is the Allocated Loan Amount for such Individual Property, and the denominator of which is the Combined Allocated Loan Amount for such Individual Property.

“Release Price (First Mezzanine)” shall have the meaning ascribed to the term “Release Price” in the First Mezzanine Loan Agreement.

“Release Price (Mortgage)” shall have the meaning ascribed to the term “Release Price” in the Mortgage Loan Agreement.

Mezzanine Loan Agreement

(Second Mezzanine)

“Release Price Percentage” shall mean 115%; provided, however, that with respect to a release in connection with a casualty or Taking pursuant to Section 6.2.3 hereof, the Release Price Percentage shall equal 100%.

“Release Property” shall have the meaning provided in Section 2.3.6(a).

“Release Property-Specific Default” shall have the meaning set forth in Section 2.3.6(a).

“Remaining Property” shall have the meaning set forth in Section 2.3.6(b).

“Replacement Cash Management Agreement” shall have the meaning set forth in Section 3.1.7.

“Replacement Guaranty” shall have the meaning set forth in Section 8.5.

“Replacement Indemnity” shall have the meaning set forth in Section 8.5.

“Required Tax Distribution Amount” shall mean, for any period, that portion of the amount required by law to be paid by a member of the Stand Alone Guarantor Group equal to the following: (i) solely with respect to Separate Borrower Group Tax Liability, if payments of estimated Taxes (as reasonably determined pursuant to Section 6655 of the Code or comparable provisions of state, local or foreign Tax law and payable on a timely basis) are required to be made by a member of the Stand Alone Guarantor Group for any quarter in which all of the interests in Borrower were owned by a member of the Stand Alone Guarantor Group, the amount of any estimated Separate Borrower Group Tax Liability for such period and (ii) if the consolidated federal Income Tax return (or any consolidated, combined, unitary or similar group Tax return pursuant to state, local or foreign Tax law) of the Guarantor Group is required to be filed for any taxable year during which all of the interests in Borrower were owned by a member of the Stand Alone Guarantor Group, the positive difference between the Separate Borrower Group Tax Liability for such taxable year and the sum of the estimated Tax amounts computed in accordance with clause (i) above for each prior quarter of such taxable year.

“Restricted Party” shall mean Borrower, any Senior Borrower, any SPE Component Entity, PRP, PropCo, HoldCo, Guarantor, any Intermediate Entity, or any shareholder, partner, member or non-member manager, or direct or indirect legal or beneficial owner of Borrower, any Senior Borrower, any SPE Component Entity, HoldCo, Guarantor or any Intermediate Entity.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Scheduled Defeasance Payments” shall mean (a) in the case of a Total Defeasance Event, scheduled payments of interest on and principal of the Loan (less, for clarity, any previously defeased portion thereof) for each Payment Date occurring after the Defeasance Date and up to and including the Payment Date selected by Borrower from and after (and including) the Lockout Expiration Date (including the outstanding principal balance of the Loan as of such Payment Date so selected), and (b) in the case of a Partial Defeasance Event, with respect to the principal portion of the Loan being defeased, scheduled payments of interest on and principal of such principal portion for each Payment Date occurring after the Defeasance Date and up to and

Mezzanine Loan Agreement

(Second Mezzanine)

including the Payment Date selected by Borrower from and after (and including) the Lockout Expiration Date (including the outstanding principal balance of such principal portion as of such Payment Date so selected). In the case of a Partial Defeasance Event, for purposes of clause (b) of the preceding sentence, the scheduled payments of principal on each Payment Date in respect of the principal portion being defeased will be equal to the product of (i) the amount of principal payable on such Payment Date based on the amortization schedule attached hereto as Schedule I (as the same shall have been amended in connection with any prior Partial Defeasance Event in accordance with the immediately following sentence) multiplied by (ii) a fraction, the numerator of which is such principal portion being defeased as of the Defeasance Date for such Partial Defeasance Event, and the denominator of which is the Principal Amount as of the Defeasance Date for such Partial Defeasance Event (for clarity, excluding any portion of the Loan previously defeased). Such amortization schedule will be amended in connection with such Partial Defeasance Event by deducting from the scheduled principal payment to be made on each Payment Date pursuant to such schedule (as the same may have been previously amended in connection with a prior Partial Defeasance Event) the scheduled payments of principal on such Payment Date in respect of the Defeased Note for such Partial Defeasance Event, as determined in accordance with the immediately preceding sentence.

“SEC” shall mean the United States Securities and Exchange Commission.

“Secondary Market Transaction” shall have the meaning set forth in Section 14.1.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall have the meaning set forth in Section 14.1.

“Security Deposits” shall have the meaning set forth in Section 8.8.5.

“Senior Borrower” shall mean Mortgage Borrower and/or First Mezzanine Borrower, individually or collectively, as the context may require.

“Senior Lender” shall mean Mortgage Lender and/or First Mezzanine Lender, individually or collectively, as the context may require.

“Senior Loan” shall mean the Mortgage Loan and/or the First Mezzanine Loan, individually or collectively, as the context may require.

“Senior Loan Agreement” shall mean the Mortgage Loan Agreement and/or the First Mezzanine Loan Agreement, individually or collectively, as the context may require.

“Senior Loan Default” shall mean a Mortgage Default and/or a First Mezzanine Default, individually or collectively, as the context may require.

“Senior Loan Documents” shall mean the Mortgage Loan Documents and/or the First Mezzanine Loan Documents, individually or collectively, as the context may require.

“Senior Loan Event of Default” shall mean a Mortgage Event of Default and/or a First Mezzanine Event of Default, individually or collectively, as the context may require.

Mezzanine Loan Agreement

(Second Mezzanine)

“Senior Note” shall mean the Mortgage Note and/or the First Mezzanine Note, individually or collectively, as the context may require.

“Senior Obligations” shall mean the Mortgage Obligations and/or the First Mezzanine Obligations, individually or collectively, as the context may require.

“Separate Borrower Group Tax Liability” means, with respect to any period, the lesser of (a) the Hypothetical Borrower Group Tax for such period and (b) the Guarantor Group Tax for such period reduced by any payments (estimated or otherwise) made in respect of any applicable Imposition for or with respect to such period by a member of the Borrower Group other than any such payments financed by short term Debt that is Permitted Debt or other Debt permitted to be incurred hereunder.

“Servicer” shall mean such Person designated in writing with an address for such Person by Lender, in its sole discretion, to act as Lender’s agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement or otherwise, together with such other powers as are reasonably incidental thereto.

“Single Purpose Entity” shall mean a Person, other than an individual, that complies with the provisions of Sections 5.3 and 5.4.

“Special Member” shall have the meaning set forth in Section 5.3(c).

“Special Taxes” shall mean any and all Taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, arising after the date hereof as result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of Lender, such Taxes (including Income Taxes, franchise Taxes and branch profit Taxes) as are imposed on or measured by Lender’s net income by the United States of America or any Governmental Authority of the jurisdiction under the laws under which Lender is organized or maintains a lending office.

“SPE Component Entity” shall have the meaning set forth in Section 5.3(b).

“Sponsors” shall mean Bain Capital Partners, LLC, Catterton Partners and any investment funds advised or managed by either of them, but not including, however, any Sponsor Portfolio Companies.

“Sponsor Portfolio Company” shall mean a company and the related business in which any Sponsor, or any investment fund advised or managed by any Sponsor, is invested, so long as such company is not otherwise an Affiliate of any Senior Borrower, Borrower, PRP, PropCo, HoldCo, Guarantor, Master Lessee, Master Lease Guarantor or any of their respective Subsidiaries.

“Stand Alone Guarantor Group” shall mean Guarantor and all other members of the Guarantor Group, other than Borrower and each subsidiary of Guarantor which owns, directly or indirectly, Equity Interests in Borrower.

Mezzanine Loan Agreement

(Second Mezzanine)

“State” shall mean, with respect to each Individual Property, the State in which such Individual Property or any part thereof is located.

“Stated Maturity Date” shall mean the Payment Date occurring in April, 2017.

“Store-Level Information” shall mean the information delivered pursuant to Sections 11.2.1(A), 11.2.2(A) and 11.2.3(A) hereof.

“Sublease” shall mean any lease (other than the Master Lease), sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, letting, license, concession or other agreement entered into in connection with such lease, sublease, subsublease, letting, license, concession or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. Lender acknowledges that Mortgage Borrower does not own, and Mortgage Lender does not have a lien on, the Excluded Personal Property and that the term “Subleases” shall not include the Excluded Personal Property or leases or licenses with respect to the Excluded Personal Property.

“Subordination of Asset Management Agreement” shall mean that certain Second Mezzanine Asset Manager’s Consent and Subordination of Asset Management Agreement, dated as of the date hereof, among Borrower, Lender and Asset Manager.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Successor Borrower” shall have the meaning set forth in Section 2.4.4.

“Taking” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto.

Mezzanine Loan Agreement

(Second Mezzanine)

“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property, other than Master Lessee and its employees and agents.

“Tenant Competitor” shall mean (i) any entity listed on Schedule IV attached hereto as such Schedule IV may be supplemented in accordance with the provisions of Section 11.2.9(g) and (ii) any subsidiary (a) Controlled by any such entity listed on Schedule IV (as may be supplemented in accordance with the terms hereof) and (b) owned at least fifty-one percent (51%) by any such entity listed on Schedule IV (as may be supplemented in accordance with the terms hereof).

“Tenant Security Period” shall have the meaning assigned thereto in the Master Lease.

“Third-Party Brand” shall mean any restaurant brand operated at an Individual Property where such restaurant brand is not owned by Master Lease Guarantor or its Close Subsidiaries (regardless of whether such Individual Property is subleased by a Pass-Through Subsidiary). As of the Closing Date, the Third-Party Brands are Cheeseburger in Paradise, Lee Roy Selmon’s and Sterling’s Bistro.

“Threat of Release” shall have the meaning provided in the Environmental Indemnity.

“Title Company” shall mean, collectively, Chicago Title Insurance Company (as to one-third of coverage), Fidelity National Title Insurance Company (as to one-third of coverage) and Lawyers Title Insurance Corporation (as to one-third of coverage).

“Title Policy (Owner)” shall mean an ALTA owner’s title insurance policy in a form reasonably acceptable to Lender (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and reasonably acceptable to Lender) issued by the Title Company with respect to an Individual Property and insuring ownership of such Individual Property.

“Total Defeasance Collateral” shall mean, with respect to a Total Defeasance Event, U.S. Securities that provide payments (a) on or prior to, but as close as possible to, the Business Day immediately preceding each Payment Date after the Defeasance Date of such Total Defeasance Event and up to and including the Lockout Expiration Date (or any date thereafter as specified by Borrower on or prior to the Defeasance Date), and (b) in amounts equal to or greater than the Scheduled Defeasance Payments relating to such Total Defeasance Event.

“Total Defeasance Date” shall have the meaning set forth in Section 2.4.1(a).

“Total Defeasance Event” shall have the meaning set forth in Section 2.4.1.

“Transfer” shall mean to, directly or indirectly, sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any legal or beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, exchange or other disposition of any legal or beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise. A “Transfer” shall include, but not be limited to, (a) an installment sales agreement wherein

Mezzanine Loan Agreement

(Second Mezzanine)

Mortgage Borrower agrees to sell the Property, or Borrower or First Mezzanine Borrower agrees to sell any portion of the Mezzanine Collateral, or any part thereof for a price to be paid in installments; (b) an agreement by Mortgage Borrower to lease all or any part of the Property other than pursuant to the Master Lease and the Subleases in accordance with the terms of the Mortgage Loan Agreement (including without limitation, Sections 5.1.22 and 8.8 of the Mortgage Loan Agreement), or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower’s right, title and interest in and to the Master Lease, any Subleases or any Rents except in favor of Mortgage Lender in accordance with the Mortgage Loan Documents; (c) if a Restricted Party is a corporation, any merger or consolidation, or any sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, exchange or other disposition of such corporation’s stock, or the creation or issuance of new stock in one or a series of transactions; (d) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation, or any sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, exchange or other disposition of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests, or the change, removal, resignation or addition of a general partner, or the creation or issuance of new partnership interests; (e) if a Restricted Party is a limited liability company, any merger or consolidation, or any sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, exchange or other disposition of the membership interest of any member or any profits or proceeds relating to such membership interest, or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member); or (f) if a Restricted Party is a trust or nominee trust, any merger or consolidation, or sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, exchange or other disposition of the legal or beneficial interest in such Restricted Party, or the creation or issuance of new legal or beneficial interests.

“Transferee Borrower” shall have the meaning set forth in Section 8.7.

“Transferee First Mezzanine Borrower” shall have the meaning set forth in Section 8.7.

“Transferee Mortgage Borrower” shall have the meaning set forth in Section 8.7.

“Transferee Senior Borrower” shall have the meaning set forth in Section 8.7.

“True Lease Opinion” shall mean that certain true lease opinion letter dated the date hereof delivered by Sullivan & Cromwell LLP in connection with the Loan.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of Delaware or New York, as applicable, from time to time.

“Unaffiliated Business” shall mean a business being operated at an Individual Property where either or both of the following conditions are satisfied: (a) such business is a Third-Party Brand restaurant or is any other business that is not a Concept restaurant; and/or (b) the Tenant operating such business is the subtenant under an Unaffiliated Sublease.

“Undefeased Note” shall have the meaning set forth in Section 2.4.2(d) hereof.

Mezzanine Loan Agreement

(Second Mezzanine)

“Upper Tier Entity” shall mean any of Guarantor or any direct or indirect parent of Guarantor.

“U.S. Government Obligations” shall mean any direct obligations of, or obligations guaranteed as to principal and interest by, the United States Government or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America. Any such obligation must be limited to instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If any such obligation is rated by S&P, it shall not have an “r” highlighter affixed to its rating. Interest must be fixed or tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with said index. U.S. Government Obligations include, but are not limited to: U.S. Treasury direct or fully guaranteed obligations, Farmers Home Administration certificates of beneficial ownership, General Services Administration participation certificates, U.S. Maritime Administration guaranteed Title XI financing, Small Business Administration guaranteed participation certificates or guaranteed pool certificates, U.S. Department of Housing and Urban Development local authority bonds, and Washington Metropolitan Area Transit Authority guaranteed transit bonds. In no event shall any such obligation have a maturity in excess of 365 days.

“U.S. Securities” shall mean obligations or securities not subject to prepayment, call or early redemption which are (a) obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or (b) obligations of any agency or instrumentality of the United States of America that qualify as “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

“wholly-owned” shall mean, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by Legal Requirements) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Yield Maintenance Premium” shall mean the amount (if any) which, when added to the aggregate outstanding principal amount of the Loan (or any portion thereof evidenced by any Undefeased Note as applicable, but excluding any Defeased Note) will be sufficient to purchase U.S. Securities providing the required Scheduled Defeasance Payments.

1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All references to

Mezzanine Loan Agreement

(Second Mezzanine)

any Senior Loan Agreement, any Senior Note or any other Senior Loan Document shall mean such Senior Loan Agreement, such Senior Note or such other Senior Loan Document as in effect on the date hereof, as each of the same may hereafter be amended, restated, replaced, supplemented or otherwise modified as permitted by Sections 5.1.22(b) and 5.1.24(b), and to the extent Lender’s consent is required pursuant to Sections 5.1.22(b) and 5.1.24(b), only to the extent that Lender’s consent has been obtained. Capitalized terms that are used but not defined herein shall have the respective meanings assigned to such terms in the Mortgage Loan Agreement as of the date hereof, and no modifications to the Mortgage Loan Agreement shall have the effect of changing any such definitions for the purposes of this Agreement unless Lender expressly agrees that such definition as used in this Agreement have been revised to the extent Lender’s consent is required pursuant to Section 5.1.22(b). Capitalized terms used herein that are defined herein by referring to any such term as defined in any Senior Loan Agreement, shall have the respective meaning assigned to such term in such Senior Loan Agreement as of the date hereof, and no modifications to any Senior Loan Agreement shall have the effect of changing any such definitions for the purposes of this Agreement unless Lender expressly agrees that such definition as used in this Agreement have been revised to the extent Lender’s consent is required pursuant to Section 5.1.22(b) or 5.1.24(b).

II. GENERAL TERMS

2.1 Loan; Disbursement to Borrower.

2.1.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower acknowledges and agrees that the full proceeds of the Loan have been disbursed by Lender to Borrower on the Closing Date.

2.1.3 The Note, Pledge and Loan Documents. The Loan shall be evidenced by the Note and secured by the Pledge, this Agreement and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower may use the proceeds of the Loan only (i) as a contribution to First Mezzanine Borrower to (1) contribute to Mortgage Borrower to (a) acquire and refinance the Property, (b) make deposits into the Holding Account (and/or the Sub Accounts thereof) as required under the Mortgage Loan Agreement, (c) pay Mortgage Trust Fund Expenses due and payable on the Closing Date and (d) pay costs and expenses incurred in connection with the closing of the Mortgage Loan, and (2) to pay costs and expenses incurred in connection with the closing of the First Mezzanine Loan and (ii) to pay costs and expenses incurred in connection with the closing of the Loan.

2.2 Interest; Loan Payments; Late Payment Charge.

Mezzanine Loan Agreement

(Second Mezzanine)

2.2.1 Payment and Accrual of Interest.

(i) Except as set forth in Section 2.2.1(ii), interest shall accrue on the outstanding principal balance of the Loan during each Interest Period at the Interest Rate.

(ii) Upon the occurrence and during the continuance of an Event of Default and from and after the Maturity Date if the entire Principal Amount is not repaid on the Maturity Date, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Indebtedness (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Indebtedness, shall itself accrue interest at the same rate as the Loan and shall be secured by the Pledge. This clause (ii) shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default, and Lender retains its rights under the Loan Documents to accelerate and to continue to demand payment of the Indebtedness upon the happening of any Event of Default.

(iii) Except as expressly set forth herein to the contrary, interest shall accrue on all amounts advanced by Lender pursuant to the applicable provisions of the Loan Documents (other than the Principal Amount, which shall accrue interest in accordance with clauses (i) and (ii) above) at the Default Rate.

(iv) Interest on the Principal Amount shall accrue and be computed based on the daily rate produced assuming a three hundred sixty (360) day year, consisting of twelve (12) months of thirty (30) days each, determined (a) for each Interest Period (other than the Initial Interest Period) as one-twelfth (1/12th) of the aggregate annualized interest that would accrue on such Principal Amount at the Interest Rate, and (b) for the Initial Interest Period, as the product of (x) one-twelfth (1/12th) of the aggregate annualized interest that would accrue on such Principal Amount at the Interest Rate multiplied by (y) a fraction the numerator of which is the number of days from and including the Closing Date through and including the last day of the Initial Interest Period, and the denominator of which is 30. The accrual period for calculating interest due on each Payment Date shall be the Interest Period ending immediately prior to such Payment Date.

(v) The provisions of this Section 2.2.1 are subject in all events to the provisions of Section 2.2.4 below.

2.2.2 Payment of Monthly Payment Amount; Application of Principal; Method and Place of Payment.

(a) On each Payment Date, Borrower shall pay to Lender consecutive monthly installments of principal and interest in an amount equal to the Monthly Payment Amount until the entire Indebtedness is fully paid, except that any remaining Indebtedness, if not sooner paid, shall be due and payable on the Maturity Date; provided, however, that on the first Payment Date

Mezzanine Loan Agreement

(Second Mezzanine)

(occurring on April 10, 2012), Borrower shall pay to Lender interest only on the Principal Amount accruing during the Initial Interest Period at the Interest Rate, with no principal amortization due on such first Payment Date.

(b) All payments made by Borrower hereunder or under any of the Loan Documents shall be made on or before 2:00 p.m. New York City time. Any payments received after such time shall be credited to the next following Business Day.

(c) All amounts advanced by Lender pursuant to the applicable provisions of the Loan Documents, other than the Principal Amount, together with any interest at the Default Rate or other charges as provided therein, shall be due and payable hereunder as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option, first apply any payments received under the Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

(d) The entire Principal Amount, all unpaid accrued interest (including all Applicable Interest) and all other fees and sums then payable hereunder or under the Loan Documents, including, without limitation the Yield Maintenance Premium (if applicable), shall be due and payable in full on the Maturity Date.

(e) Amounts due hereunder shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Lender or its agent or designee at the address set forth on the first page of this Agreement or at such other place as Lender or its agent or designee may from time to time designate in writing.

(f) All amounts due hereunder, including, without limitation, interest and the Principal Amount, shall be due and payable in lawful money of the United States of America.

(g) To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

2.2.3 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents (other than the outstanding Principal Amount due and payable on the Maturity Date) is not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the Maximum Legal Rate (the “Late Payment Charge”) in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by this Agreement, the Security Instrument and the other Loan Documents to the extent permitted by applicable law.

Mezzanine Loan Agreement

(Second Mezzanine)

2.2.4 Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of the Maximum Legal Rate, then the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due under the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.3 Prepayments.

2.3.1 Voluntary Prepayments. Except as otherwise provided in this Agreement, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Stated Maturity Date. Notwithstanding the foregoing, on the Payment Date occurring in January, 2017 (the “Lockout Expiration Date”) and on any Business Day thereafter, Borrower may, at its option and upon ten (10) Business Days’ prior written notice to Lender (provided such notice shall be revocable at any time and for any reason by Borrower and may be adjourned on a day-to-day basis on reasonable notice to Lender, but Borrower shall pay any actual reasonable out-of-pocket expenses incurred by Lender in connection with such revocation and/or adjournment), prepay the entire Principal Amount in whole (but not in part) without payment of the Yield Maintenance Premium or other penalty or premium; provided, that as a condition precedent to such prepayment, Borrower shall also cause (i) First Mezzanine Borrower to prepay the entire Principal Amount (First Mezzanine) in whole in accordance with the terms of the First Mezzanine Loan Agreement and (ii) First Mezzanine Borrower to cause Mortgage Borrower to prepay the entire Principal Amount (Mortgage) in whole in accordance with the terms of the Mortgage Loan Agreement, in each case simultaneously with such prepayment of the entire Principal Amount. If Borrower prepays the entire Principal Amount, Borrower shall pay Lender, in addition to the Principal Amount, all Applicable Interest. Except in connection with a prepayment of the Floating Rate Component (Mortgage) as expressly permitted under the Mortgage Loan Agreement, Borrower shall not consent to or permit, or allow First Mezzanine Borrower to consent to or permit, a prepayment of the Mortgage Loan or the First Mezzanine Loan (other than in connection with the simultaneous repayment of the Loan, in its entirety and in accordance with the terms and provisions of the Loan Documents and the Senior Loan Documents, respectively), unless it obtains the prior written consent of Lender, which consent may be given or withheld by Lender in its sole discretion.

2.3.2 Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Proceeds in accordance with Section 6.2.3 of the Mortgage Loan Agreement, (a) such Proceeds shall be applied to prepay the Principal Amount to the extent of the Release Price for the affected Individual Property in accordance with the terms

Mezzanine Loan Agreement

(Second Mezzanine)

hereof, and such amount prepaid by Borrower shall result in a corresponding reduction of the Release Price and the Combined Release Price of the affected Individual Property, (b) Borrower shall pay to Lender all Applicable Interest, and (c) Borrower shall pay (without duplication) all reasonable costs and expenses of Lender incurred in connection with such prepayment (including without limitation, any reasonable attorneys’ fees and expenses). Notwithstanding anything to the contrary contained herein, if the Proceeds applied by each Senior Lender and Lender in accordance with Section 6.2.3 of the Mortgage Loan Agreement (together with any other prepayment or defeasance permitted under this Agreement and any Senior Loan Agreement) equal or exceed the Combined Release Price for the applicable Individual Property, then Lender hereby agrees that Borrower shall be entitled to cause Mortgage Borrower to obtain a Property Release for such Individual Property consistent with, and subject to, the terms of Section 6.2.3 of the Mortgage Loan Agreement, and neither the release of such Individual Property from the Lien of the applicable Security Instrument and related Loan Documents and Mortgage Loan Documents, the Transfer of such Individual Property or the amendment of the Master Lease pursuant to Section 3.2.6(a)(xiv) of the Master Lease shall be deemed an Event of Default hereunder or under the other Loan Documents.

2.3.3 Prepayments After Event of Default; Application of Amounts Paid. If, after the occurrence and during the continuance of an Event of Default, Lender shall accelerate the Indebtedness and Borrower thereafter tenders payment of all or any part of the Indebtedness, or if all or any portion of the Indebtedness is recovered by Lender after such Event of Default, (a) such payment may be made only on the next occurring Payment Date together with all Applicable Interest and all other fees and sums payable hereunder or under the Loan Documents, including without limitation, interest that has accrued at the Default Rate and any Late Payment Charges, (b) such payment shall be deemed a voluntary prepayment by Borrower, and (c) to the extent that the same would, if a prepayment, be prohibited under Section 2.3.1, Borrower shall pay, in addition to the Indebtedness, an amount equal to the greater of (i) three percent (3%) of the then outstanding principal amount of the Loan to be prepaid or satisfied (excluding any portion thereof evidenced by Defeased Notes), or (ii) the Yield Maintenance Premium in respect of the then outstanding principal amount of the Loan to be prepaid or satisfied (excluding any portion thereof evidenced by Defeased Notes).

2.3.4 Reserved.

2.3.5 Release of All Collateral.

(a) Upon Repayment in Full of Loan. If Borrower has repaid the entire Principal Amount in accordance with Section 2.3.1 or Section 2.3.3 and paid to Lender all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, then Lender shall release the Lien of this Agreement and the Pledge upon the Collateral (or assign it (together with the Note), in whole or in part, to a new lender without representation, warranty or recourse). In such event, Borrower shall submit to Lender, not less than ten (10) Business Days prior to the date of such release or assignment, a release of lien or assignment of lien, as applicable, for such Collateral for execution by Lender. Such release or assignment, as applicable, shall be in a form satisfactory to Lender in its reasonable discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release or assignment, as applicable.

Mezzanine Loan Agreement

(Second Mezzanine)

(b) Upon Total Defeasance Event. If Borrower has defeased the Loan in its entirety in accordance with Section 2.4.1, and paid to Lender all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, then Lender shall release the Lien of this Agreement and the Pledge upon the Collateral (or assign it to a new lender without representation, warranty or recourse), and the U.S. Securities constituting the Total Defeasance Collateral, pledged pursuant to the Defeasance Security Agreement, shall be the sole source of collateral securing the Note. In such event, Borrower shall submit to Lender, not less than ten (10) Business Days prior to the date of such release or assignment, a release of lien for such Collateral for execution by Lender. Such release shall be in a form satisfactory to Lender in its reasonable discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release.

2.3.6 Release of Individual Properties and Outparcels.

(a) Individual Properties. In the event Mortgage Borrower requests the release of any Individual Property from the Lien of the applicable Security Instrument and related Mortgage Loan Documents (or to the extent so requested by Mortgage Borrower, the assignment of the Lien of the applicable Security Instrument to a new lender without representation, warranty or recourse) (each release under this Section 2.3.6, a “Property Release”), subject to satisfaction of each of the conditions set forth below with respect to such Individual Property, Lender shall consent to such Property Release and the other actions to be taken by Mortgage Lender in accordance with Section 2.3.6 of the Mortgage Loan Agreement with respect to such Individual Property (each a “Release Property”):

(i) Borrower shall deliver a written notice (a “Property Release Notice”) to Lender of its desire to cause First Mezzanine Borrower to cause Mortgage Borrower to effect such Property Release no later than thirty (30) days prior to the date of such desired Property Release, and setting forth the Business Day (the “Release Date”) on which Borrower desires that Mortgage Lender release its interest in such Release Property (provided such Property Release Notice shall be revocable at any time and for any reason by Borrower and may be adjourned on a day-to-day basis on reasonable notice to Lender, but Borrower shall pay any actual reasonable out-of-pocket expenses incurred by Lender in connection with such revocation and/or adjournment);

(ii) Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to either:

(A) if the outstanding principal balance of the Floating Rate Component (Mortgage) is greater than or equal to the Combined Release Price for the Release Property, pay to Mortgage Lender (x) the Combined Release Price for the Release Property, to be applied in reduction of the Floating Rate Component (Mortgage), (y) all Applicable Interest (Mortgage) on the portion of the Floating Rate Component (Mortgage) being repaid, and (z) all other sums due and payable under the Mortgage Loan Agreement, the Mortgage Note, the Security Instrument and the other Mortgage Loan Documents through and including the Release Date; or

Mezzanine Loan Agreement

(Second Mezzanine)

(B) if the outstanding principal balance of the Floating Rate Component (Mortgage) has previously been reduced to zero, partially defease the Fixed Rate Components (Mortgage) in an aggregate amount equal to the Release Price (Mortgage) for the Release Property, in accordance with Section 2.4.2 of the Mortgage Loan Agreement; or

(C) if the outstanding principal balance of the Floating Rate Component (Mortgage) is greater than zero but less than the Combined Release Price for the Release Property, then (x) pay to Mortgage Lender the outstanding principal balance of the Floating Rate Component (Mortgage), to be applied in reduction of the Floating Rate Component (Mortgage), (y) pay to Mortgage Lender the amounts specified in clauses (y) and (z) of subparagraph (ii)(A) above, and (z) if and only if the outstanding principal balance of the Floating Rate Component (Mortgage) being repaid pursuant to clause (x) of this subparagraph (C) is less than the Release Price (Mortgage) for the Release Property, partially defease the Fixed Rate Components (Mortgage) in an amount equal to the positive difference between the Release Price (Mortgage) for the Release Property and the outstanding principal balance of the Floating Rate Component (Mortgage) being repaid, in accordance with Section 2.4.2 of the Mortgage Loan Agreement;

(iii) as a condition precedent to a Property Release when the outstanding principal balance of the Floating Rate Component (Mortgage) is less than the Combined Release Price for the Release Property, on the Release Date, Borrower shall cause First Mezzanine Lender to partially defease the First Mezzanine Loan in accordance with the provisions of the First Mezzanine Loan Agreement, in an amount equal to either:

(A) if the outstanding principal balance of the Floating Rate Component (Mortgage) is less than the Release Price (Mortgage) or has previously been reduced to zero, then the Release Price (First Mezzanine) for the Release Property; otherwise

(B) the amount by which the Combined Release Price for the Release Property exceeds the outstanding principal balance of the Floating Rate Component (Mortgage), multiplied by a fraction, the numerator of which is the principal balance of the First Mezzanine Loan immediately prior to the Property Release, and the denominator of which is the aggregate principal balance of all Mezzanine Loans immediately prior to the Property Release.

(iv) as a condition precedent to a Property Release when the outstanding principal balance of the Floating Rate Component (Mortgage) is less than the Combined Release Price for the Release Property, on the Release Date, Borrower shall partially defease the Loan in accordance with the provisions of this Agreement, in an amount equal to either:

(A) if the outstanding principal balance of the Floating Rate Component (Mortgage) is less than the Release Price (Mortgage) or has previously been reduced to zero, then the applicable Release Price for the Release Property; otherwise

Mezzanine Loan Agreement

(Second Mezzanine)

(B) the amount by which the Combined Release Price for the Release Property exceeds the outstanding principal balance of the Floating Rate Component (Mortgage), multiplied by a fraction, the numerator of which is the principal balance of the Loan immediately prior to the Property Release, and the denominator of which is the aggregate principal balance of all Mezzanine Loans immediately prior to the Property Release.

(v) Borrower shall deliver to Lender not less than ten (10) Business Days prior to the Release Date (which must be on a Business Day) all documentation that may be reasonably required by Lender to be delivered by Borrower in connection with such Property Release (collectively, “Release Instruments”), together with an Officer’s Certificate certifying that (A) any and all Release Instruments, if applicable, are in compliance with all Legal Requirements, (B) the release to be effected will not violate the terms of this Agreement, (C) the release to be effected will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released and (D) the requirement described in paragraph (vi) below is satisfied in connection with such Property Release (together with calculations and supporting documentation demonstrating the same in reasonable detail);

(vi) with respect to any Property Release (other than an Excluded Release), after giving effect to such Property Release, the Lease Coverage Ratio as of the Release Date for all of the Individual Properties then remaining subject to the Liens of the Security Instrument shall not be less than the greater of (A) the Closing Date Lease Coverage Ratio and (B) the Lease Coverage Ratio for the Individual Properties subject to the Lien of the Security Instrument immediately prior to the Release Date;

(vii) no Event of Default shall have occurred and then be continuing on the date on which Borrower delivers the Property Release Notice or on the Release Date (except as provided in the last grammatical paragraph of this Section 2.3.6(a));

(viii) the Release Property is simultaneously transferred pursuant to a bona fide all-cash sale on arms-length terms and conditions;

(ix) Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to execute and deliver such other instruments, certificates, opinions of counsel and documentation as Mortgage Lender shall reasonably request in order to preserve, confirm or secure the Liens and security granted to Mortgage Lender by the Mortgage Loan Documents, including any amendments, modifications or supplements to any of the Mortgage Loan Documents;

(x) Borrower shall pay for any and all reasonable out-of-pocket costs and expenses incurred in connection with any proposed Property Release, including Lender’s reasonable attorneys’ fees and disbursements;

(xi) prior to the Release Date, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that all amounts owing to any parties in connection with the transaction relating to the proposed Property Release have been paid in full, or will simultaneously be paid in full on the Release Date or adequate reserves therefor are established by Borrower in cash with respect to contingent or other liabilities that may arise out of such transaction and for which Borrower is not adequately indemnified or insured against as reasonably determined by Lender;

Mezzanine Loan Agreement

(Second Mezzanine)

(xii) as a condition precedent to a Property Release, on the Release Date, Borrower shall cause (a) First Mezzanine Borrower to satisfy all conditions to such Property Release set forth in the First Mezzanine Loan Documents and (b) First Mezzanine Borrower to cause Mortgage Borrower to satisfy all conditions to such Property Release set forth in the Mortgage Loan Documents;

(xiii) reserved;

(xiv) the transfer of the Release Property in connection with the Property Release does not trigger any rights of first refusal or purchase options in any Operating Agreements, including, but not limited to the rights or obligations set forth on Schedule VI of the Mortgage Loan Agreement as to any remaining Property unless the same have been waived or terminated by the holder thereof;

(xv) following such Property Release, each Senior Borrower and Borrower shall each continue to be a Single Purpose Entity and comply with all provisions of the Loan Documents pertaining to a Single Purpose Entity; and

(xvi) Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to enter into an amendment to the Master Lease with Master Lessee (A) to effect the reduction in the Master Lease Base Rent by an amount not to exceed the amount allocable to such Individual Property as set forth on Schedule IV to the Mortgage Loan Agreement, and (B) to cause such Release Property to be removed from the Master Lease, including amending the legal description of the “Leased Property” (as defined therein) to effect such removal.

Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, if on the date Borrower delivers a Property Release Notice, (a) a Default or Event of Default has occurred and is continuing which relates solely to the Individual Property or Individual Properties subject to the proposed Property Release (each or any such Default or Event of Default, a “Release Property-Specific Default”), (b) the Allocated Loan Amounts of such Individual Properties do not exceed, in the aggregate of all Individual Properties that are then subject to a Release Property-Specific Default, 15% of the Principal Amount, and (c) no other Default or Event of Default exists, Borrower shall not be prohibited from causing First Mezzanine Borrower to cause Mortgage Borrower to exercise a release with respect to such Individual Property or Individual Properties and such Release-Property-Specific Default will be deemed to have been cured upon completion of the Property Release of such Individual Property or Individual Properties by (1) delivery of such Property Release Notice and (2) completion of the Property Release of such Individual Property or Individual Properties; provided, that, if Borrower fails to cause First Mezzanine Borrower to cause Mortgage Borrower to complete the Property Release of each Individual Property then subject to a Release-Property-Specific Default by a Release Date that is not more than forty-five (45) days after receiving written notice from Lender or otherwise obtaining actual knowledge of the occurrence of such Release Property-Specific Default, such Default or Event of Default shall be deemed not to have been cured by delivery of such Property Release Notice and shall be retroactive to the date such Default or Event of Default first occurred.

Mezzanine Loan Agreement

(Second Mezzanine)

(b) Outparcels. Provided that (i) no Event of Default has occurred and is continuing, and (ii) Mortgage Borrower shall have satisfied each of the conditions set forth in Section 2.3.6(b) of the Mortgage Loan Agreement, Borrower shall be permitted to cause First Mezzanine Borrower to cause Mortgage Borrower to request that Mortgage Lender release certain Outparcels in accordance with the terms of Section 2.3.6(b) of the Mortgage Loan Agreement without the consent of Lender.

2.3.7 Provisions Relating to Individual Properties That Go Dark.

(a) At any one time and from time to time, Borrower may cause First Mezzanine Borrower to cause Mortgage Borrower to allow Restaurant Locations to Go Dark provided that (i) the number of Go Dark Restaurant Locations plus the number of Restaurant Locations that are being operated as one or more Unaffiliated Businesses (without duplication) does not exceed the Go Dark/Sublease Limit at any time, and (ii) in no event may Borrower cause First Mezzanine Borrower to cause Mortgage Borrower to allow any Go Dark Purchase Option Property to Go Dark unless the holder of the purchase right, termination right, recapture right, option or similar right has irrevocably waived in writing such rights with respect to the period during which such Go Dark Purchase Option Property continues to be a Go Dark Restaurant Location. If the number of Go Dark Restaurant Locations plus the number of Restaurant Locations that are being operated as one or more Unaffiliated Businesses (without duplication) exceeds the Go Dark/Sublease Limit at any time, then within thirty (30) days of such Go Dark/Sublease Limit being exceeded, Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to cause one or more Individual Properties to be released from the Lien of the applicable Security Instrument in accordance with Section 2.3.6 hereof such that the number of Go Dark Restaurant Locations plus the number of Restaurant Locations that are being operated as one or more Unaffiliated Businesses (without duplication) does not exceed the Go Dark/Sublease Limit.

(b) If any Restaurant Location shall Go Dark, Borrower will promptly send written notice thereof to Lender. If any Restaurant Location shall Go Dark, the full Master Lease Rent payment as and when, and to the extent, required under the Master Lease and the Master Lease Rent Payment Direction Letter with respect to all Restaurant Locations that are leased pursuant to the Master Lease shall nonetheless be required to be deposited into the Holding Account without reduction.

2.4 Defeasance. Provided no Event of Default shall have occurred and be continuing, Borrower shall have the right at any time after the Closing Date to voluntarily defease all or any portion of the Loan by and upon satisfaction of the following conditions (such event being a “Defeasance Event”):

2.4.1 Conditions to Total Defeasance Event. Provided that Mortgage Borrower shall have paid in full the Floating Rate Component (Mortgage) (either previously or simultaneously with the Total Defeasance Event), Borrower shall have the right to voluntarily defease the entire outstanding principal balance of the Loan without Yield Maintenance Premium or other premium or penalty and obtain a release of the Lien of the Pledge and this Agreement by providing Lender with the Total Defeasance Collateral (herein, a “Total Defeasance Event”), subject to the satisfaction of the following conditions precedent:

Mezzanine Loan Agreement

(Second Mezzanine)

(a) Except as otherwise set forth herein, Borrower shall have delivered to Lender all documentary deliveries required pursuant to this Section 2.4.1 at least thirty (30) days prior to the requested effective date of such proposed Total Defeasance Event and shall specify a date (the “Total Defeasance Date”) on which the Total Defeasance Event is to occur (provided such notice shall be revocable at any time and for any reason by Borrower and may be adjourned on a day-to-day basis on reasonable notice to Lender, but Borrower shall pay any actual reasonable out-of-pocket expenses incurred by Lender in connection with such revocation and/or adjournment);

(b) Borrower shall pay to Lender (i) all payments of principal and interest due on the Loan to and including the Total Defeasance Date, and (ii) all other sums then due on such Total Defeasance Date under the Note, this Agreement, the Pledge and the other Loan Documents;

(c) Borrower shall deposit the Total Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Section 2.4.3 hereof;

(d) Borrower shall execute and deliver to Lender a Defeasance Security Agreement in respect of the Defeasance Collateral Account and the Total Defeasance Collateral;

(e) Borrower shall deliver to Lender (i) an Opinion of Counsel for Borrower that is reasonably satisfactory to Lender opining that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Total Defeasance Collateral, and (B) the Total Defeasance Event pursuant to this Section 2.4.1 does not constitute a “significant modification” under Section 1001 of the Code, will not cause any Securitization vehicle to fail to qualify as a grantor trust under the Code and will not cause a federal income tax to be imposed on any Securitization vehicle and (ii) a non-consolidation opinion with respect to the Successor Borrower;

(f) reserved;

(g) On or prior to the Total Defeasance Date, Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.4.1 have been satisfied;

(h) Borrower shall deliver a certificate of an Independent certified public accounting firm reasonably acceptable to Lender certifying that the Total Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(i) Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request, to the extent such delivery would be required by a reasonably prudent lender defeasing mortgage loans for securitization similar to the Loan, provided that Borrower shall not be required to deliver any certificate, opinion, document or instrument that would increase Borrower’s obligations or liabilities under this Agreement or any other Loan Document;

Mezzanine Loan Agreement

(Second Mezzanine)

(j) Borrower shall pay to Lender a defeasance and release fee in an amount equal to $10,000; and

(k) Borrower shall pay all reasonable out-of-pocket costs and expenses of Lender incurred in connection with the Total Defeasance Event, including Lender’s reasonable attorneys’ fees and expenses.

Notwithstanding the foregoing, Borrower shall not consent to or permit, or allow First Mezzanine Borrower to consent to or permit, a total defeasance of the Mortgage Loan or the First Mezzanine Loan (other than in connection with a simultaneous defeasance of the Loan in its entirety in accordance with the terms and conditions of the Loan Documents), unless it obtains the prior written consent of Lender, which consent may be given or withheld by Lender in its sole discretion.

2.4.2 Conditions to Partial Defeasance. Provided that Mortgage Borrower shall have paid in full the Floating Rate Component (Mortgage) (either previously or simultaneously with the Partial Defeasance Event), Borrower shall have the right to voluntarily defease a portion of the outstanding principal balance of the Loan without Yield Maintenance Premium or other premium or penalty, in connection with a Property Release consummated in accordance with Section 2.3.6(a), by providing Lender with the Partial Defeasance Collateral (herein, a “Partial Defeasance Event”), subject to the satisfaction of the following conditions precedent:

(a) Except as otherwise set forth herein, Borrower shall have delivered to Lender all documentary deliveries required pursuant to this Section 2.4.2 at least thirty (30) days prior to the requested effective date of such proposed Partial Defeasance Event and shall specify a date (the “Partial Defeasance Date”) on which the Partial Defeasance Event is to occur (provided such notice shall be revocable at any time and for any reason by Borrower and may be adjourned on a day-to-day basis on reasonable notice to Lender, but Borrower shall pay any actual reasonable out-of-pocket expenses incurred by Lender in connection with such revocation and/or adjournment);

(b) Borrower shall pay to Lender (i) all payments of principal and interest due on the Loan to and including the Partial Defeasance Date, and (ii) all other sums then due on such Partial Defeasance Date under the Note, this Agreement, the Pledge and the other Loan Documents;

(c) Borrower shall deposit the Partial Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Section 2.4.3 hereof;

(d) Borrower shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue substitute notes, with one or more substitute notes having an aggregate principal balance equal to the aggregate Release Price for the Release Property or Release Properties (collectively, the “Defeased Note”), and one or more substitute notes having a principal balance equal to the excess of (i) the original principal amount of the Loan, over (ii) the amount of the Defeased Note and any prior Defeased Note issued (collectively, the “Undefeased Note”). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance and the monthly payment amount. The Defeased Note and the

Mezzanine Loan Agreement

(Second Mezzanine)

Undefeased Note shall not be cross defaulted or cross collateralized. A Defeased Note may not be the subject of any further defeasance, and all amounts paid in reduction of the principal balance thereof will be exclusively from the Scheduled Defeasance Payments in accordance herewith. In addition, a Defeased Note may be repaid in whole in connection with a repayment of the entire Loan on or after the Lockout Expiration Date in accordance with the terms hereof;

(e) Borrower shall execute and deliver to Lender a Defeasance Security Agreement in respect of the Defeasance Collateral Account and the Partial Defeasance Collateral;

(f) Borrower shall deliver to Lender (i) an Opinion of Counsel for Borrower that is reasonably satisfactory to Lender opining that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Partial Defeasance Collateral and (B) that the Partial Defeasance Event pursuant to this Section 2.4.2 does not constitute a “significant modification” under Section 1001 of the Code, will not cause any Securitization vehicle to fail to qualify as a grantor trust under the Code and will not cause any federal income tax to be imposed on any Securitization vehicle and (ii) a non-consolidation opinion with respect to the Successor Borrower;

(g) reserved;

(h) on or prior to the Partial Defeasance Date, Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.4.2 have been satisfied;

(i) Borrower shall deliver a certificate of an Independent certified public accounting firm reasonably acceptable to Lender certifying that the Partial Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(j) Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request, to the extent such delivery would be required by a reasonably prudent lender defeasing mortgage loans for securitization similar to the Loan, provided that Borrower shall not be required to deliver any certificate, opinion, document or instrument that would increase Borrower’s obligations or liabilities under this Agreement or any other Loan Document;

(k) Borrower shall pay to Lender a defeasance and release fee in an amount equal to $10,000;

(l) Borrower shall pay all reasonable out-of-pocket costs and expenses of Lender incurred in connection with the Partial Defeasance Event, including Lender’s reasonable attorneys’ fees and expenses;

(m) Borrower shall have complied with the provisions of Section 2.3.6 with respect to the Individual Property or Individual Properties being released; and

(n) as a condition precedent to a Partial Defeasance Event, on the Defeasance Date, Borrower shall cause (i) First Mezzanine Borrower to partially defease the First Mezzanine Loan in accordance with the provisions of the First Mezzanine Loan Agreement in the amount specified in Section 2.3.6(a)(iii) and (ii) cause First Mezzanine Borrower to cause Mortgage Borrower to partially defease the Mortgage Loan in accordance with the provisions of the Mortgage Loan Agreement in the amount specified in Section 2.3.6(a)(ii).

Mezzanine Loan Agreement

(Second Mezzanine)

2.4.3 Defeasance Collateral Account. On or before the date on which Borrower delivers the Total Defeasance Collateral or Partial Defeasance Collateral, as applicable, Borrower shall open at any Eligible Institution the defeasance collateral account (the “Defeasance Collateral Account”) which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (a) Total Defeasance Collateral or the applicable Partial Defeasance Collateral, and (b) cash from interest and principal paid on the Total Defeasance Collateral or the applicable Partial Defeasance Collateral. All cash from interest and principal payments paid on the Total Defeasance Collateral or Partial Defeasance Collateral shall be paid over to Lender on each Payment Date and applied in accordance with the terms of this Agreement. Following the payment of all Scheduled Defeasance Payments, any cash from interest and principal paid on the Total Defeasance Collateral or Partial Defeasance Collateral in excess of the amounts necessary to pay the Scheduled Defeasance Payments shall be paid to Borrower or, if there is a Successor Borrower, to Successor Borrower. Borrower shall cause the Eligible Institution at which the Total Defeasance Collateral or Partial Defeasance Collateral is deposited to enter into an agreement with Borrower or Successor Borrower, as applicable, and Lender, satisfactory to Lender in its reasonable discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Total Defeasance Collateral or Partial Defeasance Collateral in accordance with this Agreement. Borrower or Successor Borrower, as applicable, shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Total Defeasance Collateral or Partial Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall pay all costs and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account. At Borrower’s election, different Defeasance Collateral Accounts may be established for each defeasance consummated pursuant to this Agreement.

2.4.4 Successor Borrower. In connection with a Defeasance Event under this Section 2.4, Borrower shall, if reasonably required by Lender or if Borrower elects to do so, establish or designate a successor entity (the “Successor Borrower”) which shall be a single purpose bankruptcy remote entity and which shall be reasonably approved by Lender. Any such Successor Borrower may, at Borrower’s option, be an Affiliate of Borrower unless Lender shall reasonably require otherwise. Borrower shall transfer and assign all obligations, rights and duties under and to the Note (in connection with a Total Defeasance Event) and under the Defeased Note (in connection with a Partial Defeasance Event), together with the Total Defeasance Collateral or Partial Defeasance Collateral, as applicable, to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note (in connection with a Total Defeasance Event) and under the Defeased Note (in connection with a Partial Defeasance Event) and the Defeasance Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay all reasonable, out-of-pocket costs and expenses incurred by Lender, including Lender’s reasonable attorney’s fees and expenses, incurred in connection therewith. A different Successor Borrower may be established for each defeasance consummated pursuant to this Agreement.

Mezzanine Loan Agreement

(Second Mezzanine)

2.5 Regulatory Change; Taxes.

2.5.1 Increased Costs. If as a result of any Regulatory Change or compliance of Lender therewith, the basis of taxation of payments to Lender or any company Controlling Lender of the principal of or interest on the Loan is changed or Lender or the company Controlling Lender shall be subject to (i) any Tax, duty, charge or withholding of any kind with respect to this Agreement (excluding taxation of the overall net income of Lender or the company Controlling Lender); or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Lender or any company Controlling Lender is imposed, modified or deemed applicable; and Lender determines that, by reason thereof, the cost to Lender or any company Controlling Lender of making, maintaining or extending the Loan to Borrower is increased, or any amount receivable by Lender or any company Controlling Lender hereunder in respect of any portion of the Loan to Borrower is reduced, in each case by an amount deemed by Lender in good faith to be material (such increases in cost and reductions in amounts receivable being herein called “Increased Costs”), then Lender shall provide notice thereof to Borrower and Borrower agrees that it will pay to Lender upon Lender’s written request such additional amount or amounts as will compensate Lender or any company Controlling Lender for such Increased Costs to the extent Lender determines that such Increased Costs are allocable to the Loan; provided, however, that with respect to the period during which the Loan is held by a Securitization trust, Borrower’s liability under this Section 2.5.1 shall be limited to the Increased Costs to which such Securitization trust itself is subject, if any. If Lender requests compensation under this Section 2.5.1, Borrower may, by notice to Lender, require that Lender furnish to Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. In the event that Borrower is required to pay any Increased Costs in accordance with the terms hereof, Borrower shall have the right to prepay the Principal Amount (together with all Applicable Interest) without the imposition of any Yield Maintenance Premium.

2.5.2 Special Taxes. Borrower shall make all payments hereunder free and clear of and without deduction for Special Taxes. If Borrower shall be required by law to deduct any Special Taxes from or in respect of any sum payable hereunder or under any other Loan Document to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.5.2) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Notwithstanding anything to the contrary contained in this Section 2.5, Borrower shall not be liable for any amounts as a result of (a) withholding for Special Taxes or additional costs incurred as a result of the assignment of all or any portion of the Loan by Lender to any Person that is subject to Special Taxes at the time of such assignment, which Special Taxes exceed the Special Taxes to which the assignor is subject, and which is organized under or has its principal place of business outside of the United States of America or any political subdivision thereof or (b) failure of Lender to comply with any certification, identification, information, documentation or other reporting requirement if (i) such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, deduction or withholding of any Special Taxes and (ii) at least thirty

Mezzanine Loan Agreement

(Second Mezzanine)

(30) days prior to the first Payment Date with respect to which Borrower shall apply this clause (b), Borrower shall have notified Lender that Lender will be required to comply with such requirement, provided, however, that the exclusion set forth in this clause (b) shall not apply in respect of any certification, identification, information, documentation or other reporting requirement if such requirement would be materially more onerous, in form, in procedure or in the substance of information disclosed, to Lender than comparable information or other reporting requirements imposed under U.S. Tax law, regulation and administrative practice (such as IRS Forms W-8BEN and W-9).

2.5.3 Other Taxes. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, or the Loan (hereinafter referred to as “Other Taxes”).

2.5.4 Indemnity. Subject to the limitations in the last sentence of Section 2.5.2, Borrower shall indemnify Lender for the full amount of Special Taxes and Other Taxes (including any Special Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.5.4) paid by Lender and any liability (including penalties, interest, and reasonable out-of-pocket expenses) arising therefrom or with respect thereto, whether or not such Special Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date Lender makes written demand therefor.

2.5.5 Change of Office. To the extent that changing the jurisdiction of Lender’s applicable office would have the effect of minimizing Special Taxes, Other Taxes or Increased Costs, Lender shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to Lender.

2.5.6 Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.5 shall survive the payment in full of principal and interest hereunder, and the termination of this Agreement.

III. CASH MANAGEMENT

3.1 Cash Management.

3.1.1 Establishment of Collateral Account. Borrower hereby acknowledges that (A) simultaneously with the execution of this Agreement, Lender (or Lender’s Servicer on behalf of Lender) has established with Cash Management Bank, in the name of Lender (or Lender’s Servicer on behalf of Lender), an account (the “Collateral Account”), which has been established as a deposit account, and (B) Lender (or Lender’s Servicer on behalf of Lender) shall be the customer (within the meaning Section 4-104(a)(5) of the UCC) of Cash Management Bank with respect to the Collateral Account. The Collateral Account and the funds deposited therein shall serve as additional security for the Loan. Borrower shall not have any right to make, and shall not deliver any orders to Cash Management Bank for, and withdrawals from the Collateral

Mezzanine Loan Agreement

(Second Mezzanine)

Account. The Collateral Account shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement. For the avoidance of doubt, the Collateral Account is the same account as the Second Mezzanine Account (as defined in the Mortgage Loan Agreement).

3.1.2 Pledge of Account Collateral. To secure the full and punctual payment and performance of the Obligations, Borrower hereby collaterally assigns, grants a security interest in and pledges to Lender, to the extent not prohibited by applicable law, a first priority continuing security interest in and to the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Account Collateral”):

(a) the Collateral Account and all cash, deposits and/or wire transfers from time to time deposited or held in, credited to or made to Collateral Account;

(b) all interest and cash from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Collateral Account unless released; and

(c) to the extent not covered by clauses (a) or (b) above, all proceeds (as defined under the UCC) of any or all of the foregoing.

In addition to the rights and remedies herein set forth, Lender shall have all of the rights and remedies with respect to the Account Collateral available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein.

This Agreement shall constitute a security agreement for purposes of the Uniform Commercial Code and other applicable law.

3.1.3 Maintenance of Collateral Accounts.

(a) Borrower agrees that the Collateral Account is and shall be maintained (i) as a “deposit account” (as such term is defined in Section 9-102(a)(29) of the UCC), (ii) in such a manner that Lender (or Lender’s Servicer on behalf of Lender) is the customer (within the meaning of Section 4-104(a)(5) of the UCC) of Cash Management Bank with respect to the Collateral Account and Lender (or such other Person designated in writing by Lender to Borrower from time to time) shall have control (within the meaning of Section 9-104(a)(2) of the UCC) over the Collateral Account, and (iii) such that Borrower shall have no right of withdrawal from the Collateral Account and, except as provided herein, no Account Collateral shall be released to Borrower from the Collateral Account.

(b) Notwithstanding Section 3.1.3(a)(i) above, Lender (or Lender’s Servicer on behalf of Lender) shall be permitted to cause the Collateral Account to be maintained as “securities accounts” pursuant to Article 8 of the UCC, provided that (i) Lender is the entitlement holder (within the meaning of Section 8-102(a)(7) of the UCC) with respect to the Collateral Account, (ii) Lender (or such other Person designated in writing by Lender to Borrower from time to time) shall have control (within the meaning of Section 8-106(d) of the UCC) over such “securities

Mezzanine Loan Agreement

(Second Mezzanine)

account” and at all times Lender shall have a perfected first priority lien on the Collateral Account, (iii) such account shall be maintained in such a manner that the Cash Management Bank shall agree to treat all property credited to the Collateral Account as “financial assets” and, (iv) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of Cash Management Bank, endorsed to Cash Management Bank or in blank or credited to another securities account maintained in the name of Cash Management Bank and in no case will any financial asset credited to any of the Collateral Account be registered in the name of Borrower, payable to the order of Borrower or specially endorsed to Borrower except to the extent the foregoing have been specially indorsed to Cash Management Bank or in blank.

3.1.4 Eligible Account. The Collateral Account shall be an Eligible Account. The Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Income and interest accruing on the Collateral Account or any investments held in such account shall be periodically added to the principal amount of such account and shall be held, disbursed and applied in accordance with the provisions of this Agreement. Borrower shall be the beneficial owner of the Collateral Account for federal income tax purposes and shall report all income on the Collateral Account.

3.1.5 Cash Management Arrangement. Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to cause all Rents to be deposited and applied in accordance with the Mortgage Loan Documents and shall cause First Mezzanine Borrower to cause Mortgage Borrower to at all times comply with the provisions of Article 3 of the Mortgage Loan Agreement. All funds deposited by the Mortgage Cash Management Bank into the Collateral Account shall be deemed to be a distribution from Mortgage Borrower to First Mezzanine Borrower and a further distribution from First Mezzanine Borrower to Borrower and shall be applied and disbursed in accordance with this Agreement.

3.1.6 Monthly Funding.

(a) Borrower hereby irrevocably authorizes Lender to transfer, and Lender shall transfer, from the Collateral Account by 11:00 a.m. New York time on each Payment Date, or as soon thereafter as there shall be sufficient collected funds on deposit in the Collateral Account, and from time to time (but no less frequently than weekly thereafter) to Lender funds in an amount equal to the sum of any Protective Advances which may have been advanced by (and not previously reimbursed to) Lender pursuant to the terms of the Loan Documents to cure any Default or Event of Default, any Senior Loan Default or Senior Loan Event of Default, or to protect the Collateral together with any interest payable on such amounts pursuant to the Loan Documents, plus (x) the unpaid Mezzanine Loan Debt Service Amount due on the Payment Date on which the transfer from the Collateral Account is made, plus (y) an amount equal to such payments for any prior month(s), to the extent not previously paid, plus (z) an amount equal to the amount, if any, deducted from the Collateral Account in any preceding month to pay any other amounts then due under the Loan Documents (other than any Mezzanine Loan Debt Service Amounts).

Mezzanine Loan Agreement

(Second Mezzanine)

(b) If for any reason there will be insufficient amounts in the Collateral Account on any Payment Date to pay the Mezzanine Loan Debt Service Amount due on such Payment Date, Borrower shall immediately deposit into the Collateral Account an amount equal to the shortfall of available funds. Any failure by Borrower to deposit the full amount required by the preceding sentence shall constitute an Event of Default hereunder. If Lender shall reasonably determine that there will be insufficient amounts in the Collateral Account to pay any Protective Advances as and when the same are due and payable, Lender shall provide written notice of same to Borrower setting forth the basis for such determination. Within five (5) Business Days of receipt of said notice, Borrower shall deposit into the Collateral Account an amount equal to the shortfall of available funds in the Collateral Account. Any failure by Borrower to deposit the full amount required by the preceding sentence within said five (5) Business Day period shall constitute an Event of Default hereunder.

(c) Lender agrees to deliver to Mortgage Lender at least five (5) Business Days prior to each Payment Date a written notice setting forth the Mezzanine Loan Debt Service Amount payable by Borrower on the first Payment Date occurring after the date such notice is delivered (the “Mezzanine Lender Monthly Debt Service Notice”); provided, however, that any Mezzanine Lender Monthly Debt Service Notice sent to Mortgage Lender shall be applicable with respect to all future Payment Dates until Lender sends a new Mezzanine Lender Monthly Debt Service Notice to Mortgage Lender, it being understood that Lender will not be required to send a new Mezzanine Lender Monthly Debt Service Notice to Mortgage Lender unless and until the Mezzanine Loan Debt Service Amount due on the ensuing Payment Date is different from the Mezzanine Loan Debt Service Amount due on the immediately preceding Payment Date, and Mortgage Lender shall be permitted to rely on the most recently received Mezzanine Lender Monthly Debt Service Notice until Mortgage Lender receives a new Mezzanine Lender Monthly Debt Service Notice from Lender. Borrower agrees that Lender shall not be required to deliver to Mortgage Lender any additional notice with respect to distribution of Proceeds prior to the deposit of Proceeds into the Collateral Account.

(d) Borrower hereby acknowledges that, (i) pursuant to Section 3.1.6 of the Mortgage Loan Agreement, (A) to the extent that a Mortgage Event of Default has occurred and is continuing, all Excess Cash Flow and any other payments that would otherwise be distributed to Borrower, First Mezzanine Borrower, Lender or First Mezzanine Lender are to be held in the Holding Account and applied in accordance with the Mortgage Loan Agreement (unless otherwise agreed to by Mortgage Lender) and (B) to the extent that a First Mezzanine Event of Default has occurred and is continuing but no Mortgage Event of Default has occurred and is continuing, all Excess Cash Flow and any other payments that would otherwise be distributed to Borrower or Lender are to be deposited into the First Mezzanine Collateral Account and applied in accordance with the First Mezzanine Loan Agreement (unless otherwise agreed to by First Mezzanine Lender) and (ii) to the extent required by, and in accordance with Section 6.2.3(b) of the Mortgage Loan Agreement, any Proceeds will be disbursed to Lender to prepay the Loan in the amount of the Release Price for such Individual Property to which the Proceeds relate. Any Proceeds received by Mortgage Lender in excess of the release price specified in Section 6.2.3(b) of the Mortgage Loan Agreement for such affected Individual Property shall be paid in accordance with the payment priorities set forth in Section 6.2.3(b) of the Mortgage Loan Agreement.

Mezzanine Loan Agreement

(Second Mezzanine)

(e) Borrower hereby also acknowledges that (i) Lender has the right to deliver notice to Mortgage Lender that an Event of Default has occurred and is continuing under the Loan Documents (a “Mezzanine Loan Default Notice”), and (ii) pursuant to the Mortgage Loan Agreement, provided there is no Senior Loan Event of Default and to the extent Mortgage Lender has received a Mezzanine Loan Default Notice, Mortgage Borrower has irrevocably directed that all Excess Cash Flow is to be deposited directly into the Collateral Account for application as provided in this Agreement (in lieu of transferring such funds to the Mortgage Borrower’s Account if Mortgage Lender had not received a Mezzanine Loan Default Notice) until such time as Mortgage Lender receives a notice from Lender that such Event of Default is no longer continuing.

(f) Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, payments or distributions made directly to or on behalf of any Senior Borrower or any Senior Lender, including the distribution or payment of any Asset Management Fee, pursuant to any of the Senior Loan Documents, and any funds distributed or paid to the Borrower’s Account pursuant to this Agreement, shall be free and clear of any lien of the Senior Loan Documents and the Loan Documents and may be paid, used, or distributed without the same being transferred to the Mortgage Collateral Account, the Collateral Account, or the First Mezzanine Collateral Account.

3.1.7 Cash Management Agreement Upon Repayment of Senior Loans. In the event that the Senior Loans have been fully repaid and the Loan has not been fully repaid, then Borrower shall, and shall cause First Mezzanine Borrower to cause Mortgage Borrower to, enter into a cash management agreement with Lender, in form and substance reasonably satisfactory to Lender (the “Replacement Cash Management Agreement”), that shall require, among other things, that Borrower and Mortgage Borrower establish certain accounts and reserves, and pledge such accounts and reserves to Lender as additional Collateral for the Loan, such that Lender has the same legal and economic rights and remedies as Mortgage Lender has under the cash management and reserve provisions of the Mortgage Loan Documents, including without limitation, Article III of the Mortgage Loan Agreement. Until such time as the Replacement Cash Management Agreement has been fully-executed, Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to continue to comply with the cash management and reserve provisions of the Mortgage Loan Documents notwithstanding the repayment of the Mortgage Loan, provided that such performance by Mortgage Borrower shall be in favor of Lender rather than Mortgage Lender.

3.1.8 Cash Management Bank.

(a) Lender shall have the right at Borrower’s sole cost and expense to replace the Cash Management Bank at any time with another Eligible Institution without the consent of, or notice to, Borrower. Borrower shall cooperate with Lender in connection with the appointment of any replacement Cash Management Bank. Borrower shall have no right to replace the Cash Management Bank.

Mezzanine Loan Agreement

(Second Mezzanine)

3.1.9 Borrower’s Representations, Warranties and Covenants Regarding Collateral Account. Borrower represents, warrants and covenants that:

(a) Borrower will not have any right, title or interest in or to any Excess Cash Flow during any period with respect to which Mortgage Lender is obligated under the Mortgage Loan Agreement to transfer such Excess Cash Flow to the Collateral Account, except any rights Borrower shall have to allocations of such funds following the disbursement to Borrower of any Excess Cash Flow as provided in Section 3.1.6(d).

(b) There are no accounts other than the Mortgage Collateral Account, the First Mezzanine Collateral Account and the Collateral Account maintained by any Senior Borrower, Borrower, or any other Person with respect to the collection of rents, revenues, proceeds or other income of any Senior Borrower or Borrower from the Property or for the collection of Proceeds in respect of any Senior Borrower or Borrower.

(c) So long as the Loan shall be outstanding, no Senior Borrower, Borrower nor any other Person shall open any other accounts with respect to the collection of rents, revenues, proceeds or other income from the Property or for the collection of Proceeds in respect of any Senior Borrower or Borrower, except as provided in any Senior Loan Agreement or this Agreement.

3.1.10 Account Collateral and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, without additional notice from Lender to Borrower, (i) Lender may, in addition to and not in limitation of Lender’s other rights, make any and all withdrawals from the Collateral Account as Lender shall determine in its sole and absolute discretion and in any order of priority to pay any Obligations, operating expenses and/or capital expenditures for the Property and (ii) Distributions shall be retained in the Collateral Account.

(b) Upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Upon the occurrence and during the continuance of an Event of Default, Lender may perform or cause performance of any such agreement, and any reasonable out-of-pocket expenses of Lender incurred in connection therewith shall be paid by Borrower as provided in Section 5.1.16.

(c) Except for any notice required by this Agreement and the related Loan Documents, Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the

Mezzanine Loan Agreement

(Second Mezzanine)

Account Collateral. Borrower acknowledges and agrees that ten (10) days’ prior written notice of the time and place of any public sale of the Account Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.

3.1.11 Transfers and Other Liens. Borrower agrees that it will not (i) sell or otherwise dispose of any of the Account Collateral or (ii) create or permit to exist any Lien upon or with respect to all or any of Borrower’s interest in the Account Collateral, except for the Lien granted to Lender under this Agreement.

3.1.12 Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Lender shall have no duty as to any Account Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. Lender shall be deemed to have exercised reasonable care in the custody of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not be liable or responsible for any loss or damage to any of the Account Collateral, or for any diminution in value thereof, by reason of the act or omission of Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Lender’s gross negligence or willful misconduct. In no event shall Lender be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of an Excusable Delay, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Lender’s reasonable control or for indirect, special or consequential damages except to the extent of Lender’s gross negligence or willful misconduct. Notwithstanding the foregoing, Borrower acknowledges and agrees that (i) Cash Management Bank has custody of the Account Collateral, and (ii) Lender has no obligation or duty to supervise Cash Management Bank or to see to the safe custody of the Account Collateral.

3.1.13 Lender’s Liability.

(a) Lender shall be responsible for the performance only of such duties with respect to the Account Collateral as are specifically set forth in this Section 3.1 or elsewhere in the Loan Documents, and no other duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act with respect to the Account Collateral which would cause it to incur any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender, its employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in connection with the transactions contemplated hereby with respect to the Account Collateral except as such may be caused by the gross negligence or willful misconduct of Lender, its employees, officers or agents.

(b) Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

Mezzanine Loan Agreement

(Second Mezzanine)

3.1.14 Continuing Security Interest. This Agreement shall create a continuing security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, this security interest shall automatically terminate without further notice from any party and Borrower shall be entitled to the return, upon its request, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and Lender shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the Account Collateral.

3.1.15 Distributions. Transfers of Mortgage Borrower’s funds from the Holding Account to or for the benefit of Borrower shall constitute distributions to First Mezzanine Borrower and further distributions from First Mezzanine Borrower to Borrower and must comply with the requirements as to distributions of the Delaware Limited Liability Company Act. The provisions of this Article III shall not create a debtor-creditor relationship between Mortgage Borrower and Lender.

IV. REPRESENTATIONS AND WARRANTIES

4.1 Borrower Representations. Borrower represents and warrants as of the Closing Date that:

4.1.1 Organization. Each of Senior Borrower, Borrower, Master Lessee and Master Lease Guarantor is a limited liability company and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Guarantor is a corporation and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each of Senior Borrower, Borrower, Guarantor, Master Lessee and Master Lease Guarantor has duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, or, in the case of qualifications in the various States (a) an application for such qualification has been duly filed with the applicable Governmental Authority and all fees required in order to obtain such qualification have been paid in full, (b) all conditions to obtaining such qualification have been satisfied under applicable law and the issuance of such qualification is a ministerial act of the applicable Governmental Authority, and (c) no such failure to qualify would be reasonably likely to have a Material Adverse Effect. Each of Senior Borrower, Borrower, Guarantor, Master Lessee and Master Lease Guarantor possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership of the Ownership Interests. The organizational structure of Senior Borrower, Borrower, Guarantor, Master Lessee and Master Lease Guarantor is accurately depicted by the schematic diagram attached hereto as Exhibit A. Borrower shall not change or permit to be changed (i) Borrower’s name, (ii) Borrower’s identity (including its trade name or names), (iii) Borrower’s principal place of

Mezzanine Loan Agreement

(Second Mezzanine)

business set forth on the first page of this Agreement, (iv) the corporate, partnership or other organizational structure of Borrower or any SPE Component Entity, (v) Borrower’s state of organization, or (vi) Borrower’s organizational identification number, unless it shall have given Lender thirty (30) days prior written notice of any such change (and, in the case of a change in Borrower’s structure, has first obtained the prior written consent of Lender) and shall have taken all steps reasonably requested by Lender to grant, perfect, protect and/or preserve the liens and security interest granted to Lender under the Loan Documents. Borrower expressly authorizes Lender and its counsel to file such financing statements, with or without the signature of Borrower, as Lender may elect, as may be necessary or desirable to perfect the lien of Lender’s security interest in the Collateral, including without limitation, UCC financing statements describing the collateral as all assets and personal property of Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof, or using words with similar effect. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change. Subject to the provisions of the Pledged Entity’s Organizational Document, which require actions and/or consents of Mortgage Borrower’s Independent Managers, Borrower has the power and authority and the requisite ownership interests in First Mezzanine Borrower to control the actions of First Mezzanine Borrower, and upon the realization of the Collateral, Lender or any other party succeeding to Borrower’s interest in the Collateral would have such control. First Mezzanine Borrower has the power and authority and requisite ownership interests in Mortgage Borrower to control the actions of Mortgage Borrower. Without limiting the foregoing, and subject to the provisions of the Pledged Entity’s Organizational Document, which require actions and/or consents of Mortgage Borrower’s Independent Managers, Borrower has sufficient control over First Mezzanine Borrower to cause First Mezzanine Borrower to (i) take any action on First Mezzanine Borrower’s part required to be taken by First Mezzanine Borrower under the First Mezzanine Loan Documents and (ii) refrain from taking any action prohibited to be taken by First Mezzanine Borrower under the First Mezzanine Loan Documents.

4.1.2 Proceedings. Each of First Mezzanine Borrower, Borrower, Guarantor and Master Lessee has full power to and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. The Loan Documents to which such Person is a party have been duly executed and delivered by, or on behalf of, First Mezzanine Borrower, Borrower, Guarantor and Master Lessee, as applicable, and constitute legal, valid and binding obligations of such Persons, as applicable, enforceable against such Persons, as applicable in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by First Mezzanine Borrower, Borrower, Guarantor and Master Lessee, as applicable, will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of any such Person pursuant to the terms of any indenture, mortgage, deed of

Mezzanine Loan Agreement

(Second Mezzanine)

trust, loan agreement, partnership agreement or other agreement or instrument to which any such Person is a party or by which any of such Person’s property or assets is subject (unless consents from all applicable parties thereto have been obtained), except for any conflict that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority, and any material consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by First Mezzanine Borrower, Borrower, Guarantor and Master Lessee of this Agreement or any other Loan Document has been obtained and is in full force and effect.

4.1.4 Litigation. Except as set forth on Schedule II attached hereto, there are no arbitration proceedings, governmental investigations, actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the best of Borrower’s knowledge, threatened against or affecting any Senior Borrower, Borrower, Guarantor, Master Lessee, Master Lease Guarantor or any Individual Property or any Mezzanine Collateral (other than claims (A) (i) which are being covered by insurance, (ii) which are being defended by the relevant insurance company and (iii) as to which Borrower has not received a notice from such insurance company that the claim exceeds the total amount of insurance coverage with respect to such claim by more than $500,000; or (B) which relate to claims for which liability in the event any such matter is adversely determined could not reasonably be expected to exceed $500,000). The actions, suits or proceedings identified on Schedule II, if determined against any Senior Borrower, Borrower, Guarantor, Master Lessee, Master Lease Guarantor or the Individual Property, would not materially and adversely affect the condition or operation of any Individual Property or the value of any Mezzanine Collateral, as applicable.

4.1.5 Agreements. The Pledged Entity’s Organizational Document, the Pledged Entity’s Organizational Document (First Mezzanine), the Operating Agreements, the Master Lease and the Subleases listed on Schedule I attached to the Mortgage Loan Agreement (including the Concept Subleases, the RLP Subleases, the Pass-Through Subleases, the Specified Prior Leases and the Unaffiliated Subleases) constitute all of the material agreements to which Borrower and/or any Senior Borrower or any of their Affiliates are party or are bound which are material to the ownership and operation of any Individual Property or any Mezzanine Collateral. Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to materially and adversely affect Borrower or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which Borrower or the Mezzanine Collateral is bound. Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which Borrower is a party or by which Borrower or the Collateral is otherwise bound, other than (a) obligations constituting Permitted Debt which are incurred in the ordinary course of the ownership and operation of the Collateral and (b) obligations under the Loan Documents.

4.1.6 Title.

Mezzanine Loan Agreement

(Second Mezzanine)

(a) Borrower owns all of the Collateral as of the date hereof, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances, except for the Permitted Encumbrances and other Liens permitted under the Loan Documents or any Senior Loan Document. The Pledge, together with the UCC financing statements relating to the Collateral, when properly filed in the appropriate records, will create a valid, perfected first priority security interest in and to the Collateral (other than the Pledged Collateral), all in accordance with the terms thereof, for which a Lien can be perfected by filing a UCC financing statement. Borrower’s delivery of the Certificate (as defined in the Pledge), together with the applicable undated limited liability company membership power covering the applicable certificate duly executed in blank, creates a first priority valid and perfected security interest in the Pledged Collateral.

(b) Mortgage Borrower has good, marketable and insurable fee simple title to the Land and the Improvements relating to the Individual Properties, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Mortgage Loan Documents and the Liens created by the Mortgage Loan Documents. Mortgage Borrower has good and marketable title to the remainder of the Property (excluding the Excluded Personal Property), free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instrument, when properly recorded in the appropriate records, together with any UCC financing statements required to be filed in connection therewith, will create (i) a valid, perfected first mortgage lien on the Land and the Improvements subject only to Permitted Encumbrances and (ii) perfected security interests in and to all personalty other than the Excluded Personal Property (including the Subleases) or any leases of equipment from third parties, all in accordance with the terms thereof, to the extent such security interest may be perfected by filing a UCC financing statement under Article 9 of the UCC (as defined in the Mortgage Loan Agreement), in each case subject only to any applicable Permitted Encumbrances. There are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Mortgage Loan Documents other than the Permitted Encumbrances. Borrower represents and warrants that none of the Permitted Encumbrances would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect as of the Closing Date and thereafter. Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to preserve its right, title and interest in and to the Property, except for Individual Properties released under the terms hereof, for so long as the Note and each Senior Note remains outstanding and will warrant and defend same and the validity and priority of the Lien hereof from and against any and all claims whatsoever other than the Permitted Encumbrances.

(c) With respect to any Individual Property for which no survey has been prepared or updated in connection with the Loan, to the actual knowledge of Borrower after diligent inquiry (which shall not generally include site visits except where deemed necessary to confirm or investigate issues raised in reviewing company files or interviews with property managers):

(i) other than as disclosed in the 2007 surveys provided to Lender in connection with the Loan, there are no easements, encroachments or other title defects that would be disclosed by an accurate survey as of this date that could interfere in any material respect with the continued use and operation of such Individual Property as used as of the date hereof; and

Mezzanine Loan Agreement

(Second Mezzanine)

(ii) other than as disclosed in the 2007 surveys provided to Lender in connection with the Loan, the Improvements and parking at such Individual Property and purported to be owned by Mortgage Borrower and appraised pursuant to the appraisal received by Lender in connection with the origination of the Loan are wholly located on the Land related to such Individual Property.

(d) First Mezzanine Borrower owns all of the First Mezzanine Collateral as of the date hereof, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances, except for Permitted Encumbrances and other Liens permitted under any Mortgage Loan Document. The First Mezzanine Pledge, together with the UCC financing statements relating to the First Mezzanine Collateral, when properly filed in the appropriate records, will create a valid, perfected first priority security interest in and to the First Mezzanine Collateral (other than the Pledged Collateral (as defined in the First Mezzanine Pledge)), all in accordance with the terms thereof, for which a Lien can be perfected by filing a UCC financing statement. First Mezzanine Borrower’s delivery of the Certificate (as defined in the First Mezzanine Pledge), together with the applicable undated limited liability company membership power covering the applicable certificate duly executed in blank, creates a first priority valid and perfected security interest in the Pledged Collateral (as defined in the First Mezzanine Pledge) in favor of First Mezzanine Lender.

4.1.7 No Bankruptcy Filing. None of Senior Borrower, Borrower, Guarantor, Master Lessee or Master Lease Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or against any Senior Borrower, Guarantor, Master Lessee or Master Lease Guarantor.

4.1.8 Full and Accurate Disclosure.

(a) To Borrower’s knowledge, no material information submitted by Borrower to Lender in writing in connection with the Loan, nor any statement of material fact made by Borrower in this Agreement or in any of the other Loan Documents, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not materially misleading as of the date made in light of the circumstances in which such information was submitted or such statements were made.

(b) There is no fact presently known to Borrower which has not been disclosed which would reasonably be expected to have a Material Adverse Effect.

4.1.9 Ownership Interests. The Ownership Interests constitute all of the Ownership Interests currently owned by Borrower.

4.1.10 No Plan Assets.

(a) Borrower does not maintain an employee benefit plan as defined by Section 3(3) of ERISA, which is subject to Title IV of ERISA, and Borrower (i) has no knowledge of any

Mezzanine Loan Agreement

(Second Mezzanine)

material liability which has been incurred or is expected to be incurred by Borrower which is or remains unsatisfied for any taxes or penalties with respect to any “employee benefit plan,” within the meaning of Section 3(3) of ERISA, or any “plan,” within the meaning of Section 4975(e)(1) of the Internal Revenue Code or any other benefit plan (other than a multiemployer plan) maintained, contributed to, or required to be contributed to by Borrower or by any entity that is under common control with Borrower within the meaning of ERISA Section 4001(a)(14) (a “Plan”) or any plan that would be a Plan but for the fact that it is a multiemployer plan within the meaning of ERISA Section 3(37); and (ii) has made and shall continue to make when due all required contributions to all such Plans, if any. Each such Plan has been and will be administered in compliance with its terms and the applicable provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state law; and no action shall be taken or fail to be taken that would result in the disqualification or loss of tax-exempt status of any such Plan intended to be qualified and/or tax exempt; and

(b) Borrower is not an employee benefit plan, as defined in Section 3(3) of ERISA, subject to Title I of ERISA, none of the assets of Borrower constitutes or will constitute plan assets of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 and Borrower is not a governmental plan within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.11 Compliance. Borrower, each Senior Borrower, the Property and the Mezzanine Collateral and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes (except for any non-compliance that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect). To the best of Borrower’s knowledge, none of Borrower or any Senior Borrower is in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the best of Borrower’s knowledge, there has not been committed by Borrower, or any Senior Borrower any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property, the First Mezzanine Collateral, the Collateral or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.12 Financial and Property Information. The information set forth in the Master Owned Property Schedule of even date herewith (a) is true, complete and correct in all material respects and (b) fairly represents the financial condition of the Property as of the Closing Date. Neither Borrower nor any Senior Borrower has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower (other than (i) such liabilities as are set forth in the financial statements furnished to Lender, and (ii) obligations arising under this Agreement, the other Loan Documents and the Senior Loan Documents).

4.1.13 Absence of UCC Financing Statements, Etc.. Except with respect to the Permitted Encumbrances, the Senior Loan Documents and the Loan Documents, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other

Mezzanine Loan Agreement

(Second Mezzanine)

document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in the interest in the Property, the First Mezzanine Collateral or any of the Collateral.

4.1.14 Federal Reserve Regulations. None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry “margin stock” or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U or Regulation X, which in any such case would cause the Loan, Borrower or Lender to be in violation of Regulation U. As of the Closing Date, Borrower does not own any “margin stock.”

4.1.15 Setoff, Etc. The Collateral and the rights of Lender with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.

4.1.16 Not a Foreign Person. Borrower is not a foreign person within the meaning of § 1445(f)(3) of the Code.

4.1.17 Perfection of Collateral Account.

(a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Collateral Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Collateral Account;

(b) The Collateral Account constitutes a “deposit account” or “securities account” within the meaning of the Uniform Commercial Code; and

(c) The Collateral Account is not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to the Cash Management Bank’s complying with instructions with respect to the Collateral Account from any Person other than Lender.

4.1.18 Reserved.

4.1.19 Reserved.

4.1.20 Reserved.

4.1.21 Reserved.

4.1.22 Insurance. Borrower has obtained (or has caused First Mezzanine Borrower, or has caused First Mezzanine Borrower to cause Mortgage Borrower, to obtain) and has delivered to Lender certified copies or originals of all insurance policies required under this Agreement, reflecting the insurance coverages, amounts and other requirements set forth in this

Agreement. Borrower has not, and to the best of Borrower’s knowledge no Person has, done by act or omission anything which would impair the coverage of any such policy.

Mezzanine Loan Agreement

(Second Mezzanine)

4.1.23 Reserved.

4.1.24 Reserved.

4.1.25 Reserved.

4.1.26 Physical Condition. To the best of Borrower’s knowledge, the Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the best of Borrower’s knowledge, there exists no structural or other material defects or damages in or to the Property, whether latent or otherwise, and Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.27 Reserved.

4.1.28 Subleases. The Property is not subject to any leases other than the Master Lease, Affiliated Subleases, Unaffiliated Subleases, Excluded Licenses and the Specified Prior Subleases, in each case as set forth on Schedule I to the Mortgage Loan Agreement. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Master Lease, the Affiliated Subleases, the Unaffiliated Subleases, the Excluded Licenses, the Specified Prior Subleases and the REAs. The current Subleases are in full force and effect and to Borrower’s knowledge, there are no material defaults thereunder by either party (other than as expressly disclosed in the Mortgage Loan Agreement). No Rent has been paid more than one (1) month in advance of its due date, except as disclosed on Schedule I to the Mortgage Loan Agreement. There has been no prior sale, transfer or assignment, hypothecation or pledge by Mortgage Borrower or Master Lessee of the Master Lease or any Sublease or of the Rents received thereunder, which will be outstanding following the funding of the Loan, other than those being assigned to Mortgage Lender concurrently herewith.

4.1.29 Subsidiaries. Borrower has no subsidiaries other than each Senior Borrower.

4.1.30 Opinion Assumptions.

(a) All of the assumptions relating to Borrower and each SPE Component Entity made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects and any Additional Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all material respects. Each Senior Borrower, Borrower and each SPE Component Entity have complied and will comply in all material respects with all of the

Mezzanine Loan Agreement

(Second Mezzanine)

assumptions made with respect to it in the Non-Consolidation Opinion in all material respects. Each Senior Borrower, Borrower and each SPE Component Entity will have complied and will comply with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion. Each entity other than each Senior Borrower and Borrower with respect to which an assumption shall be made in any Additional Non-Consolidation Opinion will have complied and will comply in all material respects with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion.

(b) All of the assumptions made in the True Lease Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects; provided, however, that Borrower is not making any representation or warranty with respect to any assumption that relies upon factual information provided by Cushman & Wakefield or any other third party.

4.1.31 Non-imputation. Solely with respect to the Individual Properties located in Florida, New Mexico, Pennsylvania and Texas, Borrower has no knowledge of any fact, circumstance, information, state of facts, defect, lien, encumbrance, adverse claim or other matter that has not been disclosed to the Title Company by Borrower on or before the date hereof; and that would permit the Title Company to assert an exclusion from the coverage provided under the Title Policy (Owner) covering such Individual Property, other than any such fact, circumstance, information, state of facts, defect, lien, encumbrance, adverse claim or other matter with respect to the Individual Properties located in Florida, New Mexico, Pennsylvania and Texas that is either (A) disclosed by the public records of the county in which such Individual Property is located, (B) otherwise known to the Title Company, (C) Permitted Encumbrances, or (D) as would not reasonably be expected to result in a Material Adverse Effect.

4.1.32 Reserved.

4.1.33 Reserved.

4.1.34 Reserved.

4.1.35 Tax Filings. Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower.

4.1.36 Solvency/Fraudulent Conveyance. Borrower (a) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such Debts and liabilities as they mature in their ordinary course; (b) is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which its assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which Borrower is engaged; (c) represents that the fair value of the assets of Borrower is greater than the total amount of liabilities, including without limitation, contingent liabilities of Borrower, such contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at this time, represents the amount that can reasonably be expected to become an actual or matured liability; (d) represents that the present fair saleable

Mezzanine Loan Agreement

(Second Mezzanine)

value of the assets of Borrower is not less than the amount that will be required to pay the probable liability of Borrower on its debts as they become absolute and matured; (e) has not entered into the transaction contemplated by this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud either present or future creditors or any other person to which Borrower is or will become, on or after the date hereof, indebted; and (f) has received reasonably equivalent value in exchange for its obligations under the Loan Documents.

4.1.37 Investment Company Act. Borrower is not an investment company or a company Controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

4.1.38 Reserved.

4.1.39 Reserved

4.1.40 Brokers. Borrower has not dealt with, and Lender hereby represents that it has not dealt with, any broker or finder with respect to the transactions contemplated by the Loan Documents, and neither party has done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by either party of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by the Loan Documents. Borrower and Lender shall each indemnify and hold harmless the other from and against any loss, liability, cost or expense, including any judgments, attorneys’ fees, or costs of appeal, incurred by the other party and arising out of or relating to any breach or default by the indemnifying party of its representations, warranties and/or agreements set forth in this Section 4.1.40. The provisions of this Section 4.1.40 shall survive the expiration and termination of this Agreement and the payment of the Indebtedness.

4.1.41 No Other Debt. Borrower has not borrowed or received debt financing that has not been heretofore repaid in full, other than the Permitted Debt.

4.1.42 Taxpayer Identification Number. Borrower’s Federal taxpayer identification number is 61-1677580.

4.1.43 Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. (i) None of Borrower, Guarantor or any Person who Controls Borrower or Guarantor currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and (ii) none of Borrower or Guarantor is in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. To Borrower’s knowledge, no tenant at the Property currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person and no tenant at the Property is owned or Controlled by a Prohibited Person.

Mezzanine Loan Agreement

(Second Mezzanine)

4.1.44 Representations and Warranties in the Senior Loan Documents. Borrower hereby represents and warrants that (i) each Senior Loan has been fully funded and remains outstanding, (ii) each of the representations and warranties contained in the Senior Loan Documents (which are hereby incorporated by reference as if fully set forth herein) is true and correct in all material respects, as of the Closing Date and (iii) there is no Senior Loan Event of Default thereunder.

4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall be deemed given and made as of the date hereof and survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower or Guarantor unless a longer survival period is expressly stated in a Loan Document with respect to a specific representation or warranty, in which case, for such longer period. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

4.3 Borrower’s Knowledge. Whenever a representation or warranty is made “to Borrower’s knowledge,” “to Borrower’s best knowledge,” or a term of similar import, such term shall mean the actual knowledge of Borrower or its officers or directors who would be likely to have actual knowledge of the relevant subject matter.

V. BORROWER COVENANTS

5.1 Affirmative Covenants. From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents (other than contingent obligations for which a claim has not been made), Borrower (as to itself and each Senior Borrower) hereby covenants and agrees with Lender that:

5.1.1 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill in all material respects each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower, as applicable, without the prior written consent of Lender.

5.1.2 Existence; Compliance with Legal Requirements; Insurance. Subject to Mortgage Borrower’s right of contest pursuant to Section 7.3 of the Mortgage Loan Agreement, Borrower shall at all times comply and cause First Mezzanine Borrower, and cause First Mezzanine Borrower to cause Mortgage Borrower and the Property, to be in compliance in all material respects with all Legal Requirements applicable to Borrower and/or any Senior Borrower, as applicable, any SPE Component Entity, and the Property and the uses permitted upon the Property. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, material rights, licenses, permits and material franchises necessary to comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower, and Borrower shall not knowingly permit First

Mezzanine Loan Agreement

(Second Mezzanine)

Mezzanine Borrower and Borrower shall not permit First Mezzanine Borrower to permit Mortgage Borrower or any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property, the Mezzanine Collateral or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect (and shall cause First Mezzanine Borrower, and shall cause First Mezzanine Borrower to cause Mortgage Borrower, to at all time maintain, preserve and protect) all franchises and trade names where the failure to so preserve and protect would be reasonably likely to have a Material Adverse Effect, and preserve all the remainder of its property used in and necessary for the conduct of its business and shall keep the Property (or cause First Mezzanine Borrower, or cause First Mezzanine Borrower to cause Mortgage Borrower, to keep the Property) in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto as required by the Mortgage Loan Agreement. Borrower shall keep or shall cause First Mezzanine Borrower, or shall cause First Mezzanine Borrower to cause Mortgage Borrower, to keep the Property insured at all times to such extent and against such risks, and maintain liability and such other insurance, as is more fully set forth in this Agreement and the Mortgage Loan Agreement.

5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower, any Senior Borrower, the Mezzanine Collateral or the Property which, if determined adversely to such party, the Mezzanine Collateral or the Property would reasonably be expected to result in liability (not covered by insurance) to Borrower or any Senior Borrower in excess of $500,000.

5.1.4 Reserved

5.1.5 Reserved

5.1.6 Access to Property. Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to permit agents, representatives and employees of Lender to inspect the Property or any part thereof during normal business hours on Business Days upon reasonable advance notice.

5.1.7 Notice of Default. Borrower shall promptly advise Lender (a) of any event or condition of which Borrower has knowledge that has or is likely to have a Material Adverse Effect or (b) of the occurrence of any Event of Default of which Borrower has knowledge.

5.1.8 Cooperate in Legal Proceedings. Borrower shall and shall cause First Mezzanine Borrower, and shall cause First Mezzanine Borrower to cause Mortgage Borrower, to cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which would reasonably be expected to affect in any material adverse way the rights of Lender hereunder or under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.9 Reserved

Mezzanine Loan Agreement

(Second Mezzanine)

5.1.10 Reserved

5.1.11 Further Assurances. Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement and the other Loan Documents and any security interest created or purported to be created thereunder, to protect and further the validity, priority and enforceability of this Agreement and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder.

5.1.12 Taxes. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender.

5.1.13 Reserved.

5.1.14 Business and Operations. Borrower shall continue to and shall cause First Mezzanine Borrower, and shall cause First Mezzanine Borrower to cause Mortgage Borrower, to continue to engage in the businesses presently conducted by each of them as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property and the Mezzanine Collateral, as applicable. Borrower shall and shall cause First Mezzanine Borrower, and shall cause First Mezzanine Borrower to cause Mortgage Borrower, to qualify to do business and shall remain in good standing subject to the terms hereof under the laws of all applicable jurisdictions as and to the extent required for Mortgage Borrower’s ownership, maintenance, management and operation of the Property and, as applicable, each Mezzanine Borrower’s ownership of the Mezzanine Collateral.

5.1.15 Title to the Collateral. Borrower shall warrant and defend (a) its title to the Collateral and every part thereof, subject to the Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Pledge and this Agreement on the Collateral, subject to the Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Collateral is claimed by another Person.

5.1.16 Costs of Enforcement. In the event (a) that this Agreement or the Pledge is foreclosed upon in whole or in part or that by reason of Borrower’s default hereunder this Agreement or the Pledge is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any security agreement prior to or subsequent to this Agreement or the Pledge in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any Senior Borrpower or any of its constituent Persons or an assignment by Borrower or any Senior Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or

Mezzanine Loan Agreement

(Second Mezzanine)

assigns, shall be chargeable with and agrees to pay all reasonable out-of-pocket costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.17 Estoppel Statements. Borrower shall, from time to time, upon thirty (30) days’ prior written request from Lender, execute, acknowledge and deliver to Lender (and shall cause First Mezzanine Borrower, and shall cause First Mezzanine Borrower to cause Mortgage Borrower, to execute, acknowledge and deliver to Lender), an Officer’s Certificate, stating that this Agreement and the other Loan Documents (or, as applicable, the Senior Loan Documents) are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents or, as applicable, the Senior Loan Documents are in full force and effect as modified and setting forth such modifications), stating the amount of accrued and unpaid interest and the outstanding principal amount of the Note (or, as applicable, each Senior Note and each Component) and containing such other information with respect to Borrower, any Senior Borrower, the Property, any Senior Loan and the Loan as Lender shall reasonably request. Lender shall, from time to time, upon thirty (30) days’ prior written request from Borrower, execute, acknowledge and deliver to Borrower, a certificate signed by an officer of Lender, stating that this Agreement and the other Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth such modifications). The estoppel certificate from Borrower shall also state either that, to Borrower’s knowledge, no Default exists hereunder or, if any Default shall exist hereunder, specify such Default and the steps being taken to cure such Default and the estoppel certificate from Lender shall state whether Lender has delivered notice of a Default or an Event of Default.

5.1.18 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.5.

5.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property, (a) with any other real property constituting a tax lot separate from the Property and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.20 No Further Encumbrances. Subject to Section 8.3, Borrower shall do, or cause to be done, all things necessary to keep and protect the Property and the Collateral and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of the Property, except for (a) Permitted Encumbrances, (b) Liens permitted pursuant to the Loan Documents or the Senior Loan Documents, (c) Liens for Impositions prior to the imposition of any interest, charges or expenses for the non-payment thereof and (d) the Subleases entered into in accordance with Section 8.8 of the Mortgage Loan Agreement.

5.1.21 Article 8 “Opt In” Language. Each organizational document of each Senior Borrower and Borrower shall be modified to include, the language set forth on Exhibit B.

Mezzanine Loan Agreement

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5.1.22 Mortgage Loan Covenants.

(a) Borrower hereby covenants that it shall cause First Mezzanine Borrower to cause Mortgage Borrower in a timely manner, to fully keep, perform and comply with (or cause to be kept, performed and complied with) each any every covenant, term and provision set forth in the Mortgage Loan Agreement, the Security Instrument and the other Mortgage Loan Documents, which are hereby incorporated by reference as if fully set forth herein, notwithstanding any waiver or future amendment of such covenants by Mortgage Lender (other than a Permitted Mortgage Loan Amendment). Borrower acknowledges that the obligation to comply with such covenants is separate from, and may be enforced independently from, the obligations of Mortgage Borrower under the Mortgage Loan Documents. For the avoidance of doubt, any rights given to Mortgage Lender in any such incorporated provision, including, without limitation, any consent or approval rights or any rights to receive notices thereunder (other than any notices which are required to be delivered by insurance carriers to Mortgage Lender), are also given to Lender.

(b) Borrower shall not, and shall cause First Mezzanine Borrower to cause Mortgage Borrower not to, (i) amend or modify (by agreement on the part of Mortgage Borrower or Borrower) or (ii) affirmatively permit the modification or amendment of (by operation of law or otherwise) the Mortgage Loan Documents in effect as of the Closing Date except for those amendments or modifications (“Permitted Mortgage Loan Amendments”) that (i) are required under the Mortgage Loan Documents or that Mortgage Borrower is required to consent to thereunder pursuant to the express terms of the Mortgage Loan Documents, (ii) which do not constitute a Prohibited Mortgage Loan Amendment, or (iii) are otherwise consented to by Lender. As used herein, a “Prohibited Mortgage Loan Amendment” shall mean an amendment or modification to the Mortgage Loan Documents that (1) increases the principal amount of the Mortgage Loan (exclusive of protective advances), (2) increases the interest rate payable under the Mortgage Loan, (3) provides for the payment of any contingent interest, additional interest, additional fees, increases the amount of or adds additional reserve payments or increases the amount of or adds additional escrows, or otherwise increases in any material respect any monetary obligations of Borrower under the Mortgage Loan Documents, (4) converts or exchanges the Mortgage Loan into or for any other indebtedness, (5) releases Guarantor under the Recourse Guaranty or the Environmental Indemnity (as such terms are defined in the Mortgage Loan Agreement) or any other guaranties or indemnities that may from time to time be executed and delivered with respect to the Mortgage Loan, except in connection with an assumption of the Mortgage Loan pursuant to the terms of the Mortgage Loan Agreement and acceptance of a replacement guarantor and/or a replacement Indemnitor, as applicable, in accordance therewith, (6) amends or modifies the provisions limiting transfers of interests in Mortgage Borrower, the Property, Guarantor, or any Affiliate of any Borrower or Guarantor, (7) subordinates the Mortgage Loan to any other indebtedness, (8) adds or modifies any cure periods under the Mortgage Loan Documents, (9) shortens or extends the maturity date of the Mortgage Loan beyond the initially scheduled maturity date (except in connection with any workout or other surrender, compromise, release, renewal, or indulgence relating to the Mortgage Loan), (10) modifies any provisions of the Mortgage Loan Documents related to the funding of escrows, cash management or the manner, timing, priority, amounts, conditions of release or method of application of payments or reserves under the Mortgage Loan Documents, (11) materially decreases or materially modifies any insurance requirements under the Mortgage Loan

Mezzanine Loan Agreement

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Documents (including any deductibles, limits, qualifications of insurers or terrorism insurance requirements), (12) consents to a strike price with respect to any new or extended interest rate cap agreement entered into in connection with the extended term of the Mortgage Loan higher than the strike price provided for in the Mortgage Loan Documents in effect on the date hereof, (13) extends the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increases the amount of any such prepayment fee, premium or yield maintenance charge or imposes any new prepayment fee, premium or yield maintenance charge, (14) releases its lien on any material portion of the collateral originally granted under the Mortgage Loan Documents (except as may be required or permitted in accordance with the terms of the Mortgage Loan Documents as they exist on the date hereof, (15) provides for Mortgage Lender’s acquisition of a direct or indirect equity interest in Mortgage Borrower, (16) imposes any financial covenants or negative covenants on Mortgage Borrower (or if such covenants exist, imposes more restrictive financial covenants or negative covenants on Mortgage Borrower), (17) cross-defaults the Mortgage Loan with any other indebtedness or modifies or amends any default provision including the definition of “Default” or “Event of Default”, (18) amends or modifies the release prices or financial thresholds for releases in connection with the release of an Individual Property, (19) amends or modifies any provision of Section 2.3.7 of the Mortgage Loan Agreement or (20) amends or modifies any provision of the Mortgage Loan Documents that restrict amendments, modifications, terminations or releases of the Master Lease, the Master Lease Guaranty or the Master Lease Guarantor. Any amendment or modification to the Mortgage Loan Documents in violation of this Section 5.1.22(b) shall be ineffective as between Borrower and Lender, and, if not cured by Borrower within thirty (30) days after written notice from Lender, shall constitute an Event of Default hereunder, unless Lender consents thereto in writing in its sole discretion.

(c) In the event the Mortgage Loan shall at any time be repaid, or the Liens securing the Mortgage Loan at any time be released in full, then unless and until the Note shall have been repaid in full and all obligations of Borrower to Lender hereunder and under the other Loan Documents shall have been satisfied, then Borrower shall nevertheless comply or cause First Mezzanine Borrower to (or cause First Mezzanine Borrower to cause Mortgage Borrower to) comply with each of the terms and provisions of the Mortgage Loan Documents (other than payment of principal, interest and premium (if any)) and the Mortgage Loan Documents shall nevertheless be deemed to remain in full force and effect as between Borrower and Lender with Lender being deemed in such context to possess exclusively all of the rights and remedies of Mortgage Lender thereunder including without limitation, all rights of consent and approval, rights to receive and control the disposition of casualty insurance proceeds and condemnation awards, and the right to collect rents through a lockbox and make waterfall distributions (but expressly excluding any rights and remedies relating to payment of the indebtedness under the Mortgage Loan Documents and evidenced by the Mortgage Note and Borrower shall nevertheless comply or cause First Mezzanine Borrower to (or cause First Mezzanine Borrower to cause Mortgage Borrower to) comply with each of the terms and provisions of the Mortgage Loan Documents (and any Permitted Mortgage Loan Amendments or amendment or modification consented to in writing by Lender) (other than the payment of principal, interest and premium, if any). Borrower shall, and shall cause First Mezzanine Borrower to (and cause First Mezzanine Borrower to cause Mortgage Borrower to), execute any and all documents reasonably requested by Lender for the implementation or furtherance of the foregoing;

Mezzanine Loan Agreement

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provided, that the same shall be at Lender’s sole cost and expense. Borrower shall deliver to Lender copies of any and all modifications to the Mortgage Loan Documents within five (5) Business Days after execution thereof.

(d) Borrower covenants and agrees to cause First Mezzanine Borrower to, or cause First Mezzanine Borrower to cause Mortgage Borrower to, deliver any and all financial information delivered or required to be delivered to Mortgage Lender pursuant to the terms of the Mortgage Loan Documents to be delivered simultaneously to Lender.

5.1.23 Impositions. Borrower shall cause First Mezzanine Borrower to (and cause First Mezzanine Borrower to cause Mortgage Borrower to) pay all Impositions, to timely pay all claims for labor, material or supplies that if unpaid or unbonded might by law become a lien or charge upon any of its property (including the Property), and to keep the Property and the Mezzanine Collateral free from any Lien (other than the lien of the Loan Documents, the Senior Loan Documents and the Permitted Encumbrances), and shall in any event cause the prompt, full and unconditional discharge of all Liens (other than Permitted Encumbrances) imposed upon the Property or the Mezzanine Collateral or any portion thereof within forty-five (45) days after receiving written notice (whether from Lender, the lienholder or any other Person) of the filing thereof; subject in each case to Mortgage Borrower’s or Master Lessee’s right to contest the same as permitted in but subject to the conditions set forth in the Mortgage Loan Agreement so long as no Event of Default has occurred and is continuing. In the event that Mortgage Borrower elects to commence any contest or similar proceeding with respect to any such Imposition, Lien or other claim described herein, Borrower shall provide prompt written notice thereof to Lender together with such evidence as Lender may reasonably require showing Mortgage Borrower’s satisfaction of the requirements set forth in Section 7.3 of the Mortgage Loan Agreement to Mortgage Borrower conducting such contest. Notwithstanding the foregoing, Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower, promptly to pay any contested Imposition, Lien or claim and the payment thereof shall not be deferred, if Lender or any Senior Borrower may be subject to criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to any Senior Borrower, then Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower, to deliver to Lender reasonable evidence of payment of such contested Imposition or Lien.

5.1.24 First Mezzanine Loan Covenants.

(a) Borrower hereby covenants that it shall cause First Mezzanine Borrower to fully keep, perform and comply with (or cause to be kept, performed and complied with) each of the covenants set forth in the First Mezzanine Loan Agreement and the First Mezzanine Loan Documents, which are hereby incorporated by reference as if fully set forth herein, notwithstanding any waiver or future amendment of such covenants by First Mezzanine Lender (other than a Permitted First Mezzanine Loan Amendment). Borrower acknowledges that the obligation to comply with such covenants is separate from, and may be enforced independently from, the obligations of First Mezzanine Borrower under the First Mezzanine Loan Documents. For the avoidance of doubt, any rights given to First Mezzanine Lender in any such incorporated provision, including, without limitation, any consent or approval rights or any rights to receive notices thereunder (other than any notices which are required to be delivered by insurance carriers to Mortgage Lender), are also given to Lender.

Mezzanine Loan Agreement

(Second Mezzanine)

(b) Borrower shall not, and shall cause First Mezzanine Borrower not to, (i) amend or modify (by agreement on the part of First Mezzanine Borrower) or (ii) affirmatively permit the modification or amendment of (by operation of law or otherwise) the First Mezzanine Loan Documents in effect as of the Closing Date except for those amendments or modifications (“Permitted First Mezzanine Loan Amendments”) that (i) are required under the First Mezzanine Loan Documents or that First Mezzanine Borrower is required to consent to thereunder pursuant to the express terms of the First Mezzanine Loan Documents, (ii) do not constitute a Prohibited First Mezzanine Loan Amendment, or (iii) are otherwise consented to by Lender, in its reasonable discretion. As used herein, a “Prohibited First Mezzanine Loan Amendment” shall mean an amendment or modification to the First Mezzanine Loan Documents that (1) increases the principal amount of the First Mezzanine Loan (exclusive of protective advances), (2) increases the interest rate payable under the First Mezzanine Loan, (3) provides for the payment of any contingent interest, additional interest, additional fees, increases the amount of or adds additional reserve payments or increases in any material respect any monetary obligations of First Mezzanine Borrower under the First Mezzanine Loan, (4) converts or exchanges the First Mezzanine Loan into or for any other indebtedness, (5) amends or modifies the provisions limiting transfers of interests in any Senior Borrower, the Property, Guarantor or any Affiliate of any Senior Borrower or Guarantor, (6) subordinates the First Mezzanine Loan to any other indebtedness, (7) shortens or extends the maturity date of the First Mezzanine Loan beyond the initially scheduled maturity date (except in connection with any work-out or other surrender, compromise, release, renewal, or indulgence relating to the First Mezzanine Loan), (8) modifies any provisions of the First Mezzanine Loan Documents related to the funding of escrows, cash management or the manner, timing, priority, amounts, conditions of release or method of application of payments or reserves under the First Mezzanine Loan Documents, (9) extends the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increases the amount of any such prepayment fee, premium or yield maintenance charge or imposes any new prepayment fee, premium or yield maintenance charge, (10) cross-defaults the First Mezzanine Loan with any other indebtedness or modifies or amends any default provision including the definition of “Default” or “Event of Default”, (11) modifies or amends any insurance requirements under the First Mezzanine Loan Documents (including any deductibles, limits, qualifications of insurers or terrorism insurance requirements or any material casualty or condemnation provisions), (12) releases its lien on any material portion of the collateral originally granted under the First Mezzanine Loan Documents (except as may be required or permitted in accordance with the terms of the First Mezzanine Loan Documents as they exist on the date hereof), (13) imposes any financial covenants or negative covenants on First Mezzanine Borrower (or if such covenants exist, imposes more restrictive financial covenants or negative covenants on First Mezzanine Borrower), (14) amends or modifies the release prices or financial thresholds for releases in connection with the release of an Individual Property or (15) increases the monthly amount of principal payments required under the First Mezzanine Loan. Any amendment or modification to the First Mezzanine Loan Documents in violation of this Section 5.1.24(b) shall be ineffective as between Borrower and Lender, and, if not cured by Borrower within thirty (30) days after written notice from Lender shall constitute an Event of Default hereunder, unless Lender consents thereto in writing in its reasonable discretion.

5.2 Negative Covenants. From the Closing Date until payment and performance in full of all obligations of Borrower under the Loan Documents (other than contingent obligations

Mezzanine Loan Agreement

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for which a claim has not been made) or the earlier release of the Lien of this Agreement or the Pledge in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do (and will not permit First Mezzanine Borrower to do, and will not permit First Mezzanine Borrower to permit Mortgage Borrower to do, as applicable), or permit to be done, directly or indirectly, any of the following:

5.2.1 Debt. Without the prior written consent of Lender, such consent to be made in Lender’s sole determination, Borrower shall not incur, create, assume or be liable with respect to any additional Debt (including, but not limited to, any secondary or junior financing or any preferred equity investment), or create or permit to be created or to remain, any Lien on, or conditional sale or other title retention agreement with respect to the Collateral or any part thereof or income therefrom, other than the Debt created pursuant to the Loan Documents, Permitted Debt or any other Debt permitted pursuant to the terms of the Loan Documents (it being acknowledged and agreed that any refinancing of such Debt in connection with an assignment and restatement of any of the Senior Loan Documents shall be in violation of this Section 5.2.1);

5.2.2 Encumbrances. Other than in connection with or as permitted under the Loan Documents or the Senior Loan Documents, neither of Borrower or any Senior Borrower shall (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Debt or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Debt or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse (other than endorsements of checks and negotiable instruments in the ordinary course); or (f) incur or maintain any obligation to any holder of Debt which prohibits the creation or maintenance of any lien securing the Obligations;

5.2.3 Partition. Except as otherwise provided herein, partition any Individual Property;

5.2.4 Transfer of Property. Transfer any Property, or any portion thereof or any interest therein, except in each case (including in connection with a Property Release) as may be permitted hereby or in the other Loan Documents;

5.2.5 Bankruptcy. File or solicit the filing of an involuntary bankruptcy petition against any Senior Borrower, Borrower, PRP, PropCo, HoldCo, Guarantor, Master Lessee, Master Lease Guarantor or any SPE Component Entity;

Mezzanine Loan Agreement

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5.2.6 ERISA. Engage in any activity that would subject Borrower to material liability under ERISA or qualify it as an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Borrower’s assets do not and will not constitute plan assets within the meaning of 29 C.F.R. Section 2510.3-101;

5.2.7 Distributions. From and after the occurrence and during the continuance of an Event of Default, make any distributions to or for the benefit of any of its partners or members or its or their Affiliates. If any Distributions shall be received by Borrower or any Affiliate of Borrower after the occurrence and during the continuance of an Event of Default, Borrower shall hold, or shall cause the same to be held, in trust for the benefit of Lender. Borrower shall not cause or permit any Senior Borrower to distribute to its equity owners any property other than cash, except for any Individual Property or Individual Properties (or portions thereof) released from the Lien of the Security Instrument in accordance with the terms of the Mortgage Loan Documents;

5.2.8 Modify REAs. Without the prior consent of Lender, which shall not be unreasonably withheld, delayed or conditioned, Borrower shall not cause Mortgage Borrower to execute modifications to the REAs, except as would not reasonably be expected to have a Material Adverse Effect;

5.2.9 [Reserved].

5.2.10 Zoning Reclassification. Without the prior written consent of Lender (which in the case of clause (a) shall not be unreasonably withheld), permit First Mezzanine Borrower to permit Mortgage Borrower to (a) initiate or consent to any zoning reclassification of any portion of the Property, (b) seek any variance under any existing zoning ordinance that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (c) allow any portion of the Property to be used in any manner that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation;

5.2.11 Change of Principal Place of Business. Change its principal place of business and chief executive office set forth on the first page of this Agreement without first giving Lender thirty (30) days’ prior written notice (but in any event, within the period required pursuant to the UCC) and there shall have been taken such action, reasonably satisfactory to Lender, as may be necessary to maintain fully the effect, perfection and priority of the security interest of Lender hereunder in the Account Collateral at all times;

5.2.12 Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business and except for termination of a Sublease as permitted by Section 8.8 of the Mortgage Loan Agreement;

5.2.13 Misapplication of Funds. Distribute any revenue from the Property or any Proceeds in violation of the provisions of this Agreement, fail to remit amounts to the Collateral Account, as applicable, as required by Section 3.1 or the Pledge, misappropriate any security deposit or portion thereof or apply the proceeds of the Loan in violation of Section 2.1.5;

Mezzanine Loan Agreement

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5.2.14 Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. Permit (i) any of Borrower, Guarantor or any Person who Controls Borrower or Guarantor to be identified on the OFAC List or otherwise qualified as a Prohibited Person, or (ii) Borrower or Guarantor to be in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time;

5.2.15 Affiliate Transactions. Any contracts or agreements relating to the Property in any manner between or among any Loan Party and any other Loan Party or their respective direct or indirect partners, members, shareholders or Affiliates (collectively, the “Affiliate Agreements”) shall provide that such agreement is terminable by Mortgage Borrower or Lender immediately upon notice, without the payment of any fee, penalty, premium or liability for future or accrued liabilities or obligations, if an Event of Default shall have occurred and be continuing. Following an Event of Default, if requested by Lender in writing, Borrower shall, or shall cause the applicable Loan Party to, terminate any existing Affiliate Agreement specified by Lender within five (5) days after delivery of Lender’s request without payment of any penalty, premium, termination fee or any other amount which might be due and payable under such Affiliate Agreement. If such Affiliate Agreement is not terminated in accordance with the immediately preceding sentence, Lender shall have the right, and Borrower hereby irrevocably authorizes Lender and irrevocably appoints Lender as Borrower’s attorney-in-fact coupled with an interest, at Lender’s sole option, to terminate such Affiliate Agreement on behalf of and in the name of the applicable Loan Party, and Borrower hereby releases and waives any claims against Lender arising out of Lender’s exercise of such authority. Borrower shall not, and shall not permit First Mezzanine Borrower (and shall not permit First Mezzanine Borrower to permit Mortgage Borrower), to make any payments under any Affiliate Agreement after the occurrence and during the continuance of an Event of Default;

5.2.16 Limitation on Securities Issuances. Borrower shall cause First Mezzanine Borrower, and shall cause First Mezzanine Borrower to cause Mortgage Borrower, to not issue any limited liability company interests, partnership interests, capital stock interests or other securities other than those that have been issued as of the date hereof;

5.2.17 Acquisition of a Senior Loan.

(a) No Loan Party nor any Affiliate of any Loan Party or any Person acting at any such Person’s request or direction, shall acquire or agree to acquire the lender’s interest in any Senior Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of any Senior Loan, via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower shall have failed to comply with the foregoing, then Borrower: (i) shall immediately notify Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in any of the Senior Loan Documents: (A) not to enforce such Senior Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly:

Mezzanine Loan Agreement

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(1) cancel the promissory note evidencing such Senior Loan, (2) reconvey and release the Lien securing such Senior Loan and any other collateral under such Senior Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under such Senior Loan Documents.

(b) Lender shall have the right at any time to acquire all or any portion of any Senior Loan or any interest in any holder of, or participant in, any Senior Loan without notice or consent of Borrower or any other Loan Party, in which event Lender (if it is the holder of all of either Senior Loan) shall have and may exercise all rights of such Senior Lender thereunder, including the right, in accordance with and subject to the terms of such Loan, (i) to declare that such Senior Loan is in default, (ii) to accelerate such Senior Loan indebtedness and (iii) to pursue all remedies against any obligor under the applicable Senior Loan Documents.

5.2.18 Material Agreements.

(a) Borrower shall not, and shall not permit First Mezzanine Borrower, and shall not permit First Mezzanine Borrower to permit Mortgage Borrower, to, enter into any Material Agreement without the consent of Lender not to be unreasonably withheld, conditioned or delayed, unless Borrower shall, or shall cause First Mezzanine Borrower, or shall cause First Mezzanine Borrower to cause Mortgage Borrower, to, deliver to Lender a recognition agreement from the service or material provider under such Material Agreement providing for such Person’s agreement to the termination of such Material Agreement without penalty or premium on no more than thirty (30) days’ notice.

(b) Except as specifically set forth herein, Borrower will not, and will not permit and will not cause First Mezzanine Borrower, and will not permit or cause First Mezzanine Borrower to permit or cause Mortgage Borrower, to, amend or modify (but Borrower and any Senior Borrower may rescind or terminate so long as such action will not have a Material Adverse Effect), any Material Agreement for which Lender’s consent had been obtained if the same would reasonably likely have a material adverse effect on Lender, unless Lender’s approval (such approval not to be unreasonably withheld conditioned or delayed), is obtained therefor.

5.3 Single Purpose Entity/Separateness. Until the Indebtedness has been paid in full, Borrower represents, warrants and covenants as follows:

(a) Borrower has not and will not:

(i) engage in any business or activity other than the ownership of the Ownership Interests and activities related thereto;

(ii) acquire or own any assets other than (A) the Ownership Interests and (B) such incidental personal property as may be necessary for the ownership thereof;

(iii) merge into or consolidate with any Person, or, to the fullest extent permitted by law, dissolve, wind-up, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

Mezzanine Loan Agreement

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(iv) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

(v) own any subsidiary other than each Senior Borrower, or make any investment in, any Person;

(vi) commingle its assets with the assets of any other Person, or permit Master Lessee, any Affiliate of either of them or any constituent party independent access to its bank accounts;

(vii) incur any Debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Permitted Debt of Borrower;

(viii) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that Borrower’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separate identity of Borrower from such Affiliate and that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, and (B) Borrower’s assets, liabilities and net worth shall also be listed on Borrower’s own separate balance sheet;

(ix) except for capital contributions or capital distributions permitted under the terms and conditions of Borrower’s organizational documents and properly reflected on its books and records, enter into any transaction, contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower, Master Lessee or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties (it being agreed and acknowledged that the Asset Management Agreement is on terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties);

(x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets to secure the obligations of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(xii) make any loans or advances to any Person;

(xiii) fail to (A) file its own tax returns separate from those of any other Person, except to the extent that Borrower is treated as a “disregarded entity” for tax purposes and is not

Mezzanine Loan Agreement

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required to file tax returns under applicable Legal Requirements, and (B) pay any taxes required to be paid under applicable Legal Requirements; provided, however, that Borrower shall not have any obligation to reimburse its equityholders or their Affiliates for any taxes that such equityholders or their Affiliates may incur as a result of any profits or losses of Borrower;

(xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to own its assets or conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

(xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided, however, that the foregoing shall not require any equity owner to make any additional capital contributions to Borrower);

(xvi) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of 100% of the managers of Borrower, including without limitation, each Independent Manager, take any Material Action or other action that is reasonably likely to cause such entity to become insolvent;

(xvii) fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

(xviii) fail to pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds, and Borrower represents that it is, as of the Closing Date, solvent and intends to be solvent;

(xix) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

(xx) violate or cause to be violated the assumptions made with respect to Borrower and its principals in any Non-Consolidation Opinion delivered to Lender in connection with the Loan;

(xxi) fail to maintain a sufficient number of employees in light of its contemplated business operations;

(xxii) fail to maintain and use separate stationery, invoices and checks bearing its own name; or

(xxiii) have any of its obligations guaranteed by Master Lessee or any Affiliate of Borrower or Master Lessee except as contemplated by the Loan Documents.

(b) If Borrower is a partnership or limited liability company, each general partner in the case of a partnership, or the managing member in the case of a limited liability company (each an “SPE Component Entity”) of Borrower, as applicable, shall be a corporation or a limited liability company whose sole asset is its interest in Borrower, provided that if such SPE Component Entity is a limited liability company, each of its managing members shall also be a

Mezzanine Loan Agreement

(Second Mezzanine)

SPE Component Entity. Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 5.3(a)(iii)—(vi) and (viii)—(xxi), as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in Borrower; (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower; (iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (v) will cause Borrower to comply with the provisions of this Section 5.3 and Section 5.4. Prior to the withdrawal or the disassociation of any SPE Component Entity from Borrower, Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation or limited liability company agreement, as applicable, are substantially similar to those of such SPE Component Entity and, if an opinion letter pertaining to substantive consolidation was required at closing, deliver a new opinion letter acceptable to Lender with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent Borrower is a single member Delaware limited liability company, so long as Borrower maintains such formation status and complies with the requirements set forth in subsections (c) and (d) below, no SPE Component Entity shall be required.

(c) In the event Borrower is a single-member Delaware limited liability company, the limited liability company agreement of Borrower (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower (“Member”) to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower, in either case in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Manager of Borrower (“Special Member”) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower and shall continue Borrower without dissolution and (ii) Special Member may not resign from Borrower or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Manager. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (ii) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (iv) Special Member, in its capacity as Special Member, may not bind Borrower, and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower; provided, however, that such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Manager, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

Mezzanine Loan Agreement

(Second Mezzanine)

(d) In the event Borrower is a single-member Delaware limited liability company, the LLC Agreement shall provide that upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (i) to continue Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

(e) The organizational documents of Borrower and each SPE Component Entity shall provide an express acknowledgment that Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents.

(f) Notwithstanding anything to the contrary contained in this Section 5.3 or Article VIII, in connection with and contemporaneously with a refinancing in full of the Loan, and each Senior Loan, Borrower may (i) amend its organizational documents and/or (ii) form one or more new direct or indirect wholly-owned Subsidiaries and transfer the Collateral to such direct or indirect wholly-owned Subsidiaries subject to escrow and other customary closing arrangements reasonably acceptable to Lender.

(g) Borrower shall cause (i) First Mezzanine Borrower to satisfy and comply in all respects with the provisions of Sections 5.3 and 5.4 of the First Mezzanine Loan Agreement and (ii) First Mezzanine Borrower to cause Mortgage Borrower to satisfy and comply in all respects with the provisions of Sections 5.3 and 5.4 of the Mortgage Loan Agreement.

5.4 Independent Manager. The organizational documents of Borrower shall include the following provisions: (a) at all times there shall be, and Borrower shall cause there to be, at least two Independent Managers; (b) the board of managers of Borrower shall not take any action which, under the terms of any certificate of formation or limited liability company agreement, requires unanimous vote of the board of managers of Borrower unless at the time of such action there shall be at least two members of the board of managers who are Independent Managers; (c) Borrower shall not, without the unanimous written consent of its board of managers including the Independent Managers, take any Material Action or any action that is reasonably likely to cause Borrower to become insolvent, and when voting with respect to such matters, the Independent Managers shall consider only the interests of Borrower, including its creditors; and (d) no Independent Manager of Borrower may be removed or replaced unless Borrower provides

Mezzanine Loan Agreement

(Second Mezzanine)

Lender with not less than three (3) Business Days’ prior written notice of (i) any proposed removal of an Independent Manager, together with a statement as to the reasons for such removal, and (ii) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Manager. Without limiting the generality of the foregoing, such documents shall expressly provide that, to the greatest extent permitted by law, except for duties to Borrower (including duties to Borrower’s equity holders solely to the extent of their respective economic interests in Borrower and to Borrower’s creditors as set forth in the immediately preceding sentence), such Independent Managers shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (A) any SPE Component Entity or Borrower’s other equity holders, (B) other Affiliates of Borrower or Master Lessee, or (C) any group of Affiliates of which Borrower is a part; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor (y) shall have accepted his or her appointment as an Independent Manager by a written instrument, which may be a counterpart signature page to the LLC Agreement, and (z) shall have executed a counterpart to the LLC Agreement. No Independent Manager may be removed other than for Cause. “Cause” means, with respect to an Independent Manager, (1) acts or omissions by such Independent Manager that constitute willful disregard of such Independent Manager’s duties as set forth in Borrower’s organizational documents, (2) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (3) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, (4) that such Independent Manager no longer meets the definition of Independent Manager or (5) an increased change in the fees charged by the Independent Manager that is not reasonably acceptable to Borrower.

VI. INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

6.1 Insurance Coverage Requirements.

(a) Borrower will cause First Mezzanine Borrower to cause Mortgage Borrower, at its expense, to procure and maintain the insurance policies required by the Mortgage Loan Documents. Each commercial general liability or umbrella liability policy with respect to the Property shall name Lender as an additional insured and shall contain a cross liability/severability endorsement in form and substance acceptable to Lender.

(b) In the event of any loss or damage to the Property, Borrower shall give prompt written notice to the insurance carrier and Lender. Lender acknowledges that Mortgage Borrower’s rights to any insurance proceeds are subject to the terms of the Mortgage Loan Agreement. Subject to Section 6.1(f) below, Borrower may not and shall not permit First Mezzanine Borrower to permit Mortgage Borrower to settle, adjust or compromise any claim under such insurance policies without the prior written consent of Lender which shall not be unreasonably withheld, delayed or denied; provided, further, that Borrower may permit Mortgage Borrower to make proof of loss and adjust and compromise any claim under casualty insurance policies which does not exceed forty percent (40%) of the designated Combined

Mezzanine Loan Agreement

(Second Mezzanine)

Allocated Loan Amount applicable to the affected Individual Property so long as no Event of Default has occurred and is continuing. Any excess Proceeds relating to such claim shall be applied as provided in Section 2.3.2. Borrower shall, upon Borrower’s receiving written notice of same, provide written notice to Lender that any of the insurance policies required under this Section 6.1 are cancelled or terminated or are going to be cancelled or terminated. Borrower shall provide Lender with evidence of all such insurance required hereunder simultaneously with Mortgage Borrower’s provision of such evidence to Mortgage Lender.

(c) Subject to Section 6.1(f) below, in the event that Mortgage Borrower is permitted or required pursuant to the terms of the Mortgage Loan Agreement to reconstruct, restore or repair the Property following a casualty to any portion of the Property, Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to promptly and diligently repair and restore the Property in the manner and within the time periods required by the Mortgage Loan Agreement, the Master Lease and any other agreements affecting the Property. Subject to Section 6.1(f) below, in the event that Mortgage Borrower is permitted pursuant to terms of the Mortgage Loan Agreement to elect to not reconstruct, restore or repair the Property following a casualty to any portion of the Property, Borrower shall not permit First Mezzanine Borrower to permit Mortgage Borrower to elect not to reconstruct, restore or repair the Property without the prior written consent of Lender.

(d) Borrower shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Individual Properties or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required to be maintained by Mortgage Borrower on or with respect to any part of the Property pursuant to Section 6.1 of the Mortgage Loan Agreement.

(e) Lender hereby confirms and acknowledges that Borrower has delivered to Lender certificates of insurance with respect to Master Lessee’s insurance program, in amount, form and content so as to satisfy the requirements of this Section 6.1 in all material respects as of the Closing Date, and that any renewals or modifications that comply with Section 6.1.11 of the Mortgage Loan Agreement and are otherwise not, in substance, materially different from the approved program in place on the Closing Date shall be deemed to be in compliance.

(f) Notwithstanding this Section 6.1 and Section 6.2 below, so long as (i) the Master Lease is in full force and effect, (ii) no Master Lease Default has occurred and is continuing and (iii) the terms and provisions of the Master Lease pertaining to the subject matter addressed in Sections 6.1(b) and (c) and 6.2 have not been amended in violation of the terms hereof, then to the extent that the terms and provisions of the Master Lease pertaining to the subject matters addressed in Sections 6.1(b) and (c) and 6.2 are inconsistent with the terms and provisions set forth in Sections 6.1(b) and (c) and 6.2, respectively, the terms and provisions of the Master Lease shall control.

6.2 Condemnation. In the event that all or any portion of the Property shall be damaged or taken through any Taking, or any such Taking or condemnation shall be threatened, Borrower shall give prompt written notice to Lender. Lender acknowledges that Mortgage Borrower’s rights to any condemnation award in respect of any Taking are subject to the terms of

Mezzanine Loan Agreement

(Second Mezzanine)

the Mortgage Loan Agreement. Notwithstanding the foregoing, and subject to Section 6.1(f) above, Borrower may not and shall not permit First Mezzanine Borrower to permit Mortgage Borrower to settle or compromise any claim, action or proceeding relating to such Taking without the prior written consent of Lender, which shall not be unreasonably withheld, delayed or denied; provided, further, that Borrower may permit First Mezzanine Borrower to permit Mortgage Borrower to settle, adjust and compromise any such claim, action or proceeding which does not exceed forty percent (40%) of the designated Combined Allocated Loan Amount applicable to the affected Individual Property so long as no Monetary Default or Event of Default has occurred and is continuing. Any excess Proceeds shall be paid and applied as provided in Section 2.3.2. In the event that Mortgage Borrower is permitted or required pursuant to the terms of the Mortgage Loan Agreement to reconstruct, restore or repair the Property following a Taking of any Individual Property (or any portion thereof), Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to promptly and diligently repair and restore such Individual Property in the manner and within the time periods required by the Mortgage Loan Agreement, the Master Lease and any other agreements affecting such Individual Property. In the event that Mortgage Borrower is permitted pursuant to the terms of the Mortgage Loan Agreement to elect not to reconstruct, restore or repair the Individual Property following a Taking of any portion of such Individual Property, Borrower shall not permit First Mezzanine Borrower to permit Mortgage Borrower to elect not to reconstruct, restore or repair such Individual Property without the prior written consent of Lender.

6.3 Certificates.

(a) Certificates of insurance with respect to all replacement policies shall be delivered to Lender prior to the expiration date of any of the insurance policies required to be maintained hereunder, and upon demand by Lender, replacement insurance policies shall be delivered to Lender within one hundred twenty (120) days of the expiration of the insurance policies required to be maintained hereunder. If Borrower fails to (or fails to cause First Mezzanine Borrower, or to cause First Mezzanine Borrower to cause Mortgage Borrower, to) maintain and deliver to Lender the certificates of insurance and certified copies or originals required by this Agreement, upon five (5) Business Days’ prior notice to Borrower, Lender may procure such insurance, and all costs thereof (and interest thereon at the Default Rate) shall be added to the Indebtedness. Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect to such matters.

(b) Concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to clause (a) above, Borrower shall deliver (or cause First Mezzanine Borrower to deliver, or cause First Mezzanine Borrower to cause Mortgage Borrower to deliver) to Lender a letter from a reputable and experienced insurance broker or from the insurer, stating that the insurance obtained by Borrower or any Senior Borrower through such broker or from such insurer pursuant to Section 6.1 of the Mortgage Loan Agreement, as applicable, meets the minimum requirements of Section 6.1 of the Mortgage Loan Agreement, that all insurance premiums then due thereon have been paid in full to the applicable insurers and that such insurance policies are in full force and effect (or if such letter shall not be available

Mezzanine Loan Agreement

(Second Mezzanine)

after Borrower shall have used its reasonable efforts to provide the same, Borrower will deliver (or cause First Mezzanine Borrower to deliver, or cause First Mezzanine Borrower to cause Mortgage Borrower to deliver) to Lender an Officer’s Certificate containing the information to be provided in such report), and Borrower shall deliver (or cause First Mezzanine Borrower to deliver, or cause First Mezzanine Borrower to cause Mortgage Borrower to deliver) to Lender an Officer’s Certificate stating that such insurance otherwise complies in all material respects with the requirements of Schedule 6.1 of the Mortgage Loan Agreement.

6.4 Restoration. Borrower shall, or shall cause First Mezzanine Borrower, or shall cause First Mezzanine Borrower to cause Mortgage Borrower, to deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under Section 6.2.4 of the Mortgage Loan Agreement and to otherwise comply in all respects with Section 6.2.4 of the Mortgage Loan Agreement in connection with a restoration of any Individual Property after a Taking.

VII. RESERVED

VIII. TRANSFERS, INDEBTEDNESS AND OTHER FUNDAMENTAL MATTERS

8.1 General Restriction on Transfers, Indebtedness and Other Fundamental Matters.

(a) Unless otherwise expressly permitted under the provisions of this Article VIII, Borrower shall not cause, suffer or permit, and in no event shall there be permitted to occur, regardless of whether Borrower shall have or have not caused, suffered to permitted the same to occur:

(i) any Transfer of any Individual Property or any part thereof or any legal or beneficial interest therein, other than Permitted Encumbrances or a Property Release thereof permitted under, and satisfying the provisions of, Section 2.3.6 and the other provisions of this Agreement;

(ii) any Transfer of an Equity Interest in any Restricted Party;

(iii) unless and until the Guarantor Net Worth Requirements are imposed upon Guarantor or the Qualifying Replacement Guarantor, as applicable, pursuant to Section 8.5, any distribution or transfer by Guarantor of any of its assets to any Person, including its direct or indirect parent entities or their Affiliates unless as of the date of such distribution the Master Lease Guarantor Total Leverage Ratio is less than 3.50:1.00 (as certified by an Officer’s Certificate and certificate of Guarantor provided to Lender, together with the related background financial statements and calculations in reasonable detail, delivered to Lender within five Business Days after such distribution or transfer); provided, however, that the foregoing restrictions shall not apply to the following distributions and transfers, which shall be expressly permitted pursuant to this Section 8.1(a)(iii):

(A) following a Qualifying IPO of an Upper Tier Entity (other than Guarantor), distributions of assets to such Upper Tier Entity for payment by such Upper Tier Entity of reasonable out-of-pocket costs and expenses incurred by such Upper Tier

Mezzanine Loan Agreement

(Second Mezzanine)

Entity in connection with consummating such Qualifying IPO and ongoing compliance by such Upper Tier Entity with federal and state securities laws and regulations, SEC rules and regulations and the Sarbanes–Oxley Act of 2002 (as amended from time to time and any successor statute thereto);

(B) distributions of assets to Holdings for payment by Holdings of its franchise taxes and for payment by Holdings of Income Taxes that are attributable to the income of Holdings to the extent such income is attributable to the operations of Holdings, Guarantor and/or its direct or indirect Subsidiaries (but not any Subsidiary of Holdings that is not also a Subsidiary of Guarantor);

(C) distributions of assets to a direct or indirect parent of Guarantor for payment of the operating expenses (including administrative, legal, accounting and similar expenses provided by third parties) incurred by such parent in the ordinary course of business to the extent such operating expenses are directly related to the ownership of the direct or indirect Equity Interests in Guarantor and/or to the operations of Guarantor and/or its direct or indirect Subsidiaries;

(D) transfers of assets to Guarantor’s direct or indirect Subsidiaries; and

(E) distribution of the proceeds of the Guarantor Subsequent Intercompany Loans to its parent entity;

(iv) any failure by Guarantor to satisfy the Guarantor Asset Covenant, unless the Guarantor Asset Covenant is expressly terminated pursuant to the provisions of Section 8.5 as a result of the imposition of the Guarantor Net Worth Requirements;

(v) in the event the Guarantor Net Worth Requirements are imposed upon Guarantor or the Qualifying Replacement Guarantor, as applicable, pursuant to Section 8.5, any failure by Guarantor or the Qualifying Replacement Guarantor, as applicable, to satisfy the Guarantor Net Worth Requirements;

(vi) any failure, prior to a Qualifying IPO, of the Minimum Ownership/Control Requirements set forth in clause (A) of the definition thereof set forth in Section 8.4 to continue to be satisfied;

(vii) any failure, subsequent to a Qualifying IPO of Master Lease Guarantor, of the Minimum Ownership/Control Requirements set forth in clause (B) of the definition thereof set forth in Section 8.4 to continue to be satisfied;

(viii) in the event a Qualifying IPO permitted under Section 8.4 occurs, any Post-IPO Change of Control;

(ix) any of Borrower, any Senior Borrower, any SPE Component Entity, PRP, PropCo, HoldCo, Guarantor or any Intermediate Entity incurring any Debt, other than the Permitted Debt of such Person; or

Mezzanine Loan Agreement

(Second Mezzanine)

(x) any failure of Master Lease Guarantor to satisfy the Master Lease Guarantor Asset Covenants.

(b) Notwithstanding anything to the contrary set forth in this Article VIII or any other provision of this Agreement, (i) PropCo shall at all times own 100% of the direct Equity Interests in, and Control, PRP, (ii) PRP shall at all times own 100% of the direct Equity Interests in, and Control, Borrower, (iii) First Mezzanine Borrower shall at all times own 100% of the direct Equity Interests in, and Control, Mortgage Borrower (other than as a result of a foreclosure or transfer in lieu thereof of the First Mezzanine Loan), and (iv) Borrower shall at all times own 100% of the direct Equity Interests in, and Control, First Mezzanine Borrower (other than as a result of a foreclosure or transfer in lieu thereof of the Loan) (the foregoing (i)-(iv), the “Base PropCo Ownership Requirements”).

(c) Nothing in this Section 8.1 shall prohibit (i) any action or event occurring following receipt by Borrower of written consent of Lender approving such action or event; provided, that Borrower pays to Lender a commercially reasonable fee in connection with such action or event (which fee shall in all events be reasonable in relation to the Assumption Fee payable pursuant to Section 8.7 hereof), or (ii) the grant of a Lien by Master Lessee, Master Lease Guarantor, any direct or indirect Subsidiary of Master Lease Guarantor or any Tenant on the Excluded Personal Property.

8.2 Sale of Building Equipment . Borrower may cause First Mezzanine Borrower to cause Mortgage Borrower, without the consent of Lender, to sell or dispose of Building Equipment which is being replaced or which is no longer necessary in connection with the operation of the Property free from the Lien of the Security Instrument, provided that such sale or disposal will not have a Material Adverse Effect and will not result in a reduction or abatement of, or right of offset against, the Rents payable under the Master Lease or any Sublease, in either case, as a result thereof, and provided further that any new Building Equipment acquired by Mortgage Borrower (and not so disposed of) shall be subject to the Lien of the Security Instrument.

8.3 Immaterial Transfers and Easements, etc. Borrower may cause First Mezzanine Borrower to cause Mortgage Borrower, without the consent of Lender, to (i) make immaterial Transfers of portions of the Property to Governmental Authorities for dedication or public use (subject to the provisions of Section 6.2), or immaterial Transfers of portions of the Property to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Property, and (ii) grant easements, licenses, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such Transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall have a Material Adverse Effect.

Mezzanine Loan Agreement

(Second Mezzanine)

8.4 Permitted Equity Transfers. Notwithstanding anything herein to the contrary, but subject to Section 8.1(b), the following Transfers shall not require the prior written consent of Lender:

(a) the pledge of the Equity Interests in Master Lease Guarantor or any of its Subsidiaries pursuant to the terms of the Master Lease Guarantor Facility or a foreclosure (or transfer in lieu of thereof) of such Equity Interests in Master Lease Guarantor or any of its Subsidiaries resulting from the exercise of remedies as set forth in the Master Lease Guarantor Facility (an “Opco Equity Foreclosure”);

(b) a Transfer (but not a pledge or encumbrance) by (i) Guarantor or any then-existing Intermediate HoldCo Entity of 100% (and not less than 100%) of its direct Equity Interests in HoldCo or any then-existing Intermediate HoldCo Entity to a new Intermediate HoldCo Entity, provided that the Base Transfer Conditions have been satisfied, or (ii) HoldCo or any then-existing Intermediate PropCo Entity of 100% (and not less than 100%) of its direct Equity Interests in PropCo or any then-existing Intermediate PropCo to a new Intermediate PropCo Entity, provided that the Base Transfer Conditions have been satisfied;

(c) a Transfer of direct or indirect Equity Interests in any Sponsor;

(d) a Qualifying IPO of any IPO Entity, or any other Transfer (but not a pledge or encumbrance) of the direct or indirect Equity Interests in Guarantor, Master Lease Guarantor, HoldCo, any Intermediate Entity or PropCo (such Person in which such Equity Interests are transferred by means other than a Qualifying IPO, a “Related Holding Entity”), provided that the following conditions have been satisfied:

(i) the Base Transfer Conditions have been satisfied;

(ii) with respect to (A) any such Transfer other than a Qualifying IPO, subsequent to such Transfer, (1) Permitted Holders or in the case of a Transfer to a Permitted Transferee, the related Permitted Transferee (or any combination of one or more of them, subject to the limitations in the definition of Permitted Holders), directly or indirectly own no less than fifty-one percent (51%) of the Equity Interests in, and Control, the Related Holding Entity (and, through ownership of the Related Holding Entity, in each direct or indirect Subsidiary of the Related Holding Entity) and (2) Permitted Holders or in the case of a Transfer to a Permitted Transferee, the related Permitted Transferee (or any combination of one or more of them, subject to the limitations in the definition of Permitted Holders), directly or indirectly own no less than fifty-one percent (51%) of the Equity Interests in, and Control, PropCo, PRP, each Senior Borrower and Borrower, and (B) any Qualifying IPO of the Master Lease Guarantor, Permitted Holders or in the case of a prior Transfer to a Permitted Transferee, the related Permitted Transferee (or any combination of one or more of them, subject to the limitations in the definition of Permitted Holders), directly or indirectly own no less than fifty-one percent (51%) of the Equity Interests in, and Control, PropCo, PRP, each Senior Borrower and Borrower (the foregoing requirements of (A) and (B) above, as applicable, the “Minimum Ownership/Control Requirements”), and (C) any Qualifying IPO, following such Qualifying IPO, the Post-IPO Control Requirements shall be satisfied; and

Mezzanine Loan Agreement

(Second Mezzanine)

(iii) if subsequent to any Qualifying IPO or any other Transfer, the Guarantor Asset Covenant would no longer be satisfied, then as an additional condition to completing any such Qualifying IPO or other such Transfer, the Guarantor Net Worth Requirements must be satisfied in accordance with Section 8.5; or

(e) upon and subsequent to a Qualifying IPO of any IPO Entity, Transfers (whether direct or indirect and whether in open market transactions or otherwise) of the shares in such IPO Entity, provided that no Post-IPO Change of Control occurs; or

(f) a Transfer (but not a pledge or encumbrance) of direct or indirect Equity Interests in any Permitted Transferee, provided that (i) subsequent to such Transfer, such Person shall continue to satisfy the criteria for a Permitted Transferee set forth in the definition thereof, and (ii) if such Permitted Transferee holds a direct Equity Interest in any Lower Tier Entity and such Transfer shall cause any transferee, together with its Affiliates, to acquire indirect Equity Interests in Borrower aggregating more than forty-nine percent (49%), or to increase its indirect Equity Interests in Borrower from an amount that is less than forty-nine percent (49%) to an amount that is greater than forty-nine percent (49%), an Additional Non-Consolidation Opinion is provided to Lender as a condition to such Transfer; or

(g) upon and subsequent to a Qualifying IPO of an Upper Tier Entity, Transfers of direct or indirect Equity Interests in such Upper Tier Entity, provided that no Post-IPO Change of Control occurs; or

(h) the pledge of any direct or indirect Equity Interest any Senior Borrower pursuant to the Loan Documents or the First Mezzanine Loan Documents and the exercise of, and any Transfer that results from the exercise of, any rights or remedies that Lender or First Mezzanine Lender may have under the Loan Documents or the First Mezzanine Loan Documents (but, for clarification, this Section 8.4(h) shall not permit an assignment in lieu of foreclosure).

Borrower shall be responsible for the payment of and shall pay or reimburse Lender for all of Lender’s reasonable out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, actually incurred by Lender in connection with the review, negotiation and implementation of the provisions and documentation provided for in this Section 8.4.

8.5 Guarantor Net Worth; Qualifying Replacement Guarantor. If the Guarantor Asset Covenant would no longer be satisfied subsequent to any Qualifying IPO or any other Transfer, or if the Guarantor Asset Covenant would no longer be satisfied as a result of any proposed transaction or for any other reason (other than as a result of an Opco Foreclosure), then:

(a) either (i) Guarantor shall continue to Control PropCo, PRP, each Senior Borrower and Borrower and shall have and maintain a Net Worth of not less than $200,000,000 (the “Minimum Net Worth”) and demonstrate its Net Worth to Lender’s reasonable satisfaction, with such reasonable supporting evidence as Lender may reasonably require, and shall confirm in writing to Lender that the covenants respecting the ongoing maintenance by Guarantor of the Minimum Net Worth set forth in Section 9 of the Recourse Guaranty (the “Net Worth Covenants”) have been triggered and are in full force and effect as on-going covenants of

Mezzanine Loan Agreement

(Second Mezzanine)

Guarantor, in which event, the Guarantor Asset Covenant shall no longer be in force or effect, as provided in Section 9 of the Recourse Guaranty, as a result of the Net Worth Covenants having been triggered in lieu thereof, or (ii) a Qualifying Replacement Guarantor having a Net Worth of not less than the Minimum Net Worth shall demonstrate its Net Worth to Lender’s reasonable satisfaction, with such reasonable supporting evidence as Lender may reasonably require, and (A) such Qualifying Replacement Guarantor shall execute and deliver to Lender (x) a guaranty of recourse obligations in the same form as the Recourse Guaranty delivered to Lender by Guarantor on the Closing Date, modified such that the Net Worth Covenants are in full force and effect as on-going covenants of the Qualifying Replacement Guarantor, that the Guarantor Asset Covenant is not a covenant of the Qualifying Replacement Guarantor and, if the Qualifying Replacement Guarantor is not an Affiliate of the Guarantor being replaced, that the Qualifying Replacement Guarantor’s liability is limited to circumstances, conditions, actions and events first occurring after the date on which the Replacement Guaranty is delivered (the “Replacement Guaranty”), and (y) an environmental indemnity agreement in the same form as the Environmental Indemnity delivered to Lender by Guarantor on the Closing Date, provided that if the Qualifying Replacement Guarantor is not an Affiliate of the Guarantor being replaced, such environmental indemnity agreement shall be modified such that the Qualifying Replacement Guarantor’s liability is limited to circumstances, conditions, actions and events first occurring after the date on which the Replacement Indemnity is delivered (the “Replacement Indemnity”), and (B) Borrower and the Qualifying Replacement Guarantor shall provide to Lender an Additional Non-Consolidation Opinion, together with customary legal opinions and organizational document and certificate deliveries respecting the existence, due formation and organization and good standing of the Qualifying Replacement Guarantor and the due authorization, execution and delivery, and enforceability of the Replacement Guaranty and Replacement Indemnity, in each case reasonably satisfactory to Lender and in form and substance in nature and scope provided by or on behalf of Guarantor in connection with its execution and delivery of the Recourse Guaranty and Environmental Indemnity (the foregoing requirements of clause (i) or clause (ii), as applicable, including the continued maintenance of the Minimum Net Worth by the Guarantor or Qualifying Replacement Guarantor, as applicable, the “Guarantor Net Worth Requirements”). Upon a Qualifying Replacement Guarantor satisfying the conditions under clause (ii) above, the then existing Guarantor shall be released under the Recourse Guaranty and the Environmental Indemnity with respect to circumstances, conditions, actions and events first occurring after the date on which the Replacement Guaranty and the Replacement Indemnity are delivered; and

(b) upon satisfaction of the conditions set forth in the foregoing paragraph (a), the Guarantor Asset Covenant shall no longer be in force or effect and the Guarantor Net Worth Requirements shall be in full force and effect in lieu thereof.

8.6 Deliveries to Lender. Borrower shall deliver to Lender (a) with respect to any Transfer to which the Base Transfer Conditions apply, not less than thirty (30) days prior to the closing of such Transfer, an Officer’s Certificate describing the proposed transaction and stating that such transaction is permitted by this Article VIII, together with any appraisal or other documents upon which such Officer’s Certificate is based, (b) an Officer’s Certificate promptly following the realization or foreclosure upon any pledge or encumbrance described in Section 8.4, and (c) copies of executed deeds or other similar closing documents within ten (10) Business Days after the closing of any Transfer described in clauses (a) or (b) above.

Mezzanine Loan Agreement

(Second Mezzanine)

8.7 Loan Assumption. Provided no Event of Default is then continuing, Borrower shall have the one time right to cause First Mezzanine Borrower to cause Mortgage Borrower to Transfer (but not mortgage, hypothecate, pledge or otherwise encumber or grant a security interest in) the fee simple title to all (but not fewer than all) of the Individual Properties only if after giving effect to the proposed transaction, the Individual Properties will be owned by one or more Single Purpose Entities (collectively, “Transferee Mortgage Borrower”), which Transferee Mortgage Borrower shall be wholly owned and Controlled by a Permitted Transferee (“Transferee First Mezzanine Borrower”, and, together with Transferee Mortgage Borrower, individually or collectively, as the context may require, “Transferee Senior Borrower”), which Transferee First Mezzanine Borrower shall be wholly owned and Controlled by a Permitted Transferee (“Transferee Borrower”). Any such transfer to a Transferee Mortgage Borrower and assumption of the Loan shall be conditioned upon Lender’s reasonable approval, which may be conditioned upon among other things, (i) the delivery of financial information, including, without limitation, audited financial statements, for Transferee Borrower and each Transferee Senior Borrower, and the direct and indirect owners of Transferee Borrower, (ii) the delivery of evidence that each of Transferee Senior Borrower and Transferee Borrower is a Single Purpose Entity, and that none of Transferee Senior Borrower, Transferee Borrower nor any Person that Controls any Transferee Senior Borrower or Transferee Borrower is a Disqualified Transferee, (iii) the execution and delivery by Transferee Borrower of an assumption agreement in form and substance acceptable to Lender, assuming all of Borrower’s obligations under the Loan Documents, (iv) the execution and delivery by Transferee Borrower of a replacement pledge and security agreement in substantially the same form as the Pledge, (v) the delivery of a UCC policy issued by a national title company acceptable to Lender and in form and substance acceptable to Lender insuring Lender’s first priority interest in 100% of the equity of the Transferee First Mezzanine Borrower, (vi) the management of the Property by a Qualified Manager or by a property manager reasonably acceptable to Lender; (vii) the satisfaction of the Guarantor Net Worth Requirements, (viii) the execution and delivery of all documentation reasonably requested by Lender, (ix) the delivery of Opinions of Counsel requested by Lender, including, without limitation, an Additional Non-Consolidation Opinion with respect to each Transferee Senior Borrower, Transferee Borrower and other entities identified by Lender and opinions with respect to the valid formation, due authority and good standing of each Transferee Senior Borrower, Transferee Borrower, Qualifying Replacement Guarantor and any additional pledgors, and the continued enforceability of the Loan Documents and any other matters requested by Lender, (x) a new owner’s title insurance policy or policies on a form customarily used in the applicable state where each Property is located at the time of the Transfer, insuring no less than the fair market value of each Property and issued to the new mortgage borrower (including the mezzanine endorsement thereto in favor of Lender, to the extent available), subject only to the Permitted Encumbrances, shall be delivered to Lender, (xi) satisfaction of all requirements of the Senior Loan Documents and the Loan Documents respecting such Transfer and assumption, and confirmation to Lender and each Senior Lender that such requirements have been satisfied, (xii) the payment of all of Lender’s reasonable out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, actually incurred by Lender in connection with such assumption, and (xiii) payment to Lender of the Assumption Fee (in addition to the payments required under the foregoing clause (xii)).

Mezzanine Loan Agreement

(Second Mezzanine)

8.8 Subleases.

8.8.1 New Subleases and Sublease Modifications. Borrower represents and warrants that each Individual Property is currently leased to Master Lessee pursuant to the Master Lease, is operated as one or more Restaurant Locations under a Concept or a Third-Party Brand, and is occupied and operated pursuant to a Concept Sublease, an RLP Sublease or an Unaffiliated Sublease, and may also be subject to the Specified Prior Subleases.

8.8.2 Leasing Conditions. Borrower shall not permit First Mezzanine Borrower to permit Mortgage Borrower to permit Master Lessee to sublease all or any portion of any Individual Property except in accordance with Section 8.8.2 of the Mortgage Loan Agreement; provided, that, any New Sublease or Sublease Modification that requires Mortgage Lender’s consent shall be delivered to Lender for approval, not to be unreasonably withheld, conditioned or delayed, not less than ten (10) Business Days prior to the effective date of such New Sublease or Sublease Modification. If Lender fails to respond to a request for Lender’s consent pursuant to this Section 8.8.2 within ten (10) Business Days of Lender’s receipt of Borrower’s request therefor, Borrower may deliver to Lender a second request in an envelope or under cover of a letter marked “URGENT” and including a legend in bold typeface that Lender’s failure to grant or deny the requested consent within ten (10) Business Days of the receipt thereof will result in the requested consent being deemed to have been granted. If Lender fails to respond to such second request within ten (10) Business Days of its receipt thereof, Lender’s consent shall be deemed granted.

8.8.3 Delivery of New Sublease or Sublease Modification. Upon the execution of any New Sublease or Sublease Modification, as applicable, Borrower shall cause First Mezzanine Borrower, or shall cause First Mezzanine Borrower to cause Mortgage Borrower to deliver to Lender an executed copy of the Sublease. In addition, Borrower shall, from time to time, at the advance written request of Lender, but not more than one (1) time per calendar year unless an Event of Default has occurred and is continuing, cause First Mezzanine Borrower to cause Mortgage Borrower, to deliver to Lender a list of (a) each and every Sublease then affecting all or any part of the Property, and (b) all sublicenses or other grants of possessory interests in any portion of the Property to which Mortgage Borrower has given its consent or of which Mortgage Borrower otherwise has knowledge, said list to be certified by Mortgage Borrower as true, complete and correct in all material respects.

8.8.4 Reserved.

8.8.5 Security Deposits. All security or other deposits of Tenants of the Property (collectively, the “Security Deposits”) shall be treated as trust funds and shall not be commingled with any other funds of Mortgage Borrower, and such deposits shall be deposited, upon receipt of the same by Mortgage Borrower, in a separate trust account maintained by Mortgage Borrower expressly for such purpose. Within ten (10) Business Days after written request by Lender, Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to furnish to Lender reasonably satisfactory evidence of compliance with this Section 8.8.5, together with a statement of all lease securities deposited with Mortgage Borrower by the Tenants and the location and account number of the account in which such security deposits are held.

Mezzanine Loan Agreement

(Second Mezzanine)

8.8.6 No Default Under Subleases. Borrower shall or shall cause First Mezzanine Borrower, or shall cause First Mezzanine Borrower to cause Mortgage Borrower to cause Master Lessee, to (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Mortgage Borrower or Master Lessee under the Subleases, if the failure to perform or observe the same would have a Material Adverse Effect; (ii) exercise, within ten (10) Business Days after a written request by Lender, any right to request from the Tenant under any Sublease a certificate with respect to the status thereof and (iii) not collect any of the Rents, more than one (1) month in advance (except that Mortgage Borrower may collect such security deposits and last month’s Rents as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Sublease).

8.8.7 Reserved.

8.8.8 Reserved.

8.8.9 Reserved.

8.8.10 Reserved.

8.8.11 Leaseable Building Pads .

(a) Each of the Individual Properties described as containing a “Leaseable Building Pad” on Schedule X of the Mortgage Loan Agreement contains an unimproved building pad and unimproved land as preliminarily described on such Schedule X (each, a “Leaseable Building Pad”), but, to Borrower’s knowledge, such Leaseable Building Pad cannot be subdivided from such Individual Property in accordance with Section 2.3.6(b) of the Mortgage Loan Agreement. Borrower shall be permitted to cause First Mezzanine Borrower to cause Mortgage Borrower to cause each Leaseable Building Pad to be removed from the premises demised under the Master Lease and terminate the Master Lease with respect to such Leaseable Building Pad and ground lease such Leaseable Building Pad in accordance with, and subject to satisfaction of (a) each of the conditions set forth in Section 8.8.11(a) of the Mortgage Loan Agreement as if independently set forth herein, (b) Lender shall have reasonably determined that the demise of such Leaseable Building Pad will not materially diminish the value of or impair in any material respect, or unreasonably interfere with the use or operation in any material respect of, such Individual Property, and (c) Borrower shall have delivered to Lender an Officer’s Certificate (i) certifying that all of the conditions set forth in Section 8.8.11(a) of the Mortgage Loan Agreement have been complied with by Mortgage Borrower and that the demise of such Leaseable Building Pad will not materially diminish the value of or impair in any material respect, or unreasonably interfere with the use or operation in any material respect of, such Individual Property and (ii) attaching copies of each of the deliveries made to or approved by Mortgage Lender pursuant to Section 8.8.11(a) of the Mortgage Loan Agreement (including a copy of the ground lease pursuant to which such Leaseable Building Pad has been demised).

(b) In addition, and notwithstanding anything herein to the contrary, Borrower shall be permitted to permit First Mezzanine Borrower to permit Mortgage Borrower to subject any Individual Parcel containing a Leaseable Building Pad to a condominium form of ownership and,

Mezzanine Loan Agreement

(Second Mezzanine)

thereafter to obtain the release of such Leaseable Building Pad as an Outparcel under the Mortgage Loan Agreement and hereunder, as provided in Section 8.8.11(c) of the Mortgage Loan Agreement, subject to satisfaction of each of the following: (a) each of the conditions set forth in, Section 8.8.11(c) of the Mortgage Loan Agreement as if independently set forth herein, (b) Borrower shall have provided Lender with endorsements to the Title Policy (Owner) reasonably required by Lender in connection with the creation of such condominium, which shall be reasonably acceptable to Lender and (c) Borrower shall have delivered to Lender an Officer’s Certificate (i) certifying that all of the conditions set forth in Section 8.8.11(c) of the Mortgage Loan Agreement have been complied with by Mortgage Borrower and that the creation of the proposed Condominium Units shall not materially diminish the value of or impair in any material respect, or unreasonably interfere with the use or operation in any material respect of, such Individual Property, and (ii) attaching copies of each of the deliveries made to or approved by Mortgage Lender pursuant to Section 8.8.11(c) of the Mortgage Loan Agreement (including a copy of the Condominium Declaration).

(c) In the event that Lender fails to respond within ten (10) Business Days of receipt of any request for Lender’s approval or consent pursuant to this Section 8.11, Borrower may deliver to Lender a second request in an envelope or under cover of a letter marked “URGENT” and including a legend in bold typeface that Lender’s failure to grant or deny the requested consent within ten (10) Business Days of the receipt thereof will result in the requested consent being deemed to have been granted. If Lender fails to respond to such second request within ten (10) Business Days of its receipt thereof, Lender’s consent to such request shall be deemed granted.

IX. RESERVED

X. RESERVED

XI. BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

11.1 Books and Records. Borrower shall keep and maintain or cause First Mezzanine Borrower, or cause First Mezzanine Borrower to cause Mortgage Borrower, or shall cause Asset Manager, to keep and maintain on a fiscal year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Note, the Mezzanine Collateral, the Property and the business and affairs of each Senior Borrower and Borrower relating to the Property and the Mezzanine Collateral which shall reflect all items of income and expense in connection with the operation of the Property and the Mezzanine Collateral and in connection with any services, equipment or furnishings provided by any Senior Borrower and/or Borrower in connection with the operation of the Property and the Mezzanine Collateral, in accordance with GAAP and, to the extent required pursuant to the Mortgage Loan Agreement, the requirements of Regulation AB. Lender and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine such books and records relating to the operation of the Property and the Mezzanine Collateral and to make such copies or extracts thereof as Lender may reasonably require.

Mezzanine Loan Agreement

(Second Mezzanine)

11.2 Financial Statements.

11.2.1 Monthly Reports. Commencing with the month ending April 30, 2012, not later than thirty (30) days following the end of such month and each calendar month thereafter, Borrower shall, or shall cause First Mezzanine Borrower, or shall cause First Mezzanine Borrower to cause Mortgage Borrower to, or to cause Master Lessee or Asset Manager to deliver to, Lender the following with respect to such month and each subsequent calendar month:

(A) Monthly income statements (including sales) and determinations of Portfolio Four-Wall EBITDAR in respect of each Individual Property (except that for Individual Properties where a Restaurant Location is being operated as a Third-Party Brand, such information will only be required to the extent it is available to Borrower or any Affiliate of Borrower) for such month, for the corresponding month of the previous Fiscal Year and for the Fiscal Year to date and for the corresponding period of the prior Fiscal Year; and

(B) internally prepared, unaudited financial statements of Borrower and Mortgage Borrower for such month and, to the extent available, the Fiscal Year to date, which financial statements shall include, to the extent available, a comparison with the results for the corresponding month of the prior Fiscal Year and for the corresponding period of the prior Fiscal Year; and

(C) internally prepared, unaudited financial statements of Master Lease Guarantor for such month and the Fiscal Year to date, which financial statements shall include a comparison with the results for the corresponding month of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; and

(D) commencing with the first Annual Budget required to be delivered hereunder, monthly budget performance reports with respect to the Master Lease Annual Budget and the Asset Manager Annual Budget showing a comparison of performance of Mortgage Borrower, Borrower and the Property to the Annual Budget for such month and the Fiscal Year to date, which budget performance reports shall include, to the extent an Annual Budget was delivered in respect of the prior Fiscal Year, a comparison with the results for the corresponding month of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; and

(E) a calculation of the Lease Coverage Ratio, Master Lease Variable Additional Rent and Master Lease Scheduled Additional Rent for such month or as of the end of such month, as applicable.

Such statements and reports for each month shall be accompanied by an Officer’s Certificate (or, in the case of income statements and calculations of Portfolio Four-Wall EBITDAR, a Master Lessee Officer’s Certificate) certifying to the best of the signer’s knowledge, that (A) such statements fairly represent the financial condition and results of operations of Mortgage Borrower, Borrower or the Property, as applicable, (B) that as of the date of such Officer’s Certificate, no Event of Default exists under this Agreement, the Note or any

Mezzanine Loan Agreement

(Second Mezzanine)

other Loan Document or no Senior Loan Event of Default exists under any Senior Loan Agreement, Senior Note, or any other Senior Loan Document, as applicable, or, if so, specifying the nature and status of each such Event of Default or such Senior Loan Event of Default, as applicable, and the action then being taken or proposed to be taken to remedy such Event of Default or Senior Loan Event of Default, as applicable, (C) that as of the date of each Officer’s Certificate, no litigation exists involving any Senior Borrower, Borrower, Master Lessee or any Individual Property or Individual Properties in which the amount involved not covered by insurance is greater than $500,000, or, if so, specifying such litigation and the actions being taking in relation thereto and (D) the amount by which actual operating expenses were greater than or less than the operating expenses anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof. Notwithstanding the foregoing, Borrower shall, or shall cause First Mezzanine Borrower, or shall cause First Mezzanine Borrower to cause Mortgage Borrower, to cause Master Lessee or Asset Manager to deliver promptly to Lender reports detailing any non-recurring charges of Mortgage Borrower, Borrower or Master Lessee including, among other things, any charges assessed under any Operating Agreement.

11.2.2 Quarterly Reports. Commencing with the Fiscal Quarter ending June 30, 2012, not later than sixty (60) days following the end of such Fiscal Quarter and not later forty-five (45) days following the end of each subsequent Fiscal Quarter, Borrower shall, or shall cause First Mezzanine Borrower, or shall cause First Mezzanine Borrower to cause Mortgage Borrower to, or cause Master Lessee or Asset Manager to, deliver to Lender the following:

(A) quarterly income statements (including sales) and determinations of Portfolio Four-Wall EBITDAR in respect of each Individual Property (except that for Individual Properties where a Restaurant Location is being operated as a Third-Party Brand, such information will only be required to the extent it is available to Borrower or any Affiliate of Borrower) for the corresponding quarter of the previous Fiscal Year and for the Fiscal Year to date and for the corresponding period of the prior Fiscal Year; and

(B) internally prepared, unaudited financial statements of Mortgage Borrower and Borrower for such quarter and, to the extent available, the Fiscal Year to date, which financial statements shall include, to the extent available, a comparison with the results for the corresponding quarter of the prior Fiscal Year and for the corresponding period of the prior Fiscal Year; and

(C) internally prepared, unaudited financial statements of Master Lease Guarantor for such quarter and the Fiscal Year to date, which financial statements shall include a comparison with the results for the corresponding quarter of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; provided, that such financial statements of the Master Lease Guarantor shall be required only in respect the first three (3) Fiscal Quarters of each Fiscal Year; and

(D) commencing with the first Annual Budget required to be delivered hereunder, quarterly budget performance reports with respect to the Master Lease Annual Budget and the Asset Manager Annual Budget showing a comparison of performance of Mortgage

Mezzanine Loan Agreement

(Second Mezzanine)

Borrower, Borrower and the Property to the Annual Budget for such quarter and the Fiscal Year to date, which budget performance reports shall include, to the extent an Annual Budget was delivered in respect of the prior Fiscal Year, a comparison with the results for the corresponding quarter of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; and

(E) a calculation of the Lease Coverage Ratio, Master Lease Variable Additional Rent and Master Lease Scheduled Additional Rent for such quarter or as of the end of such quarter, as applicable.

Such statements and reports for each quarter shall be accompanied by an Officer’s Certificate (or, in the case of income statements and calculations of Portfolio Four-Wall EBITDAR, a Master Lessee Officer’s Certificate) certifying to the best of the signer’s knowledge, that (A) such statements fairly represent the financial condition and results of operations of Mortgage Borrower, Borrower or the Property, as applicable, (B) that as of the date of such Officer’s Certificate, no Event of Default exists under this Agreement, the Note or any other Loan Document or no Senior Loan Event of Default exists under any Senior Loan Agreement, Senior Note, or any other Senior Loan Document, as applicable, or, if so, specifying the nature and status of each such Event of Default or Senior Event of Default, as applicable, and the action then being taken or proposed to be taken to remedy such Event of Default or Senior Loan Event of Default, as applicable, (C) that as of the date of each Officer’s Certificate, no litigation exists involving any Senior Borrower, Borrower, Master Lessee or any Individual Property or Individual Properties in which the amount involved not covered by insurance is greater than $500,000, or, if so, specifying such litigation and the actions being taking in relation thereto and (D) the amount by which actual operating expenses were greater than or less than the operating expenses anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.

11.2.3 Annual Reports. Not later than one-hundred twenty (120) days after the end of each Fiscal Year of Borrower’s operations (commencing with the Fiscal Year ending on December 31, 2012), Borrower shall, or shall cause First Mezzanine Borrower, or shall cause First Mezzanine Borrower to cause Mortgage Borrower, to cause Master Lessee or Asset Manager, to deliver to Lender:

(A) An income statement (including sales) and determination of Portfolio Four-Wall EBITDAR in respect of each Individual Property (except that for Individual Properties where a Restaurant Location is being operated as a Third-Party Brand, such information will only be required to the extent it is available to Borrower or any Affiliate of Borrower) for such Fiscal Year and for the prior Fiscal Year; and

(B) audited financial statements for Borrower, Mortgage Borrower and audited financial statements for Master Lease Guarantor for such Fiscal Year certified by an Independent Accountant in accordance with GAAP and the requirements of Regulation AB, each accompanied by an opinion of the applicable Person’s auditors, which report and opinion shall be prepared in accordance with generally accepted auditing standards; and

Mezzanine Loan Agreement

(Second Mezzanine)

(C) an unaudited, internally prepared statement of Borrower’s and each Senior Borrower’s net income for the Fiscal Year and for the fourth fiscal quarter thereof stating in comparative form the figures for the previous Fiscal Year (for each Fiscal Year after Fiscal Year 2013) and the fourth fiscal quarter of the previous Fiscal Year (for each Fiscal Year after Fiscal Year 2012); and

(D) a calculation of the Lease Coverage Ratio, Master Lease Variable Additional Rent and Master Lease Scheduled Additional Rent for such Fiscal Year.

Such annual financial statements and reports shall also be accompanied by an Officer’s Certificate (or in the case of income statements and calculations of Portfolio Four-Wall EBITDAR with respect to the Property, a Master Lessee Officer’s Certificate) in the form required pursuant to Section 11.2.1.

Notwithstanding the foregoing, the obligations in Section 11.2.2(C) and 11.2.3(B) with respect to delivery of Master Lease Guarantor financial statements may be satisfied by furnishing (A) the applicable financial statements of Guarantor (or any direct or indirect parent of Guarantor) or (B) Master Lease Guarantor’s or Guarantor’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of the preceding clauses (A) and (B), (i) to the extent such information relates to Guarantor (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Guarantor (or such parent), on the one hand, and the information relating to Master Lease Guarantor on a stand-alone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 11.2.3(B), such materials are accompanied by a report and opinion of such Person’s auditors, which report and opinion shall be prepared in accordance with generally accepted auditing standards.

11.2.4 Disclosure Restrictions. Notwithstanding anything to the contrary contained in this Article XI, unless such information is otherwise disclosed publicly by Borrower, Borrower shall not be required to deliver financial information hereunder to Lender to the limited extent and only during any such period that any applicable federal or state securities laws or regulations promulgated thereunder (a) expressly prohibit such delivery or (b) permit such delivery to be made to Lender only when also disclosed publicly.

11.2.5 Capital Expenditures Summaries. Borrower shall, or shall cause First Mezzanine Borrower, or shall cause First Mezzanine Borrower to cause Mortgage Borrower to, or cause Master Lessee to, within ninety (90) days after the end of each calendar year during the term of the Note, deliver to Lender an annual summary of any and all capital expenditures made at the Property during the prior twelve (12) month period.

11.2.6 Master Lease. Without duplication of any other provision of this Agreement or any other Loan Documents, Borrower shall, or shall cause First Mezzanine Borrower, or shall cause First Mezzanine Borrower to cause Mortgage Borrower to, or cause Master Lessee to, deliver to Lender, within ten (10) Business Days of the receipt thereof by Borrower or any Senior Borrower, as applicable, a copy of all reports prepared by Master Lessee pursuant to the Master Lease, including, without limitation, the Master Lease Annual Budget and any inspection reports.

Mezzanine Loan Agreement

(Second Mezzanine)

11.2.7 Annual Budget; Operating Agreement Annual Budgets.

(a) Borrower shall, or shall cause First Mezzanine Borrower, or shall cause First Mezzanine Borrower to cause Mortgage Borrower to, or cause Master Lessee or Asset Manager to, deliver to Lender the Annual Budget not more than ninety (90) days after the end of each Fiscal Year for Lender’s review but not approval; provided, that, upon the occurrence and during the continuation of an Event of Default, the Annual Budget (other than the Master Lease Annual Budget) shall be subject to the review and approval of Lender, not to be unreasonably withheld, conditioned or delayed, to the same extent as Mortgage Lender as provided in Section 11.2.7(a) of the Mortgage Loan Agreement, and Lender shall have the same right to exercise any right of approval that Mortgage Borrower may have to approve the Master Lease Annual Budget under the Master Lease, subject to any constraints in the Master Lease, in its sole and absolute discretion. Borrower shall, or shall cause First Mezzanine Lender, or shall cause First Mezzanine Lender to cause Mortgage Borrower to, or cause Master Lessee to, deliver to Lender the annual budget and any modifications thereto under any Operating Agreement for Lender’s review, but not approval, prior to Mortgage Borrower’s or Master Lessee’s approval of any such annual budget or modification; provided, that, upon the occurrence and during the continuation of an Event of Default or if there is a Master Lease Tenant Default, Lender shall have the right to exercise any right of approval that Mortgage Borrower may have to approve the annual budgets and any amendments thereto under any Operating Agreements subject to any constraints in the Operating Agreement in question, in its sole and absolute discretion.

(b) In the event that Lender fails to respond within ten (10) Business Days of receipt of any request for Lender’s approval or consent pursuant to this Section 11.2.7, Borrower may deliver to Lender a second request in an envelope or under cover of a letter marked “URGENT” and including a legend in bold typeface that Lender’s failure to grant or deny the requested consent within ten (10) Business Days of the receipt thereof will result in the requested consent being deemed to have been granted. If Lender fails to respond to such second request within ten (10) Business Days of its receipt thereof, Lender’s consent to such request shall be deemed granted.

11.2.8 Other Information. Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to, promptly after written request by Lender, furnish or cause to be furnished to Lender, in such manner and in such detail as may be reasonably requested by Lender, such reasonable additional information as may be reasonably requested with respect to the Property, any Senior Borrower, the Mezzanine Collateral, Borrower, Master Lessee, Master Lease Guarantor or Guarantor.

11.2.9 Confidentiality.

(a) Lender agrees to (i) use all sales reports and other financial performance and financial results information pertaining to any Individual Property delivered to Lender on or after the date hereof, and any other proprietary information delivered to Lender on or after the date hereof pursuant to this Agreement (provided that any such other proprietary information is

Mezzanine Loan Agreement

(Second Mezzanine)

clearly marked by the applicable Senior Borrower as confidential or, if provided by the Master Lessee or its Affiliates under the Master Lease, marked by Master Lessee as confidential) (collectively, “Proprietary Information”) solely for purposes of its ownership of its interest in the Loan and shall not use (or permit its Affiliates to use) such information obtained in its capacity as lender in a manner to compete with any Senior Borrower or Master Lessee or Master Lease Guarantor in the business of the ownership and operation of restaurant properties similar to the Property and (ii) keep confidential all Proprietary Information.

(b) Notwithstanding the terms of Section 11.2.9(a), but subject (to the extent applicable) to Sections 11.2.9(d) and 11.2.9(e), Lender shall be permitted to disclose any Proprietary Information:

(i) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates solely for the purposes described in Section 11.2.9(a);

(ii) upon the request or demand of any Governmental Authority (including without limitation, any governmental agency, regulatory authority or self-regulatory authority (including, without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee any aspect of Lender’s business or that of its Affiliates in connection with the exercise of such authority or claimed authority) or as may otherwise be required pursuant to any Legal Requirement;

(iii) if requested or required to do so in connection with any litigation or similar proceeding; provided, however, prior to any person disclosing Proprietary Information pursuant to clause (ii) above or this clause (iii), such Person shall use commercially reasonable efforts to (i) if legally permitted to do so, give Borrower or Master Lessee as much prior notice thereof as is reasonably possible so that Borrower or Master Lessee may seek such protective orders or other confidentiality protection as it, in its sole discretion, may elect, and (ii) cooperate with Borrower (or Master Lessee), at Borrower’s cost and expense, in protecting the confidential nature of the Proprietary Information which must be so disclosed, and the disclosure permitted by such clause shall be only to the extent required;

(iv) to any Rating Agency, underwriter or NRSRO, provided (I) each Rating Agency or underwriter to which such information is disclosed has executed its usual and customary confidentiality agreement and (II) any NRSRO desiring access to any secured website containing such information shall, as a condition to its access to, have either furnished to the Securities and Exchange Commission the certification required under Rule 17g-5(e) of the Exchange Act or be required to agree to (or “click through”) such website’s confidentiality provisions;

(v) to any actual or prospective investor, participant, assignee or transferee of any beneficial interest in the Loan and to any actual or prospective investor or transferee of any direct or indirect interest in the Property, in each case subject to a written agreement to comply with the provisions of this Section 11.2.9;

(vi) that has been publicly disclosed;

Mezzanine Loan Agreement

(Second Mezzanine)

(vii) that was already known to Lender or any of its Affiliates prior to Borrower’s disclosure to Lender (except as a result of a breach of a confidentiality requirement which breach was known to Lender or such Affiliate);

(viii) that is independently developed, discovered or arrived at by Lender or any of its Affiliates without reference to the Proprietary Information; or

(ix) in connection with the exercise of any remedy hereunder or under any other Loan Document.

(c) [reserved].

(d) Notwithstanding the reporting requirements of Sections 11.2.1(A), 11.2.2(A) and 11.2.3(A), (i) neither Borrower nor Master Lessee shall be required to provide any Store-Level Information to any holder of an interest in the Loan that is a Tenant Competitor, provided that the foregoing provisions of this Section 11.2.9(d) shall not limit any other holder of an interest in the Loan from receiving Store-Level Information. Further, Lender may not disclose any Store-Level Information to any Tenant Competitor.

(e) Borrower shall not be required to disclose, and Lender may not disclose any Store-Level Information to any holders of interests in or other beneficiaries of any CDO, trust used in connection with a Securitization or other Securitization vehicle involving the Loan. Lender may disclose, and permit the disclosure of, Store-Level Information to a trustee, servicer, manager or other fiduciary of any CDO, trust created in connection with a Securitization or other Securitization vehicle involving the Loan on the express condition that no Store-Level Information may be disclosed to any holders of interests in or other beneficiaries of such trust, CDO or other vehicle and provided that the recipient of Store-Level Information executes and delivers a confidentiality agreement in favor of Borrower, each Senior Borrower and Master Lessee affording such parties the protections and agreements set forth in this Section 11.2.9 generally and with respect to Store-Level Information.

(f) With respect to Proprietary Information provided to Lender directly or indirectly by or on behalf of Master Lessee, it is agreed and acknowledged by Lender that (i) Master Lessee is a third-party beneficiary of this Section 11.2.9 and (ii) the provisions of this Section 11.2.9 shall survive (including, without limitation, for the benefit of Master Lessee) the repayment of the Loan, any foreclosure of the lien securing the Loan, any assignment of the Collateral in lieu thereof, or the exercise of any other remedies by Lender.

(g) Not more than once in any twelve-month period, Borrower may propose one or more additions to Schedule IV, provided such additions must be Persons directly engaged in the business of owning, operating or franchising full-service restaurants. Lender shall have the right to approve such proposed additions, such approval not to be unreasonably withheld, delayed or conditioned. Borrower’s proposed additions and request for such approval shall contain a legend in capitalized bold letters on the top of the first page stating: “THIS IS A REQUEST FOR LENDER’S APPROVAL OF ONE OR MORE PROPOSED “TENANT COMPETITORS” PURSUANT TO SECTION 11.2.9(g) OF THAT CERTAIN SECOND MEZZANINE LOAN AGREEMENT, DATED AS OF MARCH 27, 2012, BETWEEN

Mezzanine Loan Agreement

(Second Mezzanine)

NEW PRP MEZZ 2, LLC, AS BORROWER, AND GERMAN AMERICAN CAPITAL CORPORATION AND BANK OF AMERICA, N.A., AS LENDER. LENDER’S RESPONSE IS REQUESTED WITHIN TEN (10) BUSINESS DAYS.” If Lender fails to grant, or if Lender expressly declines to grant, such approval within such ten (10) Business Day period, Borrower shall send a second request to Lender, with a copy of the first request, and bearing a legend in capitalized bold letters on the top of the first page stating: “THIS IS A SECOND REQUEST FOR LENDER’S APPROVAL AS DESCRIBED IN THE ATTACHED. LENDER’S RESPONSE IS REQUESTED WITHIN TEN (10) BUSINESS DAYS. LENDER’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN LENDER’S APPROVAL BEING DEEMED TO HAVE BEEN GRANTED.” If Lender fails to grant, or if Lender expressly declines to grant, such approval to such request within such ten (10) Business Day period, Lender’s approval shall be deemed to have been granted.

XII. ENVIRONMENTAL MATTERS

12.1 Representations. Borrower hereby represents and warrants that except as set forth in the environmental reports and studies delivered to Lender (the “Environmental Reports”), (i) neither Borrower nor any Senior Borrower has engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (ii) to Borrower’s knowledge, no tenant, occupant or user of the Property, or any other Person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (iii) no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in material compliance with Environmental Laws; (iv) to Borrower’s knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Borrower or any Senior Borrower; and (v) to Borrower’s knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property which would reasonably be expected to result in material liability for Borrower or any Senior Borrower.

12.2 Compliance with Environmental Laws. Subject to Mortgage Borrower’s right to contest under Section 7.3 of the Mortgage Loan Agreement, Borrower covenants and agrees with Lender that it shall, and shall cause First Mezzanine Borrower, and shall cause First Mezzanine Borrower to cause Mortgage Borrower to, comply with all Environmental Laws. If at any time prior to the repayment in full of the Obligations, a Governmental Authority having jurisdiction over the Property requires remedial action to correct the presence of Hazardous Materials in, around, or under the Property (an “Environmental Event”), Borrower shall deliver prompt notice

Mezzanine Loan Agreement

(Second Mezzanine)

of the occurrence of such Environmental Event to Lender. Within thirty (30) days after Borrower has knowledge of the occurrence of an Environmental Event, Borrower shall deliver to Lender an Officer’s Certificate (an “Environmental Certificate”) explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any. Borrower shall promptly provide Lender with copies of all notices which allege or identify any actual or potential violation or noncompliance received by or prepared by or for Borrower in connection with any Environmental Law. For purposes of this paragraph, the term “notice” shall mean any summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other materials pertinent to compliance of the Property and Borrower with such Environmental Laws.

12.3 Environmental Reports. Upon the occurrence and during the continuance of an Environmental Event with respect to the Property or any Event of Default, Lender shall have the right to have its consultants perform an environmental audit of the Property. Such audit shall be conducted by an environmental consultant chosen by Lender and may include a visual survey, a record review, an area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Property, an asbestos survey of the Property, which may include random sampling of the Improvements and air quality testing, and such further site assessments as Lender may reasonably require due to the results obtained from the foregoing. Borrower grants (and shall cause First Mezzanine Borrower to cause Mortgage Borrower to grant) Lender, its agents, consultants and contractors the right to enter the Property as reasonable or appropriate for the circumstances for the purposes of performing such studies and the reasonable cost of such studies shall be due and payable by Borrower to Lender upon demand and shall be secured by the Lien of the this Agreement and the Pledge. Lender shall not unreasonably interfere with (and shall cause First Mezzanine Borrower to cause Mortgage Borrower not to unreasonably interfere with), and Lender shall direct the environmental consultant to use its commercially reasonable efforts not to hinder, Mortgage Borrower’s, Master Lessee’s, any Tenant’s or other occupant’s operations upon the Property when conducting such audit, sampling or inspections. By undertaking any of the measures identified in and pursuant to this Section 12.3, Lender shall not be deemed to be exercising any control over the operations of any Senior Borrower or Borrower or the handling of any environmental matter or hazardous wastes or substances of any Senior Borrower or Borrower for purposes of incurring or being subject to liability therefor.

12.4 Environmental Indemnification. Borrower shall protect, indemnify, save, defend, and hold harmless the Indemnified Parties from and against any and all liability, loss, damage, actions, causes of action, costs or out-of-pocket expenses whatsoever (including reasonable attorneys’ fees and expenses) and any and all claims, suits and judgments which any Indemnified Party may suffer, as a result of or with respect to: (a) any Environmental Claim relating to or arising from the Property; (b) the violation of any Environmental Law in connection with the Property; (c) any Release, Threat of Release or the presence of any Hazardous Materials affecting the Property; and (d) the presence at, in, on or under, or the Release or Threat of Release at or from, the Property of any Hazardous Materials, whether or not such condition was known or unknown to Borrower. If any such action or other proceeding shall be brought against Lender, upon written notice from Borrower to Lender (given reasonably promptly following Lender’s notice to Borrower of such action or proceeding), Borrower shall be entitled to assume the defense thereof, at Borrower’s expense, with counsel reasonably acceptable to Lender;

Mezzanine Loan Agreement

(Second Mezzanine)

provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Borrower expressly retains. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ separate counsel at Borrower’s expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Party and Borrower that would make such separate representation advisable. Borrower shall have no obligation to indemnify an Indemnified Party for damage or loss resulting from any Indemnified Party’s gross negligence or willful misconduct.

12.5 Recourse Nature of Certain Indemnifications. Notwithstanding anything to the contrary provided in this Agreement or in any other Loan Document, the indemnification provided in Section 12.4 shall be fully recourse to Borrower and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Lien created by the this Agreement and the Pledge and/or the conveyance of title to the Collateral to Lender or any purchaser or designee in connection with a foreclosure of this Agreement and the Pledge or conveyance in lieu of foreclosure.

XIII. RESERVED

XIV. COOPERATION.

14.1 Secondary Market Transactions. Borrower hereby agrees to cooperate with Lender, at no cost, expense or liability to Borrower, Guarantor or any of their respective Affiliates, to sell, assign, participate or otherwise transfer its beneficial interest in the Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein to any Person (including to a Securitization vehicle) pursuant to Section 15.1 (such sale, assignment, participation or other transfer, a “Secondary Market Transaction”). For clarity, such cooperation shall not require Borrower to (i) make or re-make any representations or warranties, (ii) provide any updated or new opinions of counsel, (iii) agree to any additional or larger reserves, (iv) cooperate or assist Lender or any other Person with a securitization of, the creation of CDOs secured by, or a participation or financing through an “owner trust” of, the Loan (or any interest therein) (each, a “Securitization”) (other than Borrower’s cooperation in the transfer of the Loan itself into the Securitization vehicle on the terms set forth in this Section 14.1), (v) undertake any action requested under this Section 14.1 that would interfere with the ordinary course day-to-day operation of Borrower, Guarantor or any of their respective Affiliates in any material respect or (vi) agree to any amendments, modifications or supplementations of the Loan Documents that would increase Borrower’s monetary obligations (or potential liability therefor) or increase in any respect Borrower’s obligations or liabilities or decrease Borrower’s rights (other than, in each case, to a de minimis degree); provided, that Borrower, at Lender’s request, will execute and deliver “component” notes, so long as:

(a) the aggregate principal amount of such component notes shall equal the outstanding principal balance of the Loan immediately prior to the creation of such component notes,

(b) the weighted average interest rate of all such component notes shall on the date created and at all times thereafter equal the interest rate which was applicable to the Loan immediately prior to the creation of such component notes (i.e., under this clause (b) and the immediately following clause (c), the component notes may not effectuate a loan structure that could result in “rate creep”),

Mezzanine Loan Agreement

(Second Mezzanine)

(c) the debt service payments on all such component notes shall on the date created and at all times thereafter equal the debt service payment which was due under the Loan immediately prior to the creation of such component notes,

(d) the other terms and provisions of each of the component notes shall be identical in substance and substantially similar in form to the Loan Documents, and

(e) the maturity date of any such component note shall be the same as the Scheduled Maturity Date of the Note immediately prior to the issuance of such component notes,

except that in the case of clauses (b), (c) and (d) above, after an Event of Default, an increase in the weighted average interest rate of one or more component notes may result after certain applications of principal to the Obligations have been made and applied in accordance with the terms of this Agreement.

Lender shall reimburse Borrower for all invoiced costs and expenses reasonably incurred by or on behalf of Borrower in connection with Borrower’s complying with requests made under this Section 14.1, regardless whether the proposed Secondary Market Transaction is effected.

XV. [ASSIGNMENTS AND PARTICIPATIONS

15.1 Assignments and Participations. In addition to any other rights of Lender hereunder, the Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be sold, assigned, participated or otherwise transferred by Lender and any of its successors and assigns to any Person at any time in its sole and absolute discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise without notice to or consent from Borrower or any other Person (provided that it is agreed that neither the Loan nor any interest therein may be sold to (i) a natural person unless such person satisfies the requirements of an “accredited investor” under Regulation D of the Securities Act (except that, for purposes of this clause (i), the $1,000,000, $200,000 and $300,000 figures set forth in Rule 501(6) and (7) shall each be multiplied by 10), and (ii) a Tenant Competitor. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender in all respects. Except as expressly permitted herein, Borrower may not assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.

15.2 Register. Servicer (or in the case of assignments to participants, the applicable Lender), as non-fiduciary agent of Borrower, shall maintain a record within the meaning of U.S. Treasury Regulation 5f.103-1(c) that identifies each owner (including successors, assignees and participants) of an interest in the Loan, including the name and address of the owner, and each owner’s rights to principal and stated interest (the “Register”) and shall record all Secondary Market Transactions in the Register. The parties intend for the Loan to be in registered form for tax purposes and to the extent of any conflict with this Section 15.2, this Section 15.2 shall be construed in accordance with that intent

Mezzanine Loan Agreement

(Second Mezzanine)

XVI. ADDITIONAL RIGHTS; COSTS

16.1 Certain Additional Rights of Lender. Notwithstanding anything to the contrary which may be contained in this Agreement, Lender shall have:

(i) the right, upon not less than fifteen (15) Business Days’ prior written notice to Borrower, to request and to hold a meeting, no more often than once during each fiscal year of Borrower, and only in conjunction with one or more Senior Lenders that wishes any such meeting, at Borrower’s office in Tampa, Florida, with the president and chief operating officer or the executive vice president and chief financial officer of Borrower, to discuss such significant business activities and business and financial developments of Borrower as are specified by Lender in writing in the request for such meeting;

(ii) the right, in accordance with the terms of Section 11.1, to examine the books and records of Borrower;

(iii) the right, in accordance with the terms of Section 11.2, to receive such financial data and information set forth therein;

(iv) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property or the ownership of the Collateral);

(v) the right, in accordance with the Pledge, during the continuance of an Event of Default, to vote Borrower’s interests in First Mezzanine Borrower;

(vi) the right, in accordance with this Agreement and the Pledge, including, without limitation, the provisions of Article VIII, to restrict the Transfer of interests in First Mezzanine Borrower, it being understood that no such restrictions can be made on such Transfers to the extent such Transfers are permitted by the terms of this Agreement or the Pledge.

The rights described above may be exercised by Lender until the Principal Amount and all other Obligations hereunder have been repaid in full.

16.2 Costs. Lender shall reimburse Borrower for all reasonable out-of-pocket expenses incurred by Borrower in connection with Borrower’s compliance with the provisions of Section 16.1 unless Borrower would otherwise have incurred such costs pursuant to any other provision of this Agreement or the other Loan Documents.

16.3 Retention of Servicer. Lender reserves the right to retain the Servicer; provided, that Borrower shall have reasonable approval rights over the initial designation of the Servicer as of the Closing Date (but will not have any approval rights over any replacements or substitutions of the Servicer occurring after the Closing Date). Borrower hereby approves TriMont Real Estate Advisors as the initial Servicer as of the date hereof. Borrower shall pay any reasonable

Mezzanine Loan Agreement

(Second Mezzanine)

costs and expenses of the Servicer and any reasonable third party costs and expenses of the Servicer, any customary special servicing and customary work-out fees, and reasonable attorney’s fees and disbursements, in connection with a prepayment, release of the Property, assumption or modification of the Loan, or following an Event of Default, special servicing or work-out of the Loan or enforcement of the Loan Documents. In addition, Borrower shall pay an annual servicing fee to the Servicer equal to 2.5 basis points of the Principal Amount outstanding from time to time, which fee shall be paid in monthly installments for the period from the first day of each Interest Period through last day of each Interest Period and payable on or prior to each Payment Date, with each such monthly installment equal to 2.5 basis points of the outstanding Principal Amount from time to time multiplied by a fraction, the denominator of which shall be three hundred sixty (360) and the numerator of which shall be the actual number of days in the relevant Interest Period.

16.4 Reserve Accounts. If each Senior Lender waives any reserves or escrow accounts required in accordance with the terms of the Senior Loan Agreements, or if the each Senior Loan is refinanced or paid off in full (without a prepayment of the Loan), then Borrower shall cause any amounts that would have been deposited into any reserves or escrow accounts in accordance with the terms of the Senior Loan Agreements to be transferred to and deposited with Lender. Lender shall maintain such reserve accounts in substantially the same manner as the applicable reserve under the Senior Loan Agreements and upon Lender’s request, Borrower shall execute such amendments to the Loan Documents necessary to reflect Lender’s holding such reserves in the manner described herein

XVII. DEFAULTS

17.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if (A) the Indebtedness is not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of principal or interest due hereunder is not paid in full on the applicable Payment Date, (C) any prepayment of principal due under this Agreement or the Note is not paid when due, (D) the Yield Maintenance Premium is not paid when due, (E) any deposit to the Collateral Account is not made on the required deposit date therefor; or (F) except as to any amount included in (A), (B), (C), (D) and/or (E) of this subsection (i), any other amount payable pursuant to this Agreement, the Note or any other Loan Document is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(ii) the occurrence of any Senior Loan Event of Default; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or permit any Senior Lender to accelerate the maturity of any portion of any Senior Loan;

(iii) if the insurance policies required by Section 6.1 are not kept in full force and effect or if Borrower fails to deliver to Lender evidence of the insurance required by

Mezzanine Loan Agreement

(Second Mezzanine)

Section 6.1 at the times required in such Section 6.1 with such failure continuing for five (5) Business Days after Lender delivers written notice thereof to Borrower, provided, that Borrower shall not be deemed to be in default hereunder in the event funds sufficient for a required payment of the premiums required to keep the insurance policies in full force and effect are held in the Insurance Reserve Account and Mortgage Lender or Mortgage Cash Management Bank fails to timely make payment from such Sub-Account as contemplated by the Mortgage Loan Agreement unless due to the negligence or willful misconduct of Mortgage Borrower;

(iv) if (a) any Transfer prohibited by Article VIII occurs, or (b) Mortgage Borrower files a declaration of condominium with respect to the Property other than the Condominium Properties;

(v) if any representation or warranty made by Borrower herein (including any representation or warranty of Mortgage Borrower or First Mezzanine Borrower that is incorporated herein by reference pursuant to Section 4.1.44 hereof and made by Borrower hereunder) or by Borrower or any Affiliate of Borrower in any other Loan Document or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, that if (A) any representation or warranty made by Borrower relating to Section 4.1.24 of the Mortgage Loan Agreement shall have been false or misleading in any material respect as of the date the representation or warranty was made, the same shall not constitute an Event of Default unless such incorrect, false or misleading statement is not cured within thirty (30) days after receipt by Borrower of notice from Lender in writing of such breach or a longer period of time not to exceed thirty (30) additional days if Borrower has commenced to cure but cannot cure within the initial thirty (30) day period, and (B) if any other representation or warranty which was false or misleading in any material respect is, by its nature, curable and is not reasonably likely to have a Material Adverse Effect, and such representation or warranty was not, to the best of Borrower’s knowledge, false or misleading in any material respect when made, then same shall not constitute an Event of Default unless Borrower has not cured same within ten (10) days after receipt by Borrower of notice from Lender in writing of such breach;

(vi) if Borrower, any Senior Borrower, Master Lessee, Guarantor, Master Lease Guarantor or any SPE Component Entity shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower, any Senior Borrower, Master Lessee, Guarantor, Master Lease Guarantor or any SPE Component Entity or Borrower, any Senior Borrower, Master Lessee, Guarantor, Master Lease Guarantor or any SPE Component Entity shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, any Senior Borrower, Master Lessee, Guarantor, Master Lease Guarantor or any SPE Component Entity, or if any proceeding for the dissolution or liquidation of Borrower, any Senior Borrower, Master Lessee, Guarantor, Master Lease Guarantor or any SPE Component Entity shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, any Senior Borrower, Master Lessee, Guarantor, Master Lease Guarantor or any SPE Component Entity upon the same not being discharged, stayed or dismissed within ninety (90) days;

Mezzanine Loan Agreement

(Second Mezzanine)

(viii) if Borrower, any Senior Borrower, Master Lessee, Guarantor, Master Lease Guarantor or any SPE Component Entity, as applicable, attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) if any of the assumptions contained in the Non-Consolidation Opinion, in any Additional Non-Consolidation Opinion or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation opinion delivered subsequent to the closing of the Loan, is untrue in any material respect;

(x) if any of the assumptions contained in the True Lease Opinion (other than any assumption that relies upon factual information provided by Cushman & Wakefield or any other third party) is untrue in any material respect;

(xi) if Borrower shall fail to comply in any material respect with any covenants set forth in 5.3 or 5.4;

(xii) except as provided in subsection (xi) above, if Borrower shall fail to comply with any covenants set forth in Article V (other than Section 5.1.1) or Article XI with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(xiii) intentionally omitted;

(xiv) if this Agreement or any other Loan Document or any Lien granted hereunder or thereunder, in whole or in part, shall terminate or shall cease to be effective or shall cease to be a legally valid, binding and enforceable obligation of Borrower or Guarantor, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document or by reason of any affirmative act of Lender);

(xv) except as expressly permitted pursuant to the Loan Documents or any of the Senior Loan Documents, if Borrower allows First Mezzanine Borrower to allow Mortgage Borrower to grant any easement, covenant or restriction (other than the Permitted Encumbrances) over the Property;

(xvi) if Borrower allows First Mezzanine Borrower to allow Mortgage Borrower or First Mezzanine Borrower allows Mortgage Borrower to allow Master Lessee to permit any event within its control to occur that would cause any REA to terminate without notice or action by any party thereto or would entitle any party to terminate any REA and the term thereof by giving notice to Mortgage Borrower or Master Lessee; or any REA shall be surrendered, terminated or canceled for any reason or under any circumstance whatsoever except as provided for in such REA; or any material term of any REA shall be modified or supplemented (other than in accordance with its terms) and such modification or

Mezzanine Loan Agreement

(Second Mezzanine)

supplementation is reasonably likely to have a Material Adverse Effect; or Borrower shall fail or shall permit Master Lessee to fail to exercise its option to renew or extend the term of any REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA except as provided for in such REA, in all of the foregoing cases, where such surrender, termination, cancellation, modification, supplement or failure to renew or extend is not cured within ten (10) Business Days after receipt by Borrower of notice from Lender in writing;

(xvii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or of any Loan Document not specified in subsections (i) to (xvi) above, for thirty (30) days after notice from Lender; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

(b) Unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in subsections (a)(vi), (vii) or (viii) above in respect of Borrower) Lender may, without notice or demand, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action that Lender deems advisable to protect and enforce its rights against Borrower and the Collateral, including, without limitation, (i) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Borrower under the Loan Documents, (ii) collecting interest on the Principal Amount at the Default Rate whether or not Lender elects to accelerate the Note and (iii) enforcing or availing itself of any or all rights or remedies set forth in the Loan Documents against Borrower and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in subsections (a)(vi) or (a)(vii) above in respect of Borrower, the Indebtedness and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under this Agreement, the Pledge or any other Loan Document. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Lender in the Loan Documents.

(c) Upon the occurrence of a Mortgage Event of Default, Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to deliver to Lender within five (5) Business Days after the first to occur of (i) receipt by Mortgage Borrower of notice of such Mortgage Event of Default from Mortgage Lender or (ii) the date Mortgage Borrower obtains actual knowledge of the occurrence of such Mortgage Event of Default, a detailed description of the actions to be taken by Mortgage Borrower to cure such Mortgage Event of Default and the dates by which each such action shall occur. Such schedule shall be subject to the approval of Lender. Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to take all such

Mezzanine Loan Agreement

(Second Mezzanine)

actions as are necessary to cure such Mortgage Event of Default by the date approved by Lender and shall deliver to Lender not less frequently than weekly thereafter written updates concerning the status of Mortgage Borrower’s efforts to cure such Mortgage Event of Default. Lender shall have the right, but not the obligation, to pay any sums or to take any action which Lender deems necessary or advisable to cure any default or alleged default under the Mortgage Loan Documents (whether or not Mortgage Borrower is undertaking efforts to cure such default), and such payment or such action is hereby authorized by Borrower, and any sum so paid and any expense incurred by Lender in taking any such action shall be evidenced by this Agreement and secured by this Agreement and the Pledge and shall be immediately due and payable by Borrower to Lender with interest at the Default Rate until paid. Borrower shall cause First Mezzanine Borrower to cause Mortgage Borrower to permit Lender to enter upon the Property for the purpose of curing any default or alleged default under the Mortgage Loan Documents or hereunder. Borrower hereby transfers and assigns any excess proceeds arising from any foreclosure or sale under power pursuant to the Mortgage Loan Documents or any instrument evidencing the indebtedness secured thereby, and Borrower hereby authorizes and directs the holder or holders of the Mortgage Loan Documents to pay such excess proceeds directly to Lender up to the amount of the Obligations (subject to the rights of the First Mezzanine Lender pursuant to the First Mezzanine Loan Documents). In the event that Lender cures any Mortgage Loan Event of Default, any such cure by Lender shall not waive or be deemed to have cured such Mortgage Loan Event of Default and shall constitute an immediate Event of Default under this Agreement without any notice, grace or cure period otherwise applicable under this Agreement.

(d) Upon the occurrence of a First Mezzanine Event of Default, Borrower shall cause First Mezzanine Borrower to deliver to Lender within five (5) Business Days after the first to occur of (i) receipt by First Mezzanine Borrower of notice of such First Mezzanine Event of Default from First Mezzanine Lender or (ii) the date First Mezzanine Borrower obtains actual knowledge of the occurrence of such First Mezzanine Event of Default, a detailed description of the actions to be taken by First Mezzanine Borrower to cure such First Mezzanine Event of Default and the dates by which each such action shall occur. Such schedule shall be subject to the approval of Lender. Borrower shall cause First Mezzanine Borrower to take all such actions as are necessary to cure such First Mezzanine Event of Default by the date approved by Lender and shall deliver to Lender not less frequently than weekly thereafter written updates concerning the status of First Mezzanine Borrower’s efforts to cure such First Mezzanine Event of Default. Lender shall have the right, but not the obligation, to pay any sums or to take any action which Lender deems necessary or advisable to cure any default or alleged default under the First Mezzanine Loan Documents (whether or not First Mezzanine Borrower is undertaking efforts to cure such default), and such payment or such action is hereby authorized by Borrower, and any sum so paid and any expense incurred by Lender in taking any such action shall be evidenced by this Agreement and secured by this Agreement and the Pledge and shall be immediately due and payable by Borrower to Lender with interest at the Default Rate until paid. Borrower hereby transfers and assigns any excess proceeds arising from any foreclosure or sale under power pursuant to the First Mezzanine Loan Documents or any instrument evidencing the indebtedness secured thereby, and Borrower hereby authorizes and directs the holder or holders of the First Mezzanine Loan Documents to pay such excess proceeds directly to Lender up to the amount of the Obligations. In the event that Lender cures any First Mezzanine Event of Default, any such cure by Lender shall not waive or be deemed to have cured such First Mezzanine Event of Default and shall constitute an immediate Event of Default under this Agreement without any notice, grace or cure period otherwise applicable under this Agreement.

Mezzanine Loan Agreement

(Second Mezzanine)

17.2 Remedies.

(a) Unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any one action or election of remedies law or rule and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Pledge has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full.

(b) Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default. Lender may appear in, defend, or bring any action or proceeding to protect its interests in the Collateral or to foreclose its security interest under this Agreement and the Pledge or under any of the other Loan Documents or collect the Indebtedness.

(c) Upon the occurrence and during the continuance of an Event of Default, with respect to the Account Collateral, Lender may:

(i) without notice to Borrower, except as required by law, and subject to Section 3.1.10, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral against the Obligations, operating expenses and/or capital expenditures for the Property or any part thereof;

(ii) in Lender’s sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC;

(iii) demand, collect, take possession of or receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral (or any portion thereof) as Lender may determine in its sole discretion; and

Mezzanine Loan Agreement

(Second Mezzanine)

(iv) take all other actions provided in, or contemplated by, this Agreement.

(d) With respect to Borrower and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Collateral for the satisfaction of any of the Indebtedness, and Lender may seek satisfaction out of the Collateral or any part thereof, in its absolute discretion in respect of the Indebtedness. In addition, Lender shall have the right from time to time to partially foreclose this Agreement and the Pledge in any manner and for any amounts secured by this Agreement or the Pledge then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal or interest, Lender may foreclose this Agreement and the Pledge to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose this Agreement and the Pledge to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by this Agreement or the Pledge as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to this Agreement and the Pledge to secure payment of sums secured by this Agreement and the Pledge and not previously recovered.

17.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement and the Pledge shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower or Guarantor shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or Guarantor or to impair any remedy, right or power consequent thereon.

17.4 Costs of Collection. In the event that after an Event of Default: (i) the Note or any of the Loan Documents is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under the Note or any of the Loan Documents; or (iii) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, the Pledge or any of the Loan Documents; then Borrower shall pay to Lender all reasonable attorney’s fees, costs and expenses actually incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Lender at the Default Rate (collectively, “Enforcement Costs”).

17.5 Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

Mezzanine Loan Agreement

(Second Mezzanine)

(a) First, to the payment of, or (as the case may be) the reimbursement of, Lender for or in respect of all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been incurred or sustained by Lender to protect or preserve the Collateral or in connection with the collection of such monies by Lender (including without limitation, Enforcement Costs), for the exercise, protection or enforcement by Lender of all or any of the rights, remedies, powers and privileges of Lender under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to Lender against any taxes or liens which by law shall have, or may have, priority over the rights of Lender to such monies;

(b) Second, to all other Obligations in such order or preference as Lender shall determine in its sole discretion;

(c) Third, the excess, if any, shall be distributed to Borrower.

XVIII. SPECIAL PROVISIONS

18.1 Exculpation.

18.1.1 Exculpated Parties. Except as set forth in this Section 18.1, the Recourse Guaranty and/or the Environmental Indemnity, no personal liability shall be asserted, sought or obtained by Lender or enforceable against (i) Borrower, (ii) any Affiliate of Borrower, (iii) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower or any Affiliate of Borrower or (iv) any direct or indirect partner, member, principal, officer, Controlling Person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the “Exculpated Parties”) and none of the Exculpated Parties shall have any personal liability (whether by suit deficiency judgment or otherwise) in respect of the Obligations, this Agreement, the Pledge, the Note, the Collateral or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Lender. The foregoing limitation shall not in any way limit or affect Lender’s right to any of the following and Lender shall not be deemed to have waived any of the following:

(a) Foreclosure of the lien of this Agreement and the Pledge in accordance with the terms and provisions set forth herein and in the Pledge;

(b) Action against any other security at any time given to secure the payment of the Note and the other Obligations;

(c) Exercise of any other remedy set forth in this Agreement or in any other Loan Document which is not inconsistent with the terms of this Section 18.1;

(d) Any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by this Agreement and the Pledge or to require that all collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents; or

Mezzanine Loan Agreement

(Second Mezzanine)

(e) The liability of any given Exculpated Party with respect to any separate written guaranty or agreement given by any such Exculpated Party in connection with the Loan (including, without limitation, the Recourse Guaranty and the Environmental Indemnity).

18.1.2 Loss Carveouts From Non-Recourse Limitations. Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents to the contrary, there shall at no time be any limitation on Borrower’s or Guarantor’s liability for the payment, in accordance with the terms of this Agreement, the Note, the Pledge and the other Loan Documents, to Lender of any Losses incurred by or on behalf of Lender by reason of:

(a) any fraudulent acts, willful misconduct or intentional misrepresentations by any Senior Borrower or Guarantor;

(b) Proceeds which any Senior Borrower, Borrower or Guarantor has received and to which Lender is entitled pursuant to the terms of this Agreement or any of the Loan Documents to the extent the same have not been applied toward payment of the Indebtedness or otherwise applied in a manner permitted by the Loan Documents, or used for or in connection with the repair or replacement of the Property in accordance with the provisions of the Mortgage Loan Agreement;

(c) any misappropriation of Rents or security deposits by any Senior Borrower, Borrower or Guarantor;

(d) Borrower’s failure to cause First Mezzanine Borrower to cause Mortgage Borrower to instruct Master Lessee to deposit all Master Lease Rent directly into the Holding Account as and to the extent required under Section 3.1.9 of the Mortgage Loan Agreement, or, if Borrower or any Affiliate of Borrower receives any Rents, then Borrower’s failure to deposit or cause to be deposited such amounts into the Holding Account in accordance with Section 3.1.9 of the Mortgage Loan Agreement;

(e) any Rents collected by any Senior Borrower, Borrower or Guarantor (other than Rents sent to the Holding Account pursuant to the Mortgage Loan Agreement or paid directly to Mortgage Lender pursuant to any notice of direction delivered to tenants of the Property) and not applied to payment of the Senior Obligations, the Obligations or used to pay normal and verifiable operating expenses of the Property or otherwise applied in a manner permitted under the Loan Documents or the Senior Loan Documents;

(f) any physical damage to the Property caused by the willful misconduct of any Senior Borrower, Borrower or Guarantor or by affirmative physical actions taken by any Senior Borrower, Borrower or Guarantor constituting arson or waste;

(g) Borrower’s or any Senior Borrower’s failure to return all Personal Property owned by Mortgage Borrower (or to reimburse Lender for the value thereof), which is wrongfully and in violation of the Mortgage Loan Documents taken from the Property by or on behalf of any Senior Borrower or Borrower;

(h) Borrower’s failure to comply with any of the provisions of Article XII;

Mezzanine Loan Agreement

(Second Mezzanine)

(i) a breach by Borrower or any SPE Component Entity (if any) of any of the covenants set forth in Sections 5.3 or 5.4 hereof (other than any Excluded SPE Breach);

(j) Borrower’s failure to cause First Mezzanine Borrower to cause Mortgage Borrower to deliver to Mortgage Lender the net sales proceeds of a Transfer of an Individual Property described in Section 5.1.9(b) of the Mortgage Loan Agreement together with any shortfall necessary to pay and/or defease in full the Release Price or Combined Release Price, as applicable, for such Individual Property, in accordance with the provisions of Section 5.1.9(b) of the Mortgage Loan Agreement (and, to the extent applicable, defease a portion of the Loan and the First Mezzanine Loan as required pursuant to Section 2.3.6 of the Mortgage Loan Agreement);

(k) Borrower’s failure to pay Taxes (except to the extent that (A) Lender has exercised its rights under Section 3.1.7, sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms hereof in the event each Senior Loan has been fully repaid there exists no impediment to Lender’s utilization thereof or (B) there is insufficient cash flow from the operation of the Property);

(l) Borrower’s setting forth of any claim, counterclaim and/or defense in response to a proceeding instituted by Lender (whether judicial or otherwise) for the foreclosure of the Pledge or other enforcement action following an Event of Default which is found by a court of competent jurisdiction to have been raised by Borrower in bad faith;

(m) any Involuntary Lien, except to the extent that there is insufficient cash flow from the operation of the Property to pay the Person holding such Involuntary Lien;

(n) a breach by Borrower of Section 5.2.7 hereof; or

(o) reasonable attorney’s fees and expenses actually incurred by Lender in connection with any successful suit filed on account of any of the foregoing clauses (a) through (n) above.

18.1.3 Full Recourse Carveouts From Non-Recourse Limitations. Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents to the contrary, the agreement of Lender not to pursue recourse liability as set forth in Section 18.1.1 above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Indebtedness shall be fully recourse to Borrower and Guarantor on a joint and several basis in the event (i) of a breach by Borrower of any of the covenants set forth in Sections 5.3 or 5.4 hereof (other than any Excluded SPE Breach), and as a result thereof, Borrower is substantively consolidated with any other Person; (ii) a voluntary Transfer by Mortgage Borrower of Mortgage Borrower’s interest in any Individual Property or any portion thereof in violation of Article VIII hereof or a Transfer by Borrower or First Mezzanine Borrower of its interest in any Mezzanine Collateral or any portion thereof in violation of Article VIII hereof, (iii) any voluntary Transfer of an Equity Interest in any Restricted Party in violation of Article VIII hereof, (iv) Borrower or any Senior Borrower filing a voluntary petition under the Bankruptcy Code or any federal or state bankruptcy or insolvency law, (v) Borrower or any Senior Borrower or any Affiliate, officer, director, or representative which Controls, directly or indirectly, Borrower or any Senior Borrower, files, or joins in the filing of, an involuntary

Mezzanine Loan Agreement

(Second Mezzanine)

petition against Borrower and/or any Senior Borrower under any Creditors Rights Laws, or solicits or causes to be solicited, or colludes with, petitioning creditors for any involuntary petition against Borrower and/or any Senior Borrower from any Person; (vi) Borrower files an answer consenting to or joining in, or otherwise acquiesces to, any involuntary petition filed against it, by any other Person under any Creditors Rights Laws; provided, that Borrower will be deemed to have acquiesced to an involuntary bankruptcy petition only if Borrower did not contest such petition, notwithstanding that (A) Borrower had sufficient funds available for use to contest such petition, (B) there was a good faith basis to contest such petition and (C) contesting such petition would not violate the fiduciary duties owed to Borrower by the Persons that Control Borrower (which fiduciary duties shall not consider, to the maximum extent permissible by applicable law, the interests of any equity owners of Borrower or any other Affiliate of Borrower; provided, however, if applicable law requires that such fiduciary duties consider the interests of the equity owners of Borrower, such interests shall be considered only to the extent of such equity owners’ respective economic interest in Borrower); (vii) any Senior Borrower files an answer consenting to or joining in or otherwise acquiesces to, any involuntary petition filed against it, by any other Person under any Creditors Rights Laws; provided, that such Senior Borrower will be deemed to have acquiesced to an involuntary bankruptcy petition only if such Senior Borrower did not contest such petition notwithstanding that (x) such Senior Borrower had sufficient funds available for use to contest such petition, (y) there was a good faith basis to contest such petition and (z) contesting such petition would not violate the fiduciary duties owed to such Senior Borrower by the Persons that Control such Senior Borrower (which fiduciary duties shall not consider, to the maximum extent permissible by applicable law, the interests of any equity owners of such Senior Borrower or any other Affiliate of such Senior Borrower; provided, however, if applicable law requires that such fiduciary duties consider the interests of the equity owners of such Senior Borrower, such interests shall be considered only to the extent of such equity owners’ respective economic interest in such Senior Borrower); (viii) any Affiliate, officer, director, or representative which Controls Borrower or any Senior Borrower consents to or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any Senior Borrower or any portion of any Individual Property or the Collateral (except at the written request of Lender); (ix) Borrower or any Senior Borrower incurs indebtedness for borrowed money in violation of the Loan Documents; or (x) Borrower or any Senior Borrower fails to obtain Lender’s prior written consent to any voluntary Lien encumbering all or any portion of the Property, the Collateral or any direct or indirect equity interests in Borrower, if such consent is required by the Loan Documents.

18.1.4 Limitation of Liability of Borrower.

(a) Notwithstanding anything to the contrary herein, in the event of:

(i) any foreclosure (or a transfer in lieu of foreclosure) by a Mezzanine Lender that is not Borrower or any Affiliate of Borrower, of the direct Equity Interests in any Senior Borrower, Borrower or any SPE Component Entity pledged as collateral for a Mezzanine Loan pursuant to the Mezzanine Loan Documents (any such foreclosure or transfer-in-lieu thereof, a “Mezzanine Foreclosure Divestment”), with the result that neither Borrower nor any Affiliate of Borrower (excluding, however, any Loan Party who as a result of such Mezzanine Foreclosure Divestment is no longer Controlled by Borrower or any Affiliate of Borrower) shall hold any direct or indirect Equity Interests in, or Control, Mortgage Borrower (Mortgage Borrower in such case may be referred to as “Divested Borrower”);

Mezzanine Loan Agreement

(Second Mezzanine)

(ii) any foreclosure (whether judicially or non-judicially by private sale or trustee’s sale) or deed in lieu of foreclosure or similar transfer under any Security Instrument (any such foreclosure, foreclosure sale or deed in lieu thereof, a “Foreclosure Divestment”), with the result that neither Borrower nor any Affiliate of Borrower shall hold any direct or indirect interest in, or the power to direct the management of, any Individual Property thereby foreclosed or transferred, excluding Guarantor’s, HoldCo’s or any Intermediate HoldCo Entity’s direct or indirect Equity Interests in Master Lessee (each such Individual Property, a “Divested Property”); or

(iii) the appointment of a receiver by a court of competent jurisdiction with respect to an Individual Property (any such appointment, a “Receivership Event”, and the period during which such Individual Property remains under a receivership, the “Receivership Period”), with the result that neither Borrower nor any Affiliate of Borrower shall have any possession of, or hold the power to direct the management of, such Individual Property that is subject to such Receivership Event during the Receivership Period, excluding Guarantor’s, HoldCo’s or any Intermediate HoldCo Entity’s direct or indirect Equity Interests in Master Lessee (each such Individual Property subject to a Receivership Event, a “Receivership Property”), then, in such cases, Borrower shall not have any liability for any obligations under Section 18.1.2 or Section 18.1.3 (collectively, the “Recourse Obligations”) (i) to the extent arising from: (A) any action taken by any Loan Party who as a result of such Mezzanine Foreclosure Divestment is no longer Controlled by Borrower or any Affiliate of Borrower, (B) any circumstance, condition, action or event with respect to the Property or any Loan Party first occurring after the date of such Mezzanine Foreclosure Divestment, (C) any action taken by any successor owner of such Divested Property, (D) any circumstance, condition, action or event with respect to such Divested Property first occurring after the date of such Foreclosure Divestment, (E) any action taken by any receiver for such Receivership Property during the Receivership Period, or (F) any circumstance, condition, action or event with respect to such Receivership Property first occurring after the occurrence of such Receivership Event and during the continuance of such Receivership Period; and (ii) not caused by Borrower or any Affiliate of Borrower (excluding any Loan Party who as a result of such Mezzanine Foreclosure Divestment is no longer Controlled by Borrower or any Affiliate of Borrower); provided that Borrower shall remain liable hereunder for any Recourse Obligations to the extent arising from any circumstance, condition, action or event occurring (x) with respect such Divested Borrower, prior to the date of such Mezzanine Foreclosure Divestment, even to the extent the applicable liability, loss, cost, or expense does not occur, or the occurrence of the applicable circumstance, condition, action or event is not discovered, until after the date of such Mezzanine Foreclosure Divestment, (y) with respect to such Divested Property, prior to the date of such Foreclosure Divestment, even to the extent the applicable liability, loss, cost, or expense does not occur, or the occurrence of the applicable circumstance, condition, action or event is not discovered, until after the date of such Foreclosure Divestment, and (z) with respect to such Receivership Property, prior to such Receivership Event or after the expiration of such Receivership Period, even to the extent the applicable liability, loss, cost, or expense occurs, or the occurrence of the applicable circumstance, condition, action or event is first discovered, during the Receivership Period.

Mezzanine Loan Agreement

(Second Mezzanine)

(b) In the event that an “Event of Default” under a Mezzanine Loan shall exist with respect to a Mezzanine Loan and the related Mezzanine Lender is not Borrower or an Affiliate of Borrower and exercises, pursuant to the exercise of remedies under the Mezzanine Loan Documents, direct voting Control, by power of attorney or other exercise of voting power with respect to the Equity Interests of the applicable Borrower, SPE Component Entity or Mezzanine Borrower pledged to such Mezzanine Lender as collateral for its Mezzanine Loan under the related Mezzanine Loan Documents, of such Equity Interests in Borrower, SPE Component Entity or Mezzanine Borrower so pledged as collateral for such Mezzanine Loan (the “Direct Control Remedies”, and such Mezzanine Lender exercising such Direct Control Remedies, the “Controlling Mezzanine Lender”), Borrower shall not have liability hereunder for the actions that such Controlling Mezzanine Lender, in the exercise of its Direct Control Remedies, causes Borrower, any SPE Component Entity or any Mezzanine Borrower to take (“Mezzanine Lender Controlled Actions”) if such Mezzanine Lender Controlled Actions are taken without inducement, solicitation, and/or consent and/or cooperation from, or in collusion with, Borrower or any Affiliate of Borrower (other than Loan Parties to the extent Controlled by the Controlling Mezzanine Lender in the exercise of its Direct Control Remedies)

XIX. MISCELLANEOUS

19.1 Survival. This Agreement and all covenants, indemnifications, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Indebtedness is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the successors and assigns of Lender. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder and under the other Loan Documents shall be joint and several.

19.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

19.3 Governing Law.

(A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF

Mezzanine Loan Agreement

(Second Mezzanine)

THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT CORPORATION SYSTEM

111 8TH AVENUE

NEW YORK, NEW YORK 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

19.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

19.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Mezzanine Loan Agreement

(Second Mezzanine)

19.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (c) for notices other than notices of the occurrence of a Default or an Event of Default only, telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	Bank of America, N.A.
Real Estate Structured Finance—Servicing
900 West Trade Street, Suite 650
Mail Code: NC1-026-06-01
Charlotte, North Carolina 28255
Attn: Servicing Manager
Telecopy No.: (704) 317-4501
Confirmation No: (866) 531-0957

and to:	German American Capital Corporation
60 Wall Street, 10th floor
New York, NY 10005
Attention: John Beacham and General Counsel
Telecopy No.: (732) 578-4639
Confirmation No.: (212) 250-0164

With a copy to:	Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Charles Schrank, Esq.
Telecopy No.: (312) 853-7036
Confirmation No.: (312) 853-7000

If to Borrower:	New PRP Mezz 2, LLC
2202 North West Shore Blvd., Suite 470C
Tampa, FL 33607
Attention: Vice President Real Estate
Telecopy No.: (813) 830-2497
Confirmation No.: (813) 387-8000

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(Second Mezzanine)

With a copy to:	Bain Capital Partners, LLC
John Hancock Tower
200 Clarendon Street
Boston, MA 02116
Attention: Dave Humphrey
Telecopy No.: (617) 652-3112
Confirmation No.: (617) 516-2112

With a copy to:	Ropes and Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
Attention: Richard E. Gordet, Esq.
Telecopy No.: (617) 951-7491
Confirmation No.: (617) 235-0480

With a copy to:	Sullivan & Cromwell LLP
125 Broad Street
New York, N.Y. 10004-2498
Attention: Arthur Adler, Esq.
Telecopy No.: (212) 291-9001
Confirmation No.: (212) 558-3960

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

19.7 TRIAL BY JURY. BORROWER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE PLEDGE, THE NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE PLEDGE, THE NOTE OR ANY OTHER LOAN DOCUMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR

Mezzanine Loan Agreement

(Second Mezzanine)

OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

19.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

19.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19.10 Preferences. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

19.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

19.12 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements), except as may be otherwise expressly provided in this Agreement or the Loan Documents, incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender pursuant to this Agreement); (ii) Lender’s ongoing performance of and compliance with all agreements and conditions contained in this Agreement and the other

Mezzanine Loan Agreement

(Second Mezzanine)

Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters as required herein or under the other Loan Documents; (iv) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (v) the filing and recording fees and expenses, mortgage recording taxes, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the Pledge; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Collateral, or any other security given for the Loan; (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work-out or of any insolvency or bankruptcy proceedings and (viii) procuring insurance policies pursuant to Section 6.1.11; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Collateral Account subject to the provisions of Section 3.1.10(a).

(b) Subject to the non-recourse provisions of Section 18.1, Borrower shall protect, indemnify and save harmless Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the “Indemnified Parties”) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys’ fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties or the Collateral or any part of its interest therein, by reason of the occurrence or existence of any of the following (to the extent Proceeds payable on account of the following shall be inadequate; it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Lender or its designee of a transfer-in-lieu of foreclosure with respect to the Collateral, or (ii) an Indemnified Party or its designee taking possession or control of the Collateral or (iii) the foreclosure of the Pledge, except to the extent caused by the actual willful misconduct or gross negligence of the Indemnified Parties (other than such willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Collateral): (1) ownership of Borrower’s interest in First Mezzanine Borrower, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Property or any Appurtenances thereto, (3) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender, any claim the insurance as to which is inadequate, and any Environmental Claim, (4) any Default under this Agreement or any of the other Loan Documents or any failure on the part of Borrower to perform or comply, or to cause First Mezzanine Borrower, or to cause First Mezzanine Borrower to cause Mortgage Borrower, as applicable, to perform or comply with any of the terms of any Operating Agreement within the applicable

Mezzanine Loan Agreement

(Second Mezzanine)

notice or grace periods, (5) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (6) any negligence or tortious act or omission on the part of Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (7) any contest referred to in Section 7.3 of the Mortgage Loan Agreement, (8) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Subleases or the Master Lease, or (9) the presence at, in or under the Property or the Improvements of any Hazardous Materials in violation of any Environmental Law. Any amounts the Indemnified Parties are legally entitled to receive under this Section which are not paid within fifteen (15) Business Days after written demand therefor by the Indemnified Parties or Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by the Pledge. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Borrower shall at Borrower’s expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower’s reasonable expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any Indemnified Party) to appoint its own counsel at Borrower’s expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Lender and Borrower that would make such separate representation advisable; provided further that if Lender shall have appointed separate counsel pursuant to the foregoing, Borrower shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Lender a conflict or potential conflict exists between such Indemnified Party and Lender. So long as Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Borrower’s consent which shall not be unreasonably withheld or delayed, and claim the benefit of this Section with respect to such action, suit or proceeding and Lender agrees that it will not settle any such action, suit or proceeding without the consent of Borrower; provided, however, that if Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Lender has provided Borrower with thirty (30) days’ prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Lender may settle such action, suit or proceeding and claim the benefit of this Section 19.12 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified under this Section 19.12 without notice to and reasonable consent of Borrower.

19.13 Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Mezzanine Loan Agreement

(Second Mezzanine)

19.14 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

19.15 Liability of Assignees of Lender. No assignee of Lender shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Lender hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or the Collateral or to which the Property or the Collateral is now or hereafter subject any different than the liability of Lender hereunder. The limitation of liability provided in this Section 19.15 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any assignee’s gross negligence or willful misconduct.

19.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

19.17 Publicity. Each party shall endeavor to permit the other to review the initial press release relating to the Loan in order to provide the other with a reasonable opportunity to comment thereon.

19.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets

Mezzanine Loan Agreement

(Second Mezzanine)

of Borrower, Borrower’s members and others with interests in Borrower and of the Collateral, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Indebtedness without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

19.19 Waiver of Counterclaim and other Actions. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Agreement, the Note, the Pledge or any Loan Document, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Agreement, the Note, the Pledge or any Loan Document and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

19.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

19.21 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

19.22 Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, to the extent Lender or any Person who Controls Lender is a “venture capital operating company” within the meaning of 29 C.F.R. Section 2510.3-101, Lender shall have:

Mezzanine Loan Agreement

(Second Mezzanine)

(a) upon not less than fifteen (15) Business Days’ prior written notice to Borrower, the right to request and to hold a meeting at mutually agreeable times, and not more than four (4) times during any calendar year to consult with an officer of Borrower that is familiar with the financial condition of Borrower, each Senior Borrower and the operation of the Individual Properties and is otherwise reasonably acceptable to Lender regarding such significant business activities and business and financial developments of Borrower as are specified by Lender in writing in the request for such meeting; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances; and provided further that neither Borrower nor its designated representative shall be under any obligation to follow or implement any advice or recommendations of Lender. The rights of Lender provided in this Agreement are expressly limited to consultation, and shall not include any other rights or obligations, including without limitation, any right or obligation to supervise or conduct any aspect of Borrower’s business or operations; and

(b) the right, in accordance with the terms of Section 11.1 of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice, provided that any such examination shall be conducted so as not to unreasonably interfere with the business of Borrower, any Senior Borrower or any Tenants or other occupants of any Individual Property.

19.23 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

19.24 Direction of Senior Borrower with Respect to the Property or the First Mezzanine Collateral. Borrower and Lender acknowledge and agree that, as to any clauses or provisions contained in this Agreement or any of the other Loan Documents to the effect that (i) Borrower shall cause First Mezzanine Borrower or Mortgage Borrower, or shall cause First Mezzanine Borrower to cause Mortgage Borrower, to act or to refrain from acting in any manner, or (ii) Borrower shall cause to occur or not to occur, or otherwise be obligated in any manner with respect to, any matters pertaining to any Senior Borrower, the First Mezzanine Collateral or the Property, or (iii) other similar effect, such clause or provisions, in each case, is intended to mean, and shall be construed as meaning, that Borrower has undertaken to act and is obligated to act only in Borrower’s capacity as the direct or indirect sole member of Mortgage Borrower, or First Mezzanine Borrower, as applicable (which Mortgage Borrower, in turn, is the fee owner of the Property, and First Mezzanine Borrower, in turn, owns one hundred percent (100%) of the direct Equity Interests in Mortgage Borrower) but not directly with respect to any Senior Borrower, the First Mezzanine Collateral or the Property or in any other manner which would violate any of the covenants contained in Section 5.3 hereof or other similar covenants contained in Borrower’s organizational documents.

19.25 Senior Loan Estoppels. Borrower shall (or shall cause First Mezzanine Borrower, or shall cause First Mezzanine Borrower to cause Mortgage Borrower, to), from time to time, use reasonable efforts to obtain from the applicable Senior Lender such certificates of estoppel with respect to compliance by such Senior Borrower with the terms of the applicable Senior Loan Documents as may be reasonably requested by Lender. In the event or to the extent that such Senior Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then Borrower shall not be in breach of this provision so long as Borrower furnishes to Lender an estoppel executed by Borrower and the applicable Senior

Mezzanine Loan Agreement

(Second Mezzanine)

Borrower expressly representing to Lender the information requested by Lender regarding compliance by such Senior Borrower with the terms of the applicable Senior Loan Documents. Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to any Senior Loan which was misrepresented in, or which warrants disclosure and was omitted from such estoppel executed by Borrower and the applicable Senior Borrower.

19.26 Intercreditor Agreement.

(a) Lender and each Senior Lender are parties to a certain Intercreditor Agreement dated as of the date hereof (the “Intercreditor Agreement”) memorializing their relative rights and obligations with respect to the Loan, each Senior Loan, Borrower, each Senior Borrower, the Mezzanine Collateral and the Property. Borrower on behalf of itself and each Senior Borrower hereby acknowledges and agrees that (i) such Intercreditor Agreement is intended solely for the benefit of Lender and each Senior Lender and (ii) Borrower and each Senior Borrower are not intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Lender and each Senior Lender shall have no obligation to disclose to Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are independent of such Intercreditor Agreement and remain unmodified by the terms and provisions thereof.

(b) In the event Lender is required pursuant to the terms of the Intercreditor Agreement to pay over to any Senior Lender any payment or distribution of assets, whether in cash, property or securities which otherwise would have been applied to the Indebtedness, including, without limitation, any proceeds of the Property previously received by Lender on account of the Loan, then Borrower agrees that (i) any amount so paid shall be reinstated and shall continue to be owing pursuant to the Loan Documents as part of the Obligations, and (ii) to the extent that any amounts so paid cannot, by operation of law, be reinstated as set forth in clause (i) above, Borrower will indemnify Lender for such amounts; provided, however, that such reinstatement or indemnity will only apply to the extent that such amounts paid over to any Senior Lender are applied to the payment or performance of the applicable Senior Loan in accordance with the applicable Senior Loan Documents.

19.27 Discussions with Senior Lenders. In connection with the exercise of its rights set forth in the Loan Documents, Lender shall have the right at any time to discuss the Properties, the First Mezzanine Collateral, any Senior Loan, the Loan or any other matter directly with any Senior Lender or any Senior Lender’s consultants, agents or representatives without notice to or permission from Borrower or any other Loan Party, nor shall Lender have any obligation to disclose such discussions or the contents thereof with Borrower or any other Loan Party.

19.28 Independent Approval Rights. If any action, proposed action or other decision is consented to or approved by any Senior Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (i) the risks of each

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(Second Mezzanine)

Senior Lender in making the applicable Senior Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval each Senior Lender and Lender may reasonably reach different conclusions, and (iii) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view.

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Mezzanine Loan Agreement

(Second Mezzanine)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

NEW PRP MEZZ 2, LLC, a Delaware limited liability company

By:	/s/Karen Bremer
Name:	Karen Bremer
Title:	Vice President of Real Estate

[Lender’s signature appears on following page]

Signature Page

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(Second Mezzanine)

LENDER:

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:	/s/J. Robert Brown
Name:	J. Robert Brown
Title: Vice President

By:	/s/Mary Brundage
Name:	Mary Brundage
Title:	Director

BANK OF AMERICA, N.A., a national banking association

By:	/s/David S. Fallick
Name:	David S. Fallick
Title:	Managing Director

Signature Page

Mezzanine Loan Agreement

(Second Mezzanine)

EXHIBIT A

Borrower Organizational Structure

Exhibit A

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(Second Mezzanine)

EXHIBIT B

Article 8 “Opt In” Language

Certification of Limited Liability Company Interests.

Shares. The name and address of, and the percentage of limited liability company interests held by the Member are set forth on Schedule B hereto, as the same may be amended from time to time. Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and shall be governed by, (i) Article 8 (including Section 8-102(a)(15)) of the Uniform Commercial Code as in effect from time to time in the State of Delaware (the “DEUCC”) and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the DEUCC, such provision of Article 8 of the DEUCC shall be controlling.

Share Certificates.

A Member’s limited liability company interest in the Company shall be represented by a Share Certificate substantially in the form of Exhibit I hereto (a “Share Certificate”) issued to such Member by the Company. All of a Member’s Shares, in the aggregate, represent such Member’s entire limited liability company interest in the Company. The Member hereby agrees that its interest in the Company and in its Shares shall for all purposes be personal property. A Member has no interest in specific Company property.

Upon the issuance of Shares to any Member in accordance with the provisions of this Agreement, without any further act, vote or approval of the Member, any Officer or any other Person, the Company, and the Member or any Officer on behalf of the Company, shall issue one or more Share Certificates in the name of such Member. Each such Share Certificate shall be denominated in terms of the percentage of Shares evidenced by such Share Certificate and shall be signed by the Member or an Officer on behalf of the Company. Each Share Certificate shall bear the following legend: “This certificate evidences an interest in New PRP Mezz 1, LLC and shall be a security for purposes of Article 8 of the Uniform Commercial Code of the State of Delaware and the Uniform Commercial Code of any other jurisdiction.” This provision shall not be amended, and no such purported amendment to this provision shall be effective until all outstanding certificates have been surrendered for cancellation.

Without any further act, vote or approval of the Member, any Officer or any other Person, the Company shall issue a new Share Certificate in place of any

Exhibit B

Mezzanine Loan Agreement

(Second Mezzanine)

Share Certificate previously issued if the holder of the Shares represented by such Share Certificate, as reflected on the books and records of the Company:

makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Share Certificate has been lost, stolen or destroyed;

requests the issuance of a new Share Certificate before the Company has notice that such previously issued Share Certificate has been acquired by a protected purchaser;

if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties as the Company may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Share Certificate; and

satisfies any other reasonable requirements imposed by the Company.

Subject to the restrictions set forth in the Loan Documents, upon a Member’s Transfer in accordance with the provisions of this Agreement of any or all Shares represented by a Share Certificate, the Transferee of such Shares shall deliver such Share Certificate to the Company for cancellation (executed by such Transferee on the reverse side thereof), and the Company shall thereupon issue a new Share Certificate to such Transferee for the percentage of Shares being Transferred and, if applicable, cause to be issued to such Member a new Share Certificate for that percentage of Shares that were represented by the canceled Share Certificate and that are not being Transferred. The Company shall maintain books for the purpose of registering the transfer of limited liability company interests. Notwithstanding any provision of this Agreement to the contrary, a Transfer of Shares requires delivery of an endorsed Share Certificate.

Free Transferability. Except as limited by the Basic Documents (for so long as the Loan is outstanding and subject to Section 21), to the fullest extent permitted by the Act, any Member may, at any time or from time to time, without the consent of any other Person, Transfer, pledge or encumber any or all of its Shares. Subject to the restrictions of the Basic Documents (for so long as the Loan is outstanding and subject to Sections 21 and 23), the Transferee of any Shares shall be admitted to the Company as a substitute member of the Company on the effective date of such Transfer upon (i) such Transferee’s written acceptance of the terms and provisions of this Agreement and its written assumption of the obligations hereunder of the Transferor of such Shares, which shall be evidenced by such Transferee’s execution and delivery to the Company of an Application for Transfer of Shares on the reverse side of the Share Certificate representing the Shares being transferred, and (ii) the recording of such Transferee’s name as a substitute member on the books and records of the Company; provided, however, that if the Member Transfers all of its Shares pursuant to this Agreement, such admission shall be deemed

Exhibit B

Mezzanine Loan Agreement

(Second Mezzanine)

effective immediately prior to the Transfer, and immediately following such admission the transferor Member shall cease to be a member of the Company. Any Transfer of any Shares in accordance with the provisions of this Agreement shall be effective upon registration of such Transfer in the books and records of the Company.

Exhibit B

Mezzanine Loan Agreement

(Second Mezzanine)

SCHEDULE I

Amortization Schedule

(see attached)

Schedule I

Mezzanine Loan Agreement

(Second Mezzanine)

Month of Payment Date	Year	Principal
May	2012	$53,207.85
June	2012	$26,348.30
July	2012	$53,953.69
August	2012	$27,126.23
September	2012	$27,389.01
October	2012	$54,970.59
November	2012	$28,186.87
December	2012	$55,750.19
January	2013	$29,000.01
February	2013	$29,280.95
March	2013	$111,328.47
April	2013	$30,643.10
May	2013	$58,150.21
June	2013	$31,503.29
July	2013	$58,990.71
August	2013	$32,379.95
September	2013	$32,693.63
October	2013	$60,153.82
November	2013	$33,593.09
December	2013	$61,032.69
January	2014	$34,509.78
February	2014	$34,844.09
March	2014	$116,401.92
April	2014	$36,309.28
May	2014	$63,686.73
June	2014	$37,278.00
July	2014	$64,633.28
August	2014	$38,265.26
September	2014	$38,635.96
October	2014	$65,960.17
November	2014	$39,649.23
December	2014	$66,950.25
January	2015	$40,681.91
February	2015	$41,076.02
March	2015	$122,085.29
April	2015	$42,656.65
May	2015	$69,888.85
June	2015	$43,746.93
July	2015	$70,954.18
August	2015	$44,858.10
September	2015	$45,292.66
October	2015	$72,464.54
November	2015	$46,433.43
December	2015	$73,579.21

Schedule I

Mezzanine Loan Agreement

(Second Mezzanine)

January	2016	$47,596.05
February	2016	$48,057.14
March	2016	$101,808.83
April	2016	$49,508.97
May	2016	$76,584.37
June	2016	$50,730.50
July	2016	$77,777.95
August	2016	$51,975.42
September	2016	$52,478.93
October	2016	$79,486.37
November	2016	$53,757.35
December	2016	$80,735.53
January	2017	$55,060.25
February	2017	$55,593.64
March	2017	$135,325.01
April	2017	$84,336,999.32

Schedule I

Mezzanine Loan Agreement

(Second Mezzanine)

SCHEDULE II

Litigation; Condemnation; Work Stoppages

1. Litigation

None.

2. Condemnation

Store Number	Address	Condemnation
3458	8280 Valley Boulevard Blowing Rock, NC 28605	Right of way easement and ongoing litigation to release right of way area to the State.
8705	1101 Seminole Trail Charlottesville, VA 22901	Notice of right of way taking and construction easement received.

3. Work Stoppages

None.

Schedule II

Mezzanine Loan Agreement

(Second Mezzanine)

SCHEDULE III

Allocated Loan Amounts and Combined Allocated Loan Amounts

Unit #	Property Name	Allocated Junior Mezzanine Loan Amount	Combined Loan Amount
311	OSI Restaurant Portfolio-Outback Steakhouse	$343,632	$1,961,372
312	OSI Restaurant Portfolio-Outback Steakhouse	$308,595	$1,761,389
314	OSI Restaurant Portfolio-Outback Steakhouse	$330,157	$1,884,456
316	OSI Restaurant Portfolio-Outback Steakhouse	$316,681	$1,807,539
317	OSI Restaurant Portfolio-Outback Steakhouse	$307,248	$1,753,698
323	OSI Restaurant Portfolio-Outback Steakhouse	$361,151	$2,061,364
325	OSI Restaurant Portfolio-Outback Steakhouse	$309,943	$1,769,081
326	OSI Restaurant Portfolio-Outback Steakhouse	$308,595	$1,761,389
453	OSI Restaurant Portfolio-Outback Steakhouse	$295,120	$1,684,473
455	OSI Restaurant Portfolio-Outback Steakhouse	$249,302	$1,422,957
601	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$256,040	$1,461,415
602	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$249,302	$1,422,957
605	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$245,259	$1,399,882
606	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$273,558	$1,561,406
611	OSI Restaurant Portfolio-Outback Steakhouse	$296,467	$1,692,165
612	OSI Restaurant Portfolio-Outback Steakhouse	$234,479	$1,338,348
613	OSI Restaurant Portfolio-Outback Steakhouse	$243,912	$1,392,190
614	OSI Restaurant Portfolio-Outback Steakhouse	$316,681	$1,807,539
615	OSI Restaurant Portfolio-Outback Steakhouse	$281,644	$1,607,556
616	OSI Restaurant Portfolio-Outback Steakhouse	$273,558	$1,561,406
617	OSI Restaurant Portfolio-Outback Steakhouse	$312,638	$1,784,464
619	OSI Restaurant Portfolio-Outback Steakhouse	$243,912	$1,392,190
628	OSI Restaurant Portfolio-Outback Steakhouse	$221,003	$1,261,432
1001	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$471,652	$2,692,080
1002	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$592,934	$3,384,329
1006	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$242,564	$1,384,498
1008	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$431,225	$2,461,330
1022	OSI Restaurant Portfolio-Outback Steakhouse	$363,846	$2,076,747
1023	OSI Restaurant Portfolio-Outback Steakhouse	$390,798	$2,230,580
1024	OSI Restaurant Portfolio-Outback Steakhouse	$458,177	$2,615,163
1025	OSI Restaurant Portfolio-Outback Steakhouse	$350,370	$1,999,831
1026	OSI Restaurant Portfolio-Outback Steakhouse	$458,177	$2,615,163
1027	OSI Restaurant Portfolio-Outback Steakhouse	$552,507	$3,153,579
1028	OSI Restaurant Portfolio-Outback Steakhouse	$350,370	$1,999,831
1029	OSI Restaurant Portfolio-Outback Steakhouse	$512,080	$2,922,830
1030	OSI Restaurant Portfolio-Outback Steakhouse	$390,798	$2,230,580
1031	OSI Restaurant Portfolio-Outback Steakhouse	$323,419	$1,845,998
1033	OSI Restaurant Portfolio-Outback Steakhouse	$390,798	$2,230,580
1034	OSI Restaurant Portfolio-Outback Steakhouse	$377,322	$2,153,664
1035	OSI Restaurant Portfolio-Outback Steakhouse	$512,080	$2,922,830
1036	OSI Restaurant Portfolio-Outback Steakhouse	$363,846	$2,076,747

Schedule III

Mezzanine Loan Agreement

(Second Mezzanine)

1060	OSI Restaurant Portfolio-Outback Steakhouse	$350,370	$1,999,831
1061	OSI Restaurant Portfolio-Outback Steakhouse	$404,273	$2,307,497
1063	OSI Restaurant Portfolio-Outback Steakhouse	$309,943	$1,769,081
1101	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$433,920	$2,476,714
1102	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$382,712	$2,184,431
1108	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$382,712	$2,184,431
1116	OSI Restaurant Portfolio-Outback Steakhouse	$378,669	$2,161,356
1119	OSI Restaurant Portfolio-Outback Steakhouse	$353,066	$2,015,214
1120	OSI Restaurant Portfolio-Outback Steakhouse	$308,595	$1,761,389
1121	OSI Restaurant Portfolio-Outback Steakhouse	$320,724	$1,830,614
1122	OSI Restaurant Portfolio-Outback Steakhouse	$377,322	$2,153,664
1123	OSI Restaurant Portfolio-Outback Steakhouse	$313,986	$1,792,156
1124	OSI Restaurant Portfolio-Outback Steakhouse	$289,729	$1,653,706
1125	OSI Restaurant Portfolio-Outback Steakhouse	$235,826	$1,346,040
1133	OSI Restaurant Portfolio-Outback Steakhouse	$313,986	$1,792,156
1134	OSI Restaurant Portfolio-Outback Steakhouse	$289,729	$1,653,706
1135	OSI Restaurant Portfolio-Outback Steakhouse	$284,339	$1,622,940
1137	OSI Restaurant Portfolio-Outback Steakhouse	$350,370	$1,999,831
1201	OSI Restaurant Portfolio-Bonefish Grill	$316,681	$1,807,539
1264	OSI Restaurant Portfolio-Outback Steakhouse	$323,419	$1,845,998
1410	OSI Restaurant Portfolio-Outback Steakhouse	$282,991	$1,615,248
1411	OSI Restaurant Portfolio-Outback Steakhouse	$269,516	$1,538,331
1412	OSI Restaurant Portfolio-Outback Steakhouse	$296,467	$1,692,165
1414	OSI Restaurant Portfolio-Outback Steakhouse	$336,895	$1,922,914
1416	OSI Restaurant Portfolio-Outback Steakhouse	$350,370	$1,999,831
1418	OSI Restaurant Portfolio-Outback Steakhouse	$282,991	$1,615,248
1419	OSI Restaurant Portfolio-Outback Steakhouse	$309,943	$1,769,081
1424	OSI Restaurant Portfolio-Outback Steakhouse	$270,863	$1,546,023
1450	OSI Restaurant Portfolio-Outback Steakhouse	$235,826	$1,346,040
1452	OSI Restaurant Portfolio-Outback Steakhouse	$235,826	$1,346,040
1453	OSI Restaurant Portfolio-Outback Steakhouse	$242,564	$1,384,498
1516	OSI Restaurant Portfolio-Outback Steakhouse	$331,504	$1,892,148
1518	OSI Restaurant Portfolio-Outback Steakhouse	$303,205	$1,730,623
1519	OSI Restaurant Portfolio-Outback Steakhouse	$346,328	$1,976,756
1520	OSI Restaurant Portfolio-Outback Steakhouse	$350,370	$1,999,831
1521	OSI Restaurant Portfolio-Outback Steakhouse	$235,826	$1,346,040
1522	OSI Restaurant Portfolio-Outback Steakhouse	$249,302	$1,422,957
1550	OSI Restaurant Portfolio-Outback Steakhouse	$384,060	$2,192,122
1611	OSI Restaurant Portfolio-Outback Steakhouse	$235,826	$1,346,040
1614	OSI Restaurant Portfolio-Outback Steakhouse	$226,393	$1,292,198
1715	OSI Restaurant Portfolio-Outback Steakhouse	$331,504	$1,892,148
1716	OSI Restaurant Portfolio-Outback Steakhouse	$246,607	$1,407,573
1813	OSI Restaurant Portfolio-Outback Steakhouse	$353,739	$2,019,060
1851	OSI Restaurant Portfolio-Outback Steakhouse	$316,681	$1,807,539
1901	OSI Restaurant Portfolio-Outback Steakhouse	$340,937	$1,945,989
1912	OSI Restaurant Portfolio-Outback Steakhouse	$371,932	$2,122,897
1914	OSI Restaurant Portfolio-Outback Steakhouse	$324,766	$1,853,689
1921	OSI Restaurant Portfolio-Outback Steakhouse	$369,236	$2,107,514
1941	OSI Restaurant Portfolio-Outback Steakhouse	$390,798	$2,230,580
1951	OSI Restaurant Portfolio-Outback Steakhouse	$396,188	$2,261,347

Schedule III

Mezzanine Loan Agreement

(Second Mezzanine)

1961	OSI Restaurant Portfolio-Outback Steakhouse	$413,707	$2,361,339
1971	OSI Restaurant Portfolio-Outback Steakhouse	$394,840	$2,253,655
2001	OSI Restaurant Portfolio-Fleming’s Prime Steakhouse and Wine Bar	$687,265	$3,922,745
2014	OSI Restaurant Portfolio-Outback Steakhouse	$350,370	$1,999,831
2015	OSI Restaurant Portfolio-Outback Steakhouse	$309,943	$1,769,081
2017	OSI Restaurant Portfolio-Outback Steakhouse	$390,798	$2,230,580
2134	OSI Restaurant Portfolio-Outback Steakhouse	$350,370	$1,999,831
2139	OSI Restaurant Portfolio-Outback Steakhouse	$525,556	$2,999,746
2315	OSI Restaurant Portfolio-Outback Steakhouse	$269,516	$1,538,331
2319	OSI Restaurant Portfolio-Outback Steakhouse	$272,211	$1,553,715
2320	OSI Restaurant Portfolio-Outback Steakhouse	$305,900	$1,746,006
2321	OSI Restaurant Portfolio-Outback Steakhouse	$316,681	$1,807,539
2325	OSI Restaurant Portfolio-Outback Steakhouse	$278,949	$1,592,173
2326	OSI Restaurant Portfolio-Outback Steakhouse	$308,595	$1,761,389
2411	OSI Restaurant Portfolio-Outback Steakhouse	$296,467	$1,692,165
2415	OSI Restaurant Portfolio-Outback Steakhouse	$276,254	$1,576,790
2420	OSI Restaurant Portfolio-Outback Steakhouse	$229,088	$1,307,582
2619	OSI Restaurant Portfolio-Outback Steakhouse	$278,949	$1,592,173
3002	OSI Restaurant Portfolio-Roy’s Restaurant	$485,128	$2,768,996
3101	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$313,312	$1,788,310
3102	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$316,681	$1,807,539
3110	OSI Restaurant Portfolio-Outback Steakhouse	$326,788	$1,865,227
3114	OSI Restaurant Portfolio-Outback Steakhouse	$486,476	$2,776,688
3116	OSI Restaurant Portfolio-Outback Steakhouse	$296,467	$1,692,165
3117	OSI Restaurant Portfolio-Outback Steakhouse	$287,034	$1,638,323
3120	OSI Restaurant Portfolio-Outback Steakhouse	$287,034	$1,638,323
3122	OSI Restaurant Portfolio-Outback Steakhouse	$326,788	$1,865,227
3211	OSI Restaurant Portfolio-Outback Steakhouse	$273,558	$1,561,406
3212	OSI Restaurant Portfolio-Outback Steakhouse	$340,937	$1,945,989
3213	OSI Restaurant Portfolio-Outback Steakhouse	$355,761	$2,030,597
3214	OSI Restaurant Portfolio-Outback Steakhouse	$388,103	$2,215,197
3215	OSI Restaurant Portfolio-Outback Steakhouse	$204,832	$1,169,132
3217	OSI Restaurant Portfolio-Outback Steakhouse	$340,937	$1,945,989
3220	OSI Restaurant Portfolio-Outback Steakhouse	$745,211	$4,253,486
3357	OSI Restaurant Portfolio-Outback Steakhouse	$309,943	$1,769,081
3402	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$316,681	$1,807,539
3403	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$304,553	$1,738,314
3420	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$274,906	$1,569,098
3444	OSI Restaurant Portfolio-Outback Steakhouse	$381,365	$2,176,739
3446	OSI Restaurant Portfolio-Outback Steakhouse	$402,926	$2,299,805
3447	OSI Restaurant Portfolio-Outback Steakhouse	$398,883	$2,276,730
3448	OSI Restaurant Portfolio-Outback Steakhouse	$389,450	$2,222,889
3450	OSI Restaurant Portfolio-Outback Steakhouse	$276,254	$1,576,790
3451	OSI Restaurant Portfolio-Outback Steakhouse	$353,066	$2,015,214
3452	OSI Restaurant Portfolio-Outback Steakhouse	$382,712	$2,184,431
3453	OSI Restaurant Portfolio-Outback Steakhouse	$363,846	$2,076,747
3454	OSI Restaurant Portfolio-Outback Steakhouse	$334,199	$1,907,531
3455	OSI Restaurant Portfolio-Outback Steakhouse	$315,333	$1,799,848
3458	OSI Restaurant Portfolio-Outback Steakhouse	$238,521	$1,361,423
3460	OSI Restaurant Portfolio-Outback Steakhouse	$327,462	$1,869,073

Schedule III

Mezzanine Loan Agreement

(Second Mezzanine)

3461	OSI Restaurant Portfolio-Outback Steakhouse	$305,900	$1,746,006
3462	OSI Restaurant Portfolio-Outback Steakhouse	$262,778	$1,499,873
3463	OSI Restaurant Portfolio-Outback Steakhouse	$362,499	$2,069,056
3464	OSI Restaurant Portfolio-Outback Steakhouse	$335,547	$1,915,223
3621	OSI Restaurant Portfolio-Outback Steakhouse	$269,516	$1,538,331
3633	OSI Restaurant Portfolio-Outback Steakhouse	$373,279	$2,130,589
3635	OSI Restaurant Portfolio-Outback Steakhouse	$366,541	$2,092,131
3636	OSI Restaurant Portfolio-Outback Steakhouse	$272,211	$1,553,715
3640	OSI Restaurant Portfolio-Outback Steakhouse	$361,151	$2,061,364
3658	OSI Restaurant Portfolio-Outback Steakhouse	$286,360	$1,634,477
3662	OSI Restaurant Portfolio-Outback Steakhouse	$266,147	$1,519,102
3663	OSI Restaurant Portfolio-Outback Steakhouse	$340,264	$1,942,143
3713	OSI Restaurant Portfolio-Outback Steakhouse	$388,103	$2,215,197
3715	OSI Restaurant Portfolio-Outback Steakhouse	$353,066	$2,015,214
3716	OSI Restaurant Portfolio-Outback Steakhouse	$256,040	$1,461,415
3915	OSI Restaurant Portfolio-Outback Steakhouse	$303,205	$1,730,623
3917	OSI Restaurant Portfolio-Outback Steakhouse	$332,852	$1,899,839
3951	OSI Restaurant Portfolio-Outback Steakhouse	$336,895	$1,922,914
3952	OSI Restaurant Portfolio-Outback Steakhouse	$195,399	$1,115,290
4117	OSI Restaurant Portfolio-Outback Steakhouse	$377,322	$2,153,664
4118	OSI Restaurant Portfolio-Outback Steakhouse	$363,846	$2,076,747
4119	OSI Restaurant Portfolio-Outback Steakhouse	$382,712	$2,184,431
4120	OSI Restaurant Portfolio-Outback Steakhouse	$401,578	$2,292,114
4121	OSI Restaurant Portfolio-Outback Steakhouse	$235,826	$1,346,040
4122	OSI Restaurant Portfolio-Outback Steakhouse	$287,034	$1,638,323
4123	OSI Restaurant Portfolio-Outback Steakhouse	$392,145	$2,238,272
4124	OSI Restaurant Portfolio-Outback Steakhouse	$350,370	$1,999,831
4127	OSI Restaurant Portfolio-Outback Steakhouse	$366,541	$2,092,131
4210	OSI Restaurant Portfolio-Outback Steakhouse	$261,430	$1,492,181
4314	OSI Restaurant Portfolio-Outback Steakhouse	$402,926	$2,299,805
4318	OSI Restaurant Portfolio-Outback Steakhouse	$304,553	$1,738,314
4319	OSI Restaurant Portfolio-Outback Steakhouse	$375,974	$2,145,972
4320	OSI Restaurant Portfolio-Outback Steakhouse	$389,450	$2,222,889
4324	OSI Restaurant Portfolio-Outback Steakhouse	$253,345	$1,446,031
4350	OSI Restaurant Portfolio-Outback Steakhouse	$355,761	$2,030,597
4401	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$533,641	$3,045,896
4403	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$301,858	$1,722,931
4404	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$456,829	$2,607,472
4405	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$365,194	$2,084,439
4406	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$402,926	$2,299,805
4407	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$512,080	$2,922,830
4416	OSI Restaurant Portfolio-Outback Steakhouse	$323,419	$1,845,998
4417	OSI Restaurant Portfolio-Outback Steakhouse	$242,564	$1,384,498
4418	OSI Restaurant Portfolio-Outback Steakhouse	$256,040	$1,461,415
4422	OSI Restaurant Portfolio-Outback Steakhouse	$301,858	$1,722,931
4423	OSI Restaurant Portfolio-Outback Steakhouse	$309,943	$1,769,081
4424	OSI Restaurant Portfolio-Outback Steakhouse	$269,516	$1,538,331
4426	OSI Restaurant Portfolio-Outback Steakhouse	$242,564	$1,384,498
4429	OSI Restaurant Portfolio-Outback Steakhouse	$354,413	$2,022,906
4454	OSI Restaurant Portfolio-Outback Steakhouse	$268,168	$1,530,640

Schedule III

Mezzanine Loan Agreement

(Second Mezzanine)

4455	OSI Restaurant Portfolio-Outback Steakhouse	$284,339	$1,622,940
4456	OSI Restaurant Portfolio-Outback Steakhouse	$216,960	$1,238,357
4457	OSI Restaurant Portfolio-Outback Steakhouse	$305,900	$1,746,006
4458	OSI Restaurant Portfolio-Outback Steakhouse	$289,729	$1,653,706
4459	OSI Restaurant Portfolio-Outback Steakhouse	$324,766	$1,853,689
4461	OSI Restaurant Portfolio-Outback Steakhouse	$319,376	$1,822,923
4462	OSI Restaurant Portfolio-Outback Steakhouse	$512,080	$2,922,830
4463	OSI Restaurant Portfolio-Outback Steakhouse	$415,054	$2,369,030
4464	OSI Restaurant Portfolio-Outback Steakhouse	$390,798	$2,230,580
4466	OSI Restaurant Portfolio-Outback Steakhouse	$350,370	$1,999,831
4467	OSI Restaurant Portfolio-Outback Steakhouse	$297,815	$1,699,856
4468	OSI Restaurant Portfolio-Outback Steakhouse	$265,473	$1,515,256
4469	OSI Restaurant Portfolio-Outback Steakhouse	$274,906	$1,569,098
4470	OSI Restaurant Portfolio-Outback Steakhouse	$350,370	$1,999,831
4473	OSI Restaurant Portfolio-Outback Steakhouse	$295,120	$1,684,473
4474	OSI Restaurant Portfolio-Outback Steakhouse	$261,430	$1,492,181
4475	OSI Restaurant Portfolio-Outback Steakhouse	$253,345	$1,446,031
4476	OSI Restaurant Portfolio-Outback Steakhouse	$289,729	$1,653,706
4478	OSI Restaurant Portfolio-Outback Steakhouse	$274,906	$1,569,098
4510	OSI Restaurant Portfolio-Outback Steakhouse	$323,419	$1,845,998
4511	OSI Restaurant Portfolio-Outback Steakhouse	$309,943	$1,769,081
4716	OSI Restaurant Portfolio-Outback Steakhouse	$498,604	$2,845,913
4724	OSI Restaurant Portfolio-Outback Steakhouse	$350,370	$1,999,831
4728	OSI Restaurant Portfolio-Outback Steakhouse	$336,895	$1,922,914
4756	OSI Restaurant Portfolio-Outback Steakhouse	$377,322	$2,153,664
4758	OSI Restaurant Portfolio-Outback Steakhouse	$374,627	$2,138,281
4762	OSI Restaurant Portfolio-Outback Steakhouse	$269,516	$1,538,331
4801	OSI Restaurant Portfolio-Cheeseburger In Paradise	$322,071	$1,838,306
4810	OSI Restaurant Portfolio-Outback Steakhouse	$278,949	$1,592,173
4813	OSI Restaurant Portfolio-Outback Steakhouse	$282,991	$1,615,248
4910	OSI Restaurant Portfolio-Outback Steakhouse	$269,516	$1,538,331
4961	OSI Restaurant Portfolio-Outback Steakhouse	$249,302	$1,422,957
5010	OSI Restaurant Portfolio-Outback Steakhouse	$309,943	$1,769,081
5113	OSI Restaurant Portfolio-Outback Steakhouse	$322,071	$1,838,306
5301	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$330,157	$1,884,456
5302	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$303,205	$1,730,623
5303	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$309,943	$1,769,081
5501	OSI Restaurant Portfolio-Cheeseburger In Paradise	$374,627	$2,138,281
5502	OSI Restaurant Portfolio-Cheeseburger In Paradise	$381,365	$2,176,739
5505	OSI Restaurant Portfolio-Cheeseburger In Paradise	$265,473	$1,515,256
5506	OSI Restaurant Portfolio-Cheeseburger In Paradise	$339,590	$1,938,298
6006	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$350,370	$1,999,831
6007	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$363,846	$2,076,747
6013	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$309,943	$1,769,081
6015	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$458,177	$2,615,163
6020	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$539,031	$3,076,663
6021	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$417,749	$2,384,414
6029	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$350,370	$1,999,831
6035	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$309,943	$1,769,081
6048	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$363,846	$2,076,747

Schedule III

Mezzanine Loan Agreement

(Second Mezzanine)

6052	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$336,895	$1,922,914
6116	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$254,692	$1,453,723
6302	OSI Restaurant Portfolio-Cheeseburger In Paradise	$229,088	$1,307,582
6402	OSI Restaurant Portfolio-Roy’s Restaurant	$303,205	$1,730,623
6502	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$382,712	$2,184,431
6903	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$276,254	$1,576,790
7101	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$525,556	$2,999,746
8001	OSI Restaurant Portfolio-Lee Roy Selmon’s	$727,692	$4,153,495
8002	OSI Restaurant Portfolio-Lee Roy Selmon’s	$377,322	$2,153,664
8109	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$276,254	$1,576,790
8302	OSI Restaurant Portfolio-Sterling’s Bistro	$80,855	$461,499
8609	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$596,977	$3,407,404
8705	OSI Restaurant Portfolio-Cheeseburger In Paradise	$282,991	$1,615,248
8908	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$309,943	$1,769,081
9301	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$406,969	$2,322,880
9407	OSI Restaurant Portfolio-Bonefish Grill	$258,735	$1,476,798
9410	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$401,578	$2,292,114
9414	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$278,949	$1,592,173
9704	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$336,895	$1,922,914
9802	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$278,949	$1,592,173

Schedule III

Mezzanine Loan Agreement

(Second Mezzanine)

SCHEDULE IV

Specified Tenant Competitors

1	DineEquity Inc.

2	Brinker International Inc.

3	Darden Restaurants Inc.

4	Denny’s Corp

5	Cracker Barrel Old Country Store Inc.

6	T.G.I. Friday’s Casual Dining Carlson Restaurants Worldwide Inc.

7	Buffalo Wild Wings Inc.

8	Golden Corral Buffet Investors Management Corp.

9	The Cheesecake Factory Inc.

10	Ruby Tuesday Inc.

11	Texas Roadhouse Inc.

12	Red Robin Gourmet Burgers Inc

13	Bob Evans Farms Inc.

14	P.F. Chang’s China Bistro Inc.

15	Hooters Casual Dining Chanticleer Holdings Inc.

16	Steak & Shake

17	Western Sizzlin’

18	California Pizza Kitchen Inc.

19	Romano’s Macaroni Grill Casual Dining Golden Gate Capital

20	Logan’s Roadhouse Casual Dining Kelso & Co./LRI Holdings

21	O’Charley’s Inc.

22	BJ’s Restaurants Inc.

23	Landry’s Inc.

24	Apple American Group - Applebees

25	B.J.’s Restaurants, Inc.

26	Pappas Restaurant Group

27	Hooters of America, Inc.

28	Lettuce Entertain You Enterprises

29	Ruth’s Hospitality

30	Bravo Brio Restaurant Group

31	Sullivan’s Steakhouse

32	Del Frisco’s Steakhouse

33	Lone Star Steakhouse

34	Texas Land & Cattle Steakhouse

35	Smokey Bones Bar & Fire Grill

36	Bar Louie

Schedule IV

Mezzanine Loan Agreement

(Second Mezzanine)